UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒       Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
NORTHWEST NATURAL HOLDING COMPANY
(Name of registrant as specified in its charter)
(Name of person(s) filing proxy statement, if other than the registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

250 SW TAYLOR STREET

PORTLAND, OR 97204

April 10, 2025

To the Shareholders of Northwest Natural Holding Company:

We cordially invite you to attend the 2025 Annual Meeting of Shareholders of Northwest Natural Holding Company, which will be held on Thursday, May 22, 2025, commencing at 2:00 p.m. Pacific Daylight Time, conducted via live webcast at www.virtualshareholdermeeting.com/NWN2025. We have found that this format allows shareholders to participate regardless of where they are located, and affords our shareholders the same rights and access as if the meeting were held in person, including the ability to vote shares and submit questions electronically during the meeting.

At the meeting you will be asked to consider and vote upon four proposals: (1) the election of four Class II directors for terms of three years and one Class I director for a term of two years; (2) the reapproval and amendment of NW Holdings’ Long Term Incentive Plan; (3) an advisory vote to approve named executive officer compensation; and (4) the ratification of the appointment of PricewaterhouseCoopers LLP as NW Holdings’ independent registered public accountants for the fiscal year 2025. Your Board of Directors unanimously recommends that you vote FOR each of Proposals 1, 2, 3 and 4. In connection with the meeting, we enclose a notice of the meeting, a Proxy Statement, and a proxy card. You are entitled to participate in the Annual Meeting if you were a holder of record of NW Holdings common stock at the close of business on April 3, 2025, the record date set for the meeting. Please see page 2 for further instructions on attending the Annual Meeting.

Detailed information relating to NW Holdings’ business activities and operating performance is contained in our 2024 Annual Report, which is also enclosed. We also invite you to review NW Holdings’ annual Community and Sustainability report found at https://ir.nwnaturalholdings.com/Sustainability, which highlights all of the important work NW Holdings has accomplished in these areas.

It is important that your shares are represented and voted at the meeting. Whether or not you plan to attend, please vote your shares in one of three ways: via internet, telephone or mail. Instructions regarding internet and telephone voting are included on the proxy card or Voting Instruction Form. If you elect to vote by mail, please sign, date and return the proxy card or Voting Instruction Form in the enclosed postage-paid envelope. Your proxy may be revoked at any time before it is exercised in the manner set forth in the Proxy Statement.

Sincerely,

Malia H. Wasson	Justin B. Palfreyman
Chair of the Board	President and Chief Executive Officer

NORTHWEST NATURAL HOLDING COMPANY

250 SW TAYLOR STREET

PORTLAND, OREGON 97204

(503) 226-4211

NOTICE OF 2025 ANNUAL MEETING OF SHAREHOLDERS

Portland, Oregon, April 10, 2025

To our Shareholders:

The 2025 Annual Meeting of Shareholders of Northwest Natural Holding Company (NW Holdings or the Company) will be held on Thursday, May 22, 2025 at 2:00 p.m. Pacific Daylight Time, in a virtual meeting format only, conducted via live webcast at www.virtualshareholdermeeting.com/NWN2025 for the following purposes:

1.	to elect four Class II directors for terms of three years and one Class I director for a term of two years;
2.	to reapprove and amend NW Holdings’ Long Term Incentive Plan;
3.	to conduct an advisory vote to approve the named executive officers’ compensation;
4.	to ratify the appointment of PricewaterhouseCoopers LLP as NW Holdings’ independent registered public accountants for the fiscal year 2025; and
5.	to transact such other business as may properly come before the meeting or any adjournment thereof.

We are holding the Annual Meeting in an electronic meeting format to allow shareholders to participate regardless of their location. This format will allow you to vote your shares and submit questions electronically during the meeting in accordance with the rules of conduct for the meeting.

If you were a holder of record of NW Holdings common stock at the close of business on April 3, 2025, the record date set for the Annual Meeting, you will be entitled to vote upon all matters properly submitted to shareholder vote at the meeting.

Our Board of Directors is soliciting the proxies of all holders of NW Holdings common stock who may be unable to attend the meeting or who desire to vote by proxy before the meeting. These proxies also will instruct the fiduciary under NW Holdings’ Dividend Reinvestment and Direct Stock Purchase Plan to vote any shares held for shareholders’ benefit thereunder, as indicated on the proxies. In addition, the trustee of Northwest Natural Gas Company’s (NW Natural) Retirement K Savings Plan (401(k) Plan) will vote any shares of NW Holdings common stock that are allocated to participants’ 401(k) Plan accounts as directed by the participants. To the extent participants do not provide voting directions, the trustee will vote the undirected shares in the same proportion as the 401(k) Plan shares for which voting directions are received. A proxy and a stamped return envelope are enclosed for your use. No postage is needed if mailed in the United States. Instructions regarding internet and telephone voting also are included on the enclosed proxy card or Voting Instruction Form.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY

MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON

MAY 22, 2025

This Proxy Statement and our 2024 Annual Report are available at www.nwnaturalholdings.com.

Your vote is very important to us. We urge you to vote by promptly marking, signing, dating, and returning the enclosed proxy card or Voting Instruction Form, or by granting a proxy by the internet or telephone in accordance with the instructions on the enclosed proxy card or Voting Instruction Form, as soon as possible. Your prompt vote will save us the additional expense of further requests to ensure the presence of a quorum. You may vote electronically at the virtual meeting whether or not you previously have returned your proxy.

By Order of the Board of Directors,

Megan H. Berge
Deputy General Counsel and Corporate Secretary

PROXY STATEMENT

OF

NORTHWEST NATURAL HOLDING COMPANY

April 10, 2025

INFORMATION REGARDING

2025 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 22, 2025

Proxy Statement

The Board of Directors of Northwest Natural Holding Company (NW Holdings or the Company) is soliciting the proxies of all holders of NW Holdings common stock who may be unable to attend or who desire to vote by proxy prior to the Annual Meeting of Shareholders to be held on Thursday, May 22, 2025, at 2:00 p.m. Pacific Daylight Time, in a virtual meeting format only, conducted via live webcast at www.virtualshareholdermeeting.com/NWN2025. We are holding the Annual Meeting in an electronic meeting format to allow all shareholders to participate regardless of their location. This format will allow you to vote your shares and submit questions electronically during the meeting in accordance with the rules of conduct for the meeting. The close of business on April 3, 2025 is the record date for the determination of shareholders entitled to notice of and to vote at the meeting. We request that you sign and return the enclosed proxy card or Voting Instruction Form promptly. Alternatively, you may grant your proxy by the internet or telephone.

NW Holdings’ Annual Report for the fiscal year ended December 31, 2024, including audited financial statements (the Annual Report), is being sent to all shareholders, together with this Proxy Statement and the accompanying proxy card or Voting Instruction Form, commencing April 10, 2025.

HOW TO VOTE BY PROXY AND REVOKE YOUR PROXY

Voting by Proxy

You may vote your shares either electronically during the meeting or by duly authorized proxy. You may use the proxy card or Voting Instruction Form accompanying this Proxy Statement if you are unable to attend the meeting or you wish to have your shares voted by proxy, even if you do attend the meeting. If you are a registered shareholder, you may vote by internet, telephone, or mail, or you may vote your shares electronically during the meeting. To vote:

By internet (do not return your proxy card)

•

Go to www.proxyvote.com. Internet voting is available 24 hours a day, 7 days a week, until 11:59 p.m. Eastern Daylight Time on May 21, 2025 or, for participants in the 401(k) Plan, until 11:59 p.m. Eastern Daylight Time on May 19, 2025.

•	Have your proxy card available.
•	Follow the simple instructions. You will be prompted to enter your 16-digit Control Number located on your proxy card.

By telephone (do not return your proxy card)

•

On a touch-tone telephone, call the toll-free number indicated on your proxy card. Telephone voting is available 24 hours a day, 7 days a week, until 11:59 p.m. Eastern Daylight Time on May 21, 2025 or, for participants in the 401(k) Plan, until 11:59 p.m. Eastern Daylight Time on May 19, 2025.

•	Have your proxy card available when you call.
•	Follow the simple recorded instructions. You will be prompted to enter your 16-digit Control Number located on your proxy card.

By mail

•

Mark your choice on your proxy card. If you properly execute your proxy card but do not specify your choice, your shares will be voted “FOR” Proposals 1, 2, 3 and 4 as recommended by NW Holdings’ Board of Directors.

•	Date and sign your proxy card.
•

Mail your proxy card in the enclosed postage-paid envelope. If your envelope is misplaced, send your proxy card to Northwest Natural Holding Company, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717.

Revoking Your Proxy

You may revoke your proxy at any time before the proxy is exercised by: (1) delivering a written notice of revocation; (2) filing with the Corporate Secretary a subsequently dated, properly executed proxy; (3) voting after the date of the proxy by the internet or telephone; or (4) attending the meeting and voting electronically during the meeting. Your attendance at the meeting, by itself, will not constitute a revocation of a proxy. You should address any written notices of proxy revocation to: Northwest Natural Holding Company, 250 SW Taylor Street, Portland, OR 97204, Attention: Corporate Secretary.

Shares Held by Bank or Broker

If your shares are held in nominee or street name by a bank or broker, you should follow the directions on the Voting Instruction Form you receive from your bank or broker as to how to vote, change your vote, or revoke your proxy. Revocation of proxies for shares held through a broker, bank, or other nominee must be made through the appropriate nominee in accordance with its instructions.

Adjournment

If an adjournment of the meeting occurs, it will have no effect on the ability of shareholders of record as of the record date to exercise their voting rights or to revoke any previously delivered proxies.

VOTING YOUR SECURITIES

The 40,308,777 shares of NW Holdings common stock outstanding on April 3, 2025 were held by 3,791 shareholders residing in 50 states, the District of Columbia, and a number of foreign countries.

Each holder of NW Holdings common stock of record at the close of business on April 3, 2025 will be entitled to one vote for each share of NW Holdings common stock so held on all matters properly submitted at the meeting. Such holder will be entitled to cumulative voting for directors; that is, to cast as many votes for one candidate as shall equal the number of shares held of record multiplied by the number of directors to be elected, or to distribute such number of votes among any number of the nominees.

A majority of the shares of NW Holdings common stock outstanding at the close of business on April 3, 2025 must be represented at the meeting, either in attendance at the virtual meeting or by proxy, to constitute a quorum for the transaction of business.

It is important that your shares be represented at the meeting. You are urged, regardless of the number of shares held, to sign and return your proxy. Alternatively, you may grant your proxy by the internet or telephone as described above.

ATTENDING THE ANNUAL MEETING

To allow all shareholders, regardless of location, to participate, NW Holdings is holding the Annual Meeting in a virtual meeting format only, conducted via live webcast. In order to attend and to participate in the virtual meeting, please visit www.virtualshareholdermeeting.com/NWN2025, where you will be prompted to enter the 16-digit control number found on your proxy card or your Voting Instruction Form provided by your broker, bank, or other nominee. If you receive your Annual Meeting materials electronically and wish to attend the virtual meeting, please follow the instructions provided online for attendance. Once you have joined the virtual meeting, you may, just as you would be able to do so in person, vote your shares or submit a question electronically during the meeting by following the instructions available on the meeting website. To permit as many shareholders as possible to participate, only shareholders or their valid proxy holders may participate in the meeting. If you plan on attending the virtual meeting, we encourage you to allow ample time to log in online and recommend that you do so fifteen minutes before the meeting start time to ensure that you are logged in when the meeting begins. If you have difficulty accessing the Annual Meeting through the meeting website, a phone number will be posted on the meeting website to connect you to technical support.

PROPOSAL 1—ELECTION OF DIRECTORS

NW Holdings’ Restated Articles of Incorporation (Restated Articles) provide that the Board of Directors of NW Holdings (Board of Directors or Board) shall be composed of not less than nine nor more than thirteen directors, with the exact number of directors to be determined by the Board. The Board has fixed the number of directors at thirteen.

The Restated Articles also provide that the Board of Directors be divided into three classes and that the number of directors in each class be as nearly equal in number as possible. Members of each class are elected to serve a three-year term with the terms of office of each class ending in successive years. The terms of the Class II directors expire at this year’s Annual Meeting. In addition, the terms of Mary E. Ludford, who was recently appointed as a Class III director, and Justin B. Palfreyman, who was recently appointed as a Class I director, also expire at the Annual Meeting. Directors McDonough, Peverett, Wilhoite and Ludford are nominees for election to the Board as Class II directors to serve until the 2028 Annual Meeting or until their successors have been duly qualified and elected. Mr. Palfreyman is nominated for election to the Board as a Class I director to serve until the 2027 Annual Meeting or until his successor has been duly qualified and elected. Directors McDonough, Peverett, and Wilhoite were each last re-elected to the Board of Directors by the shareholders at the 2022 Annual Meeting. Ms. Ludford was appointed to the Board of Directors effective August 19, 2024 and Mr. Palfreyman was appointed to the Board of Directors effective April 1, 2025. To achieve an equal balance of membership among the three classes of directors, the Board of Directors determined that Ms. Ludford should be nominated for election as a Class II director, with a term expiring at the 2028 Annual Meeting. In case any of the nominees should become unavailable for election for any reason, the persons named in the proxy will have discretionary authority to vote for a substitute. Management knows of no reason why any of the nominees would be unable to serve if elected.

Vote Required

Under Oregon law, if a quorum of shareholders is present at the Annual Meeting, the four nominees for the Class II director positions and the one nominee for the Class I director position who receive the greatest number of votes cast at the meeting shall be elected directors. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but are not counted and have no effect on the results of the vote for directors.

The Corporate Governance Standards adopted by the Board of Directors provide that any nominee for director in an uncontested election who receives a greater number of votes “withheld” than votes “for” is required to tender their resignation for consideration by the Governance Committee. The Governance Committee will then determine whether to recommend acceptance of, and the Board of Directors will decide whether to accept, such resignation.

The Board of Directors recommends the election of the five nominees listed below.

INFORMATION CONCERNING NOMINEES

AND DIRECTORS

Set forth below is information with respect to the nominees and continuing directors, including their recent employment or principal occupation, a summary of their specific experience, qualifications, attributes or skills that led to the conclusion they are qualified to serve as a director, the names of other public companies for which they currently serve as a director or have served as a director within the past five years, the committees on which they currently serve, and their age. Also listed is the year in which each director was elected to the NW Holdings, or NW Natural as the predecessor of NW Holdings, Board of Directors, as applicable.

NOMINEES FOR ELECTION TO BOARD OF DIRECTORS

Class II

(For a term ending in 2028)

Sandra McDonough

Former President and Chief Executive Officer, Oregon Business & Industry, Portland, Oregon

Age: 70

Director since: 2022

Board Committees: Audit, Governance, and Public Affairs and Environmental Policy (Chair)

Since September 2021, Ms. McDonough has been the owner of Quetzal Consulting, a business consulting firm. From 2018 to 2021, Ms. McDonough served as President and CEO of Oregon Business & Industry (OBI), Oregon’s largest statewide general business organization, with members across the state representing a wide variety of industries. Before joining OBI, Ms. McDonough served as President and CEO of the Portland Business Alliance, Greater Portland’s Chamber of Commerce for 14 years. Ms. McDonough previously worked in the energy industry for two decades, including as a Vice President, External Affairs, for PG&E National Energy Group and Vice President, Communications and External Affairs, for PG&E Gas Transmission Northwest, both companies being former operating units of San Francisco-based PG&E Corporation. Earlier, Ms. McDonough worked for PacifiCorp, holding positions in Oregon and Washington, D.C. Ms. McDonough currently serves on the boards of NW Natural and the non-profit New Avenues for Youth. She also serves on the Oregon advisory board for Regence and is a senior fellow of the American Leadership Forum/Oregon. She previously served on the Oregon advisory board for U.S. Bank National Association and the non-profit Oregon Business Academy. She holds two bachelor’s degrees from the University of Oregon.

Ms. McDonough brings to the NW Holdings Board extensive experience in governmental and public affairs through her leadership of OBI and the Portland Business Alliance, allowing her to contribute valuable insights on policy development and governmental relations. In addition, her strong community ties and familiarity with the Oregon business landscape position her to provide oversight on matters related to the local economy, business environments, and the communities served by NW Natural and NW Holdings. Her breadth of experience and leadership, including her two decades of experience in the energy industry, positions her to provide insights to the Board and management on a wide variety of matters, including, but not limited to: utility operations, regulatory matters, change management, decarbonization, sustainability and climate change, and business development and strategy, all of which strengthen the Board’s collective knowledge, capabilities and experience.

Jane L. Peverett

Former President and Chief Executive Officer, British Columbia Transmission Corporation, Vancouver, British Columbia, Canada

Age: 66

Director since: 2007

Board Committees: Audit (Chair), Governance, and Organization and Executive Compensation

From 2005 to January 2009, Ms. Peverett served as President and Chief Executive Officer of British Columbia Transmission Corporation (BCTC), an electric utility in Vancouver, British Columbia. Between 2003 and 2005, she served as Chief Financial Officer of BCTC. Prior to joining BCTC, from 1988 through 2003, Ms. Peverett held various senior positions with Westcoast Energy Ltd., including serving as President and Chief Executive Officer of Union Gas Limited, a Westcoast Energy company, between 2001 and 2003. Ms. Peverett currently serves on the Boards of Directors of NW Natural, Suncor Energy Inc. (Suncor)((NYSE: SU)(TSX: SU), Capital Power Corporation (TSX: CPX), and Canadian Pacific Kansas City (formerly Canadian Pacific Railway Limited)(NYSE: CP)(TSX: CP). She currently serves on the Audit and Finance Committee of Canadian Pacific

Kansas City and on the Audit and Governance Committees of Suncor. Ms. Peverett additionally serves as Chair of the CSA Group (formerly the Canadian Standards Association). Ms. Peverett previously served on the board of directors of Canadian Imperial Bank of Commerce (CIBC) (NYSE: CM)(TSX: CM) from 2009 to 2023. She has also previously served on the boards of Hydro One Inc., AEGIS, Encana Corporation, Postmedia Network Canada Corp., BC Ferry Authority, BC Ferries Services, Inc. (BC Ferries), and the United Way of Lower Mainland, also serving as Chair of BC Ferry Authority, Chair of the Corporate Governance Committee and a member of the Audit Committee at CIBC, and as Chair of the Audit Committee of Encana Corporation. Ms. Peverett earned a Bachelor of Commerce degree from McMaster University and a Master of Business Administration degree from Queen’s University. She is a certified management accountant.

Ms. Peverett’s extensive senior management experience at Union Gas Limited of Chatham, Ontario, a natural gas distribution, storage and transmission company, and BCTC, the entity responsible for managing British Columbia’s publicly-owned electrical transmission system, as well as her board experience at Capital Power Corporation, a North American power producer, Suncor, a global integrated energy company, Canadian Pacific Kansas City and NW Natural, and her prior board experiences at Hydro One Inc., one of North America’s largest electricity delivery companies, AEGIS, Encana Corporation, Postmedia Network Canada Corp., and BC Ferries, position her to provide oversight of and advise management on a wide range of natural gas and energy industry strategic and regulatory matters, including renewable energy, and decarbonization, sustainability and climate change. In addition, Ms. Peverett’s other board experiences, including as Chair of the Audit and Finance Committee of Canadian Pacific Kansas City, member of the Audit and Governance Committees of Suncor, former Chair of the Corporate Governance Committee and Audit Committee of CIBC, former Chair of the Audit Committee of Encana Corporation, and a former Audit Committee member of Postmedia Network Canada Corp., enable her to provide effective oversight of management and insight into a wide variety of corporate governance, risk oversight, change management, and financial matters. Ms. Peverett’s cumulative experience has led the Board to determine that she is an “audit committee financial expert” as defined by the Securities and Exchange Commission (SEC) rules. Ms. Peverett also has extensive knowledge of and training in finance and accounting matters, which strengthen the Board’s collective knowledge, capabilities and experience.

Charles A. Wilhoite

Managing Director, Willamette Management Associates, Inc., Portland, Oregon

Age: 60

Director since: 2018

Board Committees: Audit, Governance (Chair), and Organization and Executive Compensation

Since 1990, Mr. Wilhoite has worked for, and since 1995 has been a Managing Director of, Willamette Management Associates, Inc., a consulting firm in the fields of business valuation, forensic analysis, and transaction financial advisory services, which firm was acquired by Citizens Financial Group in September 2021. Before his tenure at Willamette Management Associates, Inc., he was a Senior Auditor at KPMG. Mr. Wilhoite currently serves as a member of the Board of Trustees of Meyer Memorial Trust, Board Chair of Legacy Health, and serves as a board member of NW Natural, the Jensen Quality Growth Fund (JENSX), Portland Business Alliance, Oregon Business Council, Lease Crutcher Lewis, 4G Clinical, and the National Association of Corporate Directors Northwest Chapter. He also serves as an advisory board member of Metal Toad Media and Black Business Warehouse and has been appointed by former Oregon Governor Kate Brown as a member of a blue-ribbon task force to evaluate state and local debt to the Oregon Public Employees Retirement System (PERS). Mr. Wilhoite has previously served as Commissioner and Chair of the Board of the Portland Development Commission (PDC) and the City Charter Review Commission. He is also a past Chair of the Portland Business Alliance, Oregon Health & Science University, SMART, Urban League of Portland, and Meyer Memorial Trust, past Chair of the Portland Police Bureau Budget Advisory Committee, and immediate past Chair and member of The Nature Conservancy of Oregon, Inc. and the Federal Reserve Bank of San Francisco-Portland Branch. Mr. Wilhoite also previously served on the Boards of PacificSource Health Plans,

U.S. Bank of Oregon, the Oregon State Bar, Jesuit High School Portland, Portland State University Foundation, Oregon Health & Science University Medical Group, the Oregon Housing Stability Council, Oregon Investment Council, and the Federal Reserve Bank of San Francisco-Portland Branch, and served as an Economic Advisory Council Member of the Federal Reserve Bank of San Francisco. Mr. Wilhoite earned a Bachelor of Science degree in accounting and a Bachelor of Science degree in finance, both at Arizona State University. He is a certified public accountant, with accreditations in business valuation and financial forensics. His other accreditations are from various financial governing bodies and include certifications in chartered global management accounting, management accounting, financial management, business valuation and appraisal, and fraud examination.

Mr. Wilhoite brings to the NW Holdings Board extensive experience, as well as financial accreditations, in business valuation, finance, and accounting, developed from over 34 years of experience as a consultant with Willamette Management Associates, his position as a Senior Auditor with KPMG, and current and former service in numerous regional and local economic and business organizations, including the Federal Reserve Bank of San Francisco-Portland Branch, the Portland Business Alliance, the Oregon Business Council, the Oregon Housing Stability Council, the Portland Development Commission, and the Portland Police Bureau Budget Advisory Committee, positioning him to provide oversight and advice to the Company on financial, accounting, and strategy topics including, but not limited to, mergers and acquisitions, growth and diversification, risk and consumer and commercial businesses. Mr. Wilhoite also has served as Managing Director of Willamette Management Associates, Inc. for over two decades, thereby giving him entrepreneurial and marketing insight valuable to the Board. His experience in highly regulated industries, including his service as a member of the Boards of Directors of Legacy Health and Oregon Health & Science University, and his former service as a member of the Board of Directors of PacificSource, enables him to provide management oversight on subjects including public and government policy and relations, compliance and regulation. Furthermore, Mr. Wilhoite’s strong community presence positions him to provide important guidance to the Board on local and regional strategic matters, and provide an important connection between NW Holdings and the communities it serves. Mr. Wilhoite’s cumulative experience has led the Board to determine that he is an “audit committee financial expert” as defined by the SEC rules. Mr. Wilhoite’s extensive knowledge and experience of finance, accounting and regulated industry, along with his strong community ties strengthen the Board’s collective knowledge, capabilities and experience.

Mary E. Ludford Former Deputy Chief Security Officer, Exelon Corporation, Couderay, Wisconsin Age: 65 Director since: 2024 Board Committees: Audit and Finance

From 2018 until her retirement in 2020, Ms. Ludford served as Deputy Chief Security Officer for Exelon Corporation, a provider of utility services in the United States. Ms. Ludford previously served as Vice President, Corporate Operations of Exelon from 2016 to 2018, and as Chief Audit Executive at Exelon from 2010 until 2016. At PECO Energy (an Exelon company), Ms. Ludford served from 2009 to 2010 as Vice President of Smart Grid and Smart Meters, as Vice President of Customer Operations from 2007 to 2009, and as Vice President Finance from 2006 to 2007. She additionally served as Vice President of Customer Financial Operations at Commonwealth Edison and PECO Energy from 2005 to 2006. Prior to 2005, Ms. Ludford held a variety of roles of increasing responsibility and complexity in the energy industry. Ms. Ludford currently serves on the Board of Directors of NW Natural and on the Board of Otter Tail Corporation (Nasdaq: OTTR), where she also serves on its Audit and Corporate Governance Committees. She holds a Master of Business Administration from the Quinlan School of Business at Loyola University Chicago and a Bachelor of Business from Western Illinois University.

Ms. Ludford’s extensive senior management experience at Exelon Corporation positions her to provide valuable guidance and insight on a wide range of operational, strategic and regulatory matters impacting the energy and utility industries. In addition, her professional and board experience, including as a member of the Audit Committee of Otter Tail Corporation, enable her to provide important oversight of a variety of financial, accounting, auditing, risk management, change management, and cybersecurity matters. Ms. Ludford’s cumulative experience has led the Board to determine that she is an “audit committee financial expert” as defined by the SEC rules. Ms. Ludford’s extensive knowledge and experience in finance, accounting and energy and utility industry matters strengthen the Board’s collective knowledge, capabilities and experience.

Class I

(For a term ending in 2027)

Justin B. Palfreyman President and Chief Executive Officer, NW Holdings Chief Executive Officer, NW Natural, Portland, Oregon Age: 46 Director since: 2025 Board Committees: None

Mr. Palfreyman is President and Chief Executive Officer of NW Holdings and Chief Executive Officer of NW Natural, effective as of April 1, 2025. From May 2023 to March 2025, Mr. Palfreyman served as President of NW Holdings and NW Natural. He previously served as Senior Vice President, Strategy and Business Development of NW Natural from February 2023 to May 2023, and from 2016 to 2023, he was Vice President, Strategy and Business Development of NW Natural. Before joining NW Natural, he was with Lazard, Freres & Co., a global financial advisory and asset management firm, serving as a Director in Lazard’s Power, Energy & Infrastructure Group from 2009 to 2016. In that position, he provided strategic and financial advice to corporations, institutional investors, private equity funds and government clients. Prior to Lazard, Mr. Palfreyman was an associate in the Infrastructure Investment Banking Group at Goldman Sachs in New York. He has also held various positions in finance, strategy and business development at both Apex Learning and Accenture in Seattle, Washington. In addition to serving on the Board of NW Holdings, he also serves on the boards of certain of its subsidiaries including, NW Natural, SiEnergy Operating, LLC, NW Natural Renewables Holdings, LLC, NW Natural Water Company, LLC and certain of their respective subsidiaries.

Mr. Palfreyman currently serves as a board member of CASA for Children of Multnomah, Washington, Columbia and Tillamook Counties, having been the past President. Mr. Palfreyman graduated from Pacific Lutheran University with a Bachelor of Business Administration. He also holds a Master of Business Administration (MBA) from The University of Chicago Booth School of Business and a Master of Public Policy (MPP) from The University of Chicago Irving B. Harris School of Public Policy.

Mr. Palfreyman serves a key leadership role on the Boards of NW Holdings and NW Natural and provides the Boards with in-depth knowledge of each area of NW Holdings’ and NW Natural’s business, its finance and operations, the energy industry generally, and the Company’s strategy, challenges and opportunities. He acts as the principal intermediary between management and the independent directors of our Board, and communicates to the Board management’s perspective on important matters brought before the Board. Mr. Palfreyman has served in several key officer roles at NW Natural for nearly a decade, which enables him to provide important insights on the Company’s business, operations and strategy as well as matters relating to the energy and utilities industries generally, including gas, water and renewables. Additionally, his extensive professional experience enables him to provide valuable guidance on matters related to strategy, business development, risk oversight, mergers and acquisitions, growth, and operations. Mr. Palfreyman’s insights from his position as Chief Executive Officer as well as his other roles and experiences, strengthen the Board’s collective knowledge, capabilities and experience.

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

Class III

(For a term ending in 2026)

David H. Anderson Former Chief Executive Officer, NW Holdings and NW Natural, Portland, Oregon Age: 63 Director since: 2016 Board Committees: None

Mr. Anderson served as the Chief Executive Officer of NW Holdings from March 2018 until his retirement on April 1, 2025 and Chief Executive Officer of NW Natural from August 2016 until April 1, 2025. He also previously served as President of NW Natural from July 2016 to May 2023 and of NW Holdings from its inception to May 2023. Prior to that he held positions at NW Natural, including as President and Chief Operating Officer from August 2015 to July 2016, as Executive Vice President and Chief Operating Officer from February 2014 to July 2015, as Executive Vice President of Operations and Regulation from February 2013 to February 2014, and as Senior Vice President and Chief Financial Officer from when he joined NW Natural in 2004 to February 2013. Before joining NW Natural, Mr. Anderson was Senior Vice President and Chief Financial Officer at TXU Gas. He previously held executive positions within TXU Corporation (formerly Texas Utilities) including Senior Vice President and Chief Accounting Officer, and Vice President of Investor Relations and Shareholder Services.

In addition to serving on the Boards of NW Holdings and NW Natural, Mr. Anderson serves on the Board of Directors of National Fuel Gas Company (NYSE: NFG) where he has been appointed to the Audit, Finance, and Compensation Committees. Mr. Anderson also serves as a board member of the American Gas Association (AGA), where he is past Chair of the Board, immediate past Chair of the Finance Committee, and a member of the Executive Committee, Audit Committee, and Safety, Resilience/Reliability, and Security Task Force. He is also a board trustee of the American Gas Foundation, a director of the Oregon Business Council, and a member of SOLVE Founders’ Circle. Mr. Anderson is a past board member of the Northwest Gas Association, Portland Business Alliance, Portland State Foundation, and Greater Portland Inc., and a past President of The Oregon Partnership, Inc. (Lines for Life). Mr. Anderson is also a past Co-Chair of the AGA Clean Energy Task Force, and past Chair of the AGA Audit Committee, the AGA Compensation Committee, the AGA Fiscal and Tax Committee, the Associated Oregon Industries (AOI) Fiscal Policy Committee, and PSU Foundation Investment Committee, and is a past advisory board member for PSU School of Business and Oregon Department of Education Business Advisory Team. Mr. Anderson was also previously appointed by former Governor Kate Brown and served on Oregon’s Global Warming Commission. Mr. Anderson holds a BBA in Accounting from Texas Tech University and is a Certified Public Accountant (ret.) and Chartered Global Management Accountant.

Mr. Anderson’s 20 years with NW Natural, including nine years as Chief Executive Officer, his over 30 years’ experience in the energy industry, and his extensive involvement with the AGA and Northwest Gas Association enable him to bring to the Board a comprehensive understanding of the Company’s business operations as well as matters relating to renewable energy, decarbonization, sustainability and climate change, as well as the energy industry generally. Mr. Anderson’s service on local business, educational, charitable and public service boards provides an important connection between NW Holdings and the communities it serves. Additionally, his extensive experience in finance and operations provides important perspectives with respect to the Company’s strategy, risk oversight, change management, business, operations, and financial positioning. Mr. Anderson’s combined professional skills and insights from his former position as Chief Executive Officer, as well as his other roles and experiences, strengthen the Board’s collective knowledge, capabilities and experience.

Karen Lee Chief Executive Officer, Plymouth Housing, Seattle, Washington Age: 60 Director since: 2021 Board Committees: Finance and Public Affairs and Environmental Policy

Since 2022, Ms. Lee has served as Chief Executive Officer of Plymouth Housing, a nonprofit working to eliminate homelessness and address its causes by providing housing and opportunities to stabilize and improve lives. From 2010 to 2022, Ms. Lee served as Chief Executive Officer of Pioneer Human Services, a leading nonprofit social-enterprise business based in Seattle, Washington, which operates several businesses to help fund its social mission to assist individuals with criminal histories lead healthy and productive lives. From 2005 to 2010, Ms. Lee served as the Commissioner of the Washington State Employment Security Department. Prior to her role as Commissioner, she held several leadership roles at Puget Sound Energy, including Director of Gas Operations, from 2002 to 2005. She also previously served as an Associate Attorney at K&L Gates LLP in Seattle, Washington, and spent four years as an Officer in the U.S. Army. Ms. Lee holds a Juris Doctorate from the University of Washington School of Law. She is a graduate of the United States Military Academy at West Point, where she earned a Bachelor of Science degree with a concentration in Russian studies and a minor in engineering. Ms. Lee currently serves as a director of NW Natural, W. Lease Lewis Company, Seattle Downtown Association, and the University of Washington Foundation. She is a member of Washington’s Statewide Reentry Council and the Regence Blue Shield Community Advisory Board. Ms. Lee also previously served as a trustee at Western Washington University, a board member of the Federal Reserve Bank of San Francisco, and as a member of the U.S. Bank Washington Advisory Board. Ms. Lee has been named a “40 Under 40” honoree and one of “Seattle’s Women of Influence” by the Puget Sound Business Journal, and more recently, received an “Executive Excellence” award from Seattle Business Magazine.

As the current Chief Executive Officer of Plymouth Housing and as the former Chief Executive Officer of Pioneer Human Services, Ms. Lee brings to the NW Holdings Board more than a decade of executive and leadership expertise and is well positioned to provide valuable guidance on a wide variety of matters, including, but not limited to: human capital management and development, change management, business growth and strategy, customer experience, business operations, legislative and public policy development, government relations and regulatory matters, as well as construction industry expertise. Ms. Lee additionally brings to the Board a comprehensive understanding of the natural gas and utility industry, having served in several leadership roles at Puget Sound Energy, including as Director of Gas Operations, and is able to contribute important insights on: natural gas operations and regulation; and local, state and federal regulatory matters. Ms. Lee also has extensive legal and regulatory experience, having served as Commissioner of the Washington State Employment Security Department. Her deep industry expertise, combined with the breadth of her leadership experience across the private, non-profit and public sectors strengthens the Board’s collective knowledge, capabilities and experience.

Nathan I. Partain

Former President and Co-Chief Investment Officer, Duff & Phelps Investment Management Co., League City, Texas

Age: 68

Director since: 2021

Board Committees: Finance, Governance, and Organization and Executive Compensation (Chair)

Mr. Partain is the former President and Co-Chief Investment Officer of Duff & Phelps Investment Management Co. (Duff & Phelps), a position he held from 2005 until December 2020. Previously, Mr. Partain served as Executive Vice President of Duff & Phelps. Earlier, he was with Duff & Phelps Investment Research Co., where he served as the Director of Utility Research, Director of Equity Research, and Director of Fixed Income Research. Mr. Partain also previously served as President and Chief Executive Officer of DNP Select Income Fund Inc. (DNP), from 2001 to March 2021, and was Chief Investment Officer of DNP from 1998 to 2017. He also served as President and Chief Executive Officer of Duff & Phelps Utility and Corporate Bond Trust Inc. (DUC) and DTF Tax-Free Income Inc. (renamed DTF Tax-Free Income 2028 Term Fund Inc. in 2022) (DTF) from 2004 to March 2021 and President and Chief Executive Officer of Duff & Phelps Utility and Infrastructure Fund Inc. (DPG) from 2011 to March 2021. DNP, DTF and DPG (and formerly DUC until its merger with DNP in 2021) are part of a single “fund complex” of registered investment companies under SEC rules that share a common board of directors (the Duff & Phelps Fund Complex). Mr. Partain previously served as a director of the Duff & Phelps Fund Complex until March 2022, having served as a director of DNP and DTF since 2007 and DPG since 2011 (he also served as a director of DUC from 2007 to 2021). Prior to joining Duff & Phelps, Mr. Partain held financial and regulatory positions with Gulf States Utilities Company. Mr. Partain serves on the Board of NW Natural and has served on the Board of Directors of Otter Tail Corporation (Nasdaq: OTTR), an electricity and energy services company, since 1993 and as its Chair since 2011. Mr. Partain is a past National Association of Corporate Directors (NACD) Board Leadership Fellow. He earned a BS and MBA from Sam Houston State University. Mr. Partain is a Chartered Financial Analyst (CFA) and a member of the CFA Society of Chicago.

Mr. Partain brings to the NW Holdings Board significant board oversight and executive leadership, financial, strategic and governance expertise as a result of his many years of experience at Duff & Phelps. Mr. Partain’s service as Chair of the Board of Otter Tail Corporation enables him to provide important insight and advice to the Board on a wide range of matters related to the utility and energy industry, including in the areas of renewable energy, decarbonization, sustainability and climate change. He additionally brings to the Board extensive knowledge of the utility industry gained from over 30 years of providing utility investment research and management services to institutional clients of Duff & Phelps and from his roles with Gulf States Utilities Company, and he is well positioned to advise management on matters of business strategy, growth and development, finance and capital markets, human capital management, and executive compensation. Mr. Partain’s deep industry knowledge, as well as his financial, governance and executive experience, strengthen the Board’s collective knowledge, capabilities and experience.

Class I

(For a term ending in 2027)

Timothy P. Boyle

President, Chief Executive Officer and Chair of the Board, Columbia Sportswear Company, Portland, Oregon

Age: 75

Director since: 2003

Board Committees: Public Affairs and Environmental Policy

Mr. Boyle is the President, Chief Executive Officer and Chair of the Board of Columbia Sportswear Company (Nasdaq: COLM), an active outdoor apparel and footwear company headquartered in Portland, Oregon. He has held the President and Chief Executive Officer positions since 1988, except from February 2015 until June 2017 he relinquished his position as President. He was appointed as Chair of the Board of Columbia Sportswear Company in January 2020. Mr. Boyle began working with Columbia Sportswear Company in 1970. Mr. Boyle is also a member of the Board of Directors of NW Natural, serves on the Board of Trustees of the University of Oregon, and is an Emeritus Trustee of Reed College and the Freshwater Trust. In addition, Mr. Boyle is a past member of the Board of Directors of Craft Brew Alliance, Inc., as well as a past trustee of the Youth Outdoor Legacy Fund, and University of Oregon Foundation, where he was past Vice Chair of its Capital Campaign Committee. He is also a past member of the Young Presidents’ Organization. Mr. Boyle earned a Bachelor of Science degree in journalism from the University of Oregon.

Mr. Boyle’s professional experiences, including his service as President and Chief Executive Officer and Chair of the Board of Directors of Columbia Sportswear Company, his service on the NW Natural Board, as well as his prior service as a director of Craft Brew Alliance, Inc., and his current and prior community and public service, enable Mr. Boyle to provide valuable insight to the Board and management regarding business strategy, public company operations, business development and acquisitions, decarbonization, sustainability and climate change, change management, human capital management, executive compensation, investor and media relations, government relations, and growth and strategic direction, all of which strengthen the Board’s collective knowledge, capabilities and experience.

Monica Enand

Founder and Former Chief Executive Officer, Zapproved, Inc., Portland, Oregon

Age: 53

Director since: 2019

Board Committees: Finance (Chair), Governance, and Public Affairs and Environmental Policy

In 2008, Ms. Enand founded Zapproved, Inc., a cloud-based software provider for corporate legal departments, where she served as Chief Executive Officer until February 2023 following the acquisition of Zapproved by Exterro. Prior to founding Zapproved, she was the Director of Business Development and Marketing at Avnera Corporation, a fabless semiconductor manufacturer. Ms. Enand has also held sales and marketing positions at IBM and was a program manager in the compiler and architecture group at Intel. Ms. Enand is also a board member of NW Natural and currently serves as an Oregon Business Council Fellow and a director of Oregon Community Foundation. Ms. Enand has previously served as Chair of Auth0 and Technology Association of Oregon, and as a member of Oregon Growth Board, Oregon Innovation Council, and Oregon Investment Council. She received the 2018 Sam Blackman Award for Civic Engagement, the 2016 Portland Business Journal Entrepreneur of the Year award and the 2010 Portland Business Journal Orchid Award for achievement for women in business. Ms. Enand earned a bachelor’s degree in computer engineering from Carnegie Mellon University and a Masters of Business Administration degree from the University of Portland.

Ms. Enand brings to the NW Holdings Board entrepreneurial and executive expertise from her more than a decade of experience founding and leading Zapproved, as well as substantial technological background from years of working in the technology industry. Ms. Enand’s current and previous professional and management experiences in technology, business development, sales, and marketing, allow Ms. Enand to provide oversight of, and contribute important insights on, the Company’s strategy and strategic direction, business development, growth and expansion activities, mergers and acquisitions, business diversification, change management, cyber and information security, finance, compliance, human capital management, marketing and sales, customer experience and support, and decarbonization, sustainability and climate change, which strengthens the Board’s collective knowledge, capabilities and experience.

Hon. Dave McCurdy Former President and Chief Executive Officer, American Gas Association, Kamas, Utah Age: 75 Director since: 2020 Board Committees: Finance and Organization and Executive Compensation

Hon. McCurdy served as President and Chief Executive Officer of the American Gas Association (AGA) from February 2011 to March 2019, representing over 200 natural gas energy and pipeline utilities. From 2007 to January 2011, Hon. McCurdy served as President and Chief Executive Officer of the Alliance of Automobile Manufacturers, an organization of the thirteen largest global auto manufacturers. From 1999 to 2006, Hon.

McCurdy served as President and Chief Executive Officer of the Electronic Industries Alliance (EIA) crafting domestic and international policies for EIA’s nearly 1,300-member companies. In 2001, he co-founded the Internet Security Alliance between EIA and the Software Engineering Institute of Carnegie Mellon University. From 1995 to 1999, Hon. McCurdy was the President and Chief Executive Officer of the McCurdy Group, a business consulting and investment practice, serving as a strategic advisor for health care, defense manufacturing and other sectors. Hon. McCurdy served seven terms as a United States Congressman in the United States House of Representatives for the 4th District of Oklahoma from 1981 to 1995. Hon. McCurdy’s distinguished career in Congress included attaining numerous leadership positions, such as Chair of the House Intelligence Committee and Chair of the subcommittees of the Armed Services Committee and the House Committee on Science, Space, and Technology. Hon. McCurdy also practiced law both as an Assistant Attorney General for the State of Oklahoma and in private practice from 1975 to 1980. Hon. McCurdy is a 1972 graduate of the University of Oklahoma and received his Juris Doctorate in 1975 from Oklahoma Law School. As a Rotary International Graduate Fellow, he studied international economics at the University of Edinburgh. He also held a commission in the United States Air Force Reserve, attaining the rank of major and serving as a judge advocate general. Hon. McCurdy received the 2017 Business-Government Relations Award from the Bryce Harlow Foundation for honesty, integrity, and strategic leadership. Hon. McCurdy is a member of the Board of NW Natural and previously served on the Board of Directors of LMI, a private defense consulting company headquartered in McLean, Virginia from 2011 until its sale in 2022, where he served as a member of its Audit and Finance Committees. Hon. McCurdy currently serves on the Board of Directors of NobleReach Foundation, where he is Chair of the Audit Committee. He also serves as an industry expert on the TSA Surface Transportation Security Advisory Committee and on the subcommittee for cybersecurity.

Hon. McCurdy brings to the NW Holdings Board extensive experience in governmental and public affairs as well as a comprehensive understanding of the natural gas industry. As the former President and Chief Executive Officer of the AGA, Hon. McCurdy is well positioned to advise management on strategic direction, utility operations, natural gas distribution, pipeline, storage and other energy and regulatory matters, renewable energy, and decarbonization, sustainability and climate change. In addition, his extensive experience in government, including as a seven-term United States Congressman, and as a leader of several industry organizations, including the AGA, the Alliance of Automobile Manufacturers and the EIA, enables him to provide important insights on government relations and policy development at the federal, state and local level. His breadth of leadership experience across industries positions him to provide valuable guidance to the Board on a wide variety of matters affecting NW Holdings, including, but not limited to: business development, diversification and growth, expansion and strategic direction, change management, customer service and support, risk oversight and cybersecurity matters, all of which strengthen the Board’s collective knowledge, capabilities and experience.

Malia H. Wasson

Chair of the Board, NW Holdings and NW Natural, Portland, Oregon

Chief Executive Officer, Sand Creek Advisors LLC, Portland, Oregon

Age: 66

Director since: 2014

Board Committees: Audit, Governance, and Organization and Executive Compensation

Since March 2015, Ms. Wasson has been the Chief Executive Officer of Sand Creek Advisors LLC, which provides business consulting to chief executive officers of public and private companies. Previously, Ms. Wasson was an Executive Vice President of Commercial Banking at U.S. Bank, N.A., and served as President of U.S. Bank’s Oregon and Southwest Washington operations from 2005 to 2015. She also led the U.S. Bank, N.A. Advisory Board in Portland, Oregon. Ms. Wasson is a 33-year veteran of the banking industry. Prior to joining U.S. Bank in 1989, she held various commercial lending positions with the former Oregon Bank and Security Pacific Bank of Oregon. Ms. Wasson was elected as Chair of the Boards of NW Holdings and NW Natural in August 2021. Ms. Wasson currently serves on the Board of Directors of Columbia Sportswear Company (Nasdaq: COLM), where she is Chair of the Audit Committee. Ms. Wasson formerly served on the boards of

Oregon Health & Science University Foundation, Inc., OHSU Knight Cancer Institute, Portland Business Alliance, Greater Portland Inc., Portland Mall Management, Inc., SOLVE Founders’ Circle and the American Red Cross-Oregon Trail Chapter and was past Chair of the Oregon Business Plan and the Oregon Business Council. She also serves as a Senior Fellow at American Leadership Forum. Ms. Wasson holds a Bachelor of Science and Commerce degree in finance from Santa Clara University.

Ms. Wasson brings to the NW Holdings Board extensive experience in commercial banking, finance and accounting and remarkable local and regional experience. Ms. Wasson’s management and leadership roles in the banking industry as well as her strong community presence position her to provide insight and advice to the Board on a wide range of financial, accounting, commercial and local and regional strategic matters, including, but not limited to, regulated industry, mergers and acquisitions, consumer and commercial businesses, public and government policy and relations, human capital management and diversity, media relations, marketing, change management and compliance. In addition, Ms. Wasson’s service as Chair of the Audit Committee of Columbia Sportswear and prior service as Chair of the Audit Committee of NW Natural and NW Holdings highlights her substantial experience in finance and accounting matters and positions Ms. Wasson to provide important guidance to the Board on matters of accounting, finance, risk oversight, business strategy and development, and corporate governance. Ms. Wasson’s extensive knowledge and experience of finance, accounting, commercial banking and regulation, and her strong community ties, strengthen the Board’s collective knowledge, capabilities and experience.

CORPORATE GOVERNANCE

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Meeting Attendance

The Board of Directors conducts its annual organizational meeting on the same date as the Annual Meeting of Shareholders, which all of the directors are encouraged to attend. In 2024, ten of our then-current directors attended the Annual Meeting of Shareholders.

During 2024, there were six meetings of the Board of Directors, each of which included an executive session of non-management directors. No director attended fewer than 75% of the aggregate meetings of our Board and Committees on which they served.

Independence

The Board of Directors has adopted Director Independence Standards to comply with New York Stock Exchange (NYSE) rules. The Director Independence Standards are available at www.nwnaturalholdings.com and are available in print to any shareholder who requests them. No director is deemed independent unless the Board affirmatively determines that the director has no material relationship with NW Holdings either directly or as a partner, shareholder or officer of an organization that has a relationship with NW Holdings. The Board applies NW Holdings’ Director Independence Standards as well as additional qualifications prescribed under the listing standards of the NYSE and applicable state and federal statutes. Annually, the Board determines whether each director meets the criteria of independence, including whether the members of the Governance, Audit and Organization and Executive Compensation Committees (OECC) satisfy the independence requirement for service on those committees. As of February 27, 2025, the Board determined that eleven of NW Holdings’ thirteen current directors met the independence criteria. They are directors Boyle, Enand, Lee, Ludford, McCurdy, McDonough, Partain, Peverett, Thrasher, Wasson, and Wilhoite.

Board Nominations and Refreshment

The Board is responsible for selecting candidates for Board membership and the Governance Committee has been assigned the responsibility of recommending to the Board of Directors nominees for election as directors. The Governance Committee, with recommendations and input from the Chair of the Board, the Chief Executive Officer (CEO) and other directors, evaluates the qualifications of each director candidate in accordance with the Director Selection Criteria established by the Board. Candidates for director nominees are reviewed in the context of the current composition and diversity of the Board, the operating requirements and existing and prospective business environment faced by NW Holdings, NW Holdings’ business strategy, and the long-term interests of shareholders. Director candidates must be able to make a significant contribution to the governance of NW Holdings by virtue of their business and financial expertise, educational and professional background, and current or recent experience as a chief executive officer or other senior leader of a public company or other relevant organization. The business discipline that may be sought at any given time will vary depending on the needs and strategic direction of our Company and the disciplines represented by our incumbent directors. In addition, the Governance Committee looks at the overall composition of the Board and how a candidate would contribute to the overall synergy and collaborative process of the Board. In conducting its assessment, the Governance Committee considers a variety of criteria, including, but not limited to, the candidate’s integrity, reputation, judgment, knowledge, experience, commitment, skills, diversity of background and experience, and independence.

In recent years, the Board undertook a comprehensive succession planning and refreshment review in anticipation of the retirements of several long-tenured directors. In line with those plans, the Board has undergone substantial refreshment, with five of the eleven current independent directors being added to the Board in the last five years.

Shareholder Nominations

Shareholders’ recommendations for director-nominees may be submitted to NW Holdings’ Corporate Secretary for consideration by the Governance Committee. In evaluating shareholder recommendations for director-nominees, the Governance Committee applies the same Director Selection Criteria discussed above. NW Holdings’ Restated Articles of Incorporation provide that no person, except those nominated by the Board, shall be eligible for election as a director at any annual or special meeting of shareholders unless a written request that their name be placed in nomination, together with the written consent of the nominee, and received from a shareholder of record entitled to vote at such election by the Corporate Secretary of NW Holdings on or before the later of (a) the thirtieth day prior to the date fixed for the meeting, or (b) the tenth day after the mailing of the notice of that meeting. Shareholders who wish to nominate directors in accordance with the procedures of our Restated Articles, Amended and Restated Bylaws (Bylaws) and Rule 14a-19 under the Securities and Exchange Act of 1934, as amended, should refer to “2026 Annual Meeting of Shareholders” on page 81 of this Proxy Statement for further information.

Board Diversity

As indicated above, NW Holdings’ Director Selection Criteria includes a consideration of diversity as a factor in evaluating candidates for Board membership, including with respect to factors such as background, experience, skills, geographic location, race, gender, ethnicity, culture, veteran status, age, disability, and sexual orientation. Currently, of the thirteen members of the Board, six directors are women, including the Chair of the Board, three directors identify as racially or culturally diverse, three directors are military veterans, and five directors are from a geographic location other than Portland, Oregon. The Governance Committee believes that, as a group, the nominees presented for election at the 2025 Annual Meeting of Shareholders effectively contribute to the Board’s diverse range of backgrounds, experiences, skills and perspectives.

Board Experience

The NW Holdings Board consists of thirteen directors with extensive professional experience and a diverse array of skills. This diversity of experience provides our Board with a collective skill set that is advantageous to the Board’s oversight of our business and operations. In addition to the qualifications required of all directors that are set forth in NW Holdings’ Director Selection Criteria, our Board members have experience in the following areas, among others:

Director Experience*

*	Represents the number of current NW Holdings directors with the indicated skill or experience.

For a more detailed description of each director’s experiences, please see the director biographies above.

Board Leadership Structure

The current Board leadership structure separates the roles of Chair and CEO. The Board evaluates its leadership structure and role in risk oversight on an ongoing basis. The decision to combine or separate the Chair and CEO roles is determined on the basis of what the Board considers to be best for NW Holdings at any given point in time. Currently, the independent Chair of the Board meets regularly with the CEO and the Corporate Secretary to discuss appropriate business to come before the Board and its committees and actively recommends agenda items for Board meetings. NW Holdings’ Board is structured to promote independence. The directors of the Board meet regularly in executive sessions at which the independent Board Chair presides and only the non-management directors are present. Under NW Holdings’ Bylaws, the Governance Committee, Audit Committee and Organization and Executive Compensation Committee must be composed entirely of independent directors and the Finance Committee and Public Affairs and Environmental Policy Committee must have a majority of independent directors. All committees have an independent chair that works with the executive officer primarily responsible for work with that committee and the Corporate Secretary to discuss appropriate business to come before the committee, and to recommend agenda items for that committee. The Board of Directors believes its leadership structure provides for appropriate independence between the Board and management.

The Governance Committee and the Board annually review the Corporate Governance Standards, which can be accessed electronically in the “Governance” section of NW Holdings’ website at www.nwnaturalholdings.com, and the performance of the Board is reviewed annually by the members of the Board.

Board’s Role in Risk Oversight

NW Holdings’ management is responsible for the day-to-day management of risks faced by the Company, while the Board of Directors, collectively and through its committees, has responsibility for the oversight of risk management. The Corporate Governance Standards describe the Board’s primary responsibilities, which include oversight of NW Holdings’ mission, and key programs that enable the Board to assess and manage material risks including, but not limited to, risks related to business continuity and disaster response, gas supply, gas distribution and storage operations, water, wastewater and water services operations, product safety, strategic planning and business development, environmental and climate change matters, business improvement and information technology, customer demand and market competition, economic environment, effective governance, legislative and regulatory risk and compliance, state and federal regulatory process and environment, financial performance, business integrity and compliance, financial reporting and internal controls, financing programs, pensions and retirement plans, reputational risk, human capital management, compensation and employee benefits, succession planning (including the CEO), human risks such as safety and access and inclusion matters, and Company culture. Committee oversight authority with respect to risk management is described in more detail below. The Board periodically reviews its committee oversight authority to ensure the Board has adequate visibility and oversight of the Company’s key areas of risk. Appropriate members of management serve as liaisons to Board committees, attend Board and committee meetings and regularly discuss with the Board and the committees various risks confronting the Company.

Management reports regularly to the Board on significant risk categories. Additional review or reporting on enterprise risks is conducted as needed or requested by the Board. The Board and management consider enterprise risks and opportunities in their strategic and capital spending decision process.

Committees

There are five standing committees of the Board: Audit, Finance, Governance, OECC, and Public Affairs and Environmental Policy. Each of the standing committees operates according to a formal written charter, all of which are reviewed annually and are available at www.nwnaturalholdings.com. Copies of the charters are also available in print to any shareholder upon request. The performance of each committee is reviewed annually. Each committee may obtain advice and assistance from internal or external legal, accounting or other advisors, when appropriate. Each committee has the opportunity to meet in executive session with non-management directors at the end of each committee meeting; the independent chair of the committee presides at these sessions. Each committee regularly reports to the full Board of Directors.

The table below shows the current membership of the Board and each standing committee and the number of meetings held during 2024.

Board and Committees

Director	Board	Audit[1]	Organization and Executive Compensation	Governance	Finance	Public Affairs and Environmental Policy

David H. Anderson	X

Timothy P. Boyle	X					X

Monica Enand	X			X	Chair	X

Karen Lee	X				X	X

Mary E. Ludford	X	X			X

Hon. Dave McCurdy	X		X		X

Sandra McDonough	X	X		X		Chair

Justin B. Palfreyman	X

Nathan I. Partain	X		Chair	X	X

Jane L. Peverett	X	Chair	X	X

Kenneth Thrasher	X	X	X

Malia H. Wasson	Chair	X	X	X

Charles A. Wilhoite	X	X	X	Chair

Number of Total Meetings in 2024	6	6	4	5	3	2

(1)

Based on its review of relevant information, the Board has determined that each member of the Audit Committee meets all applicable independence and financial literacy requirements and that each of Mses. Peverett, Wasson and Ludford and Messrs. Thrasher and Wilhoite is an “audit committee financial expert,” as that term is defined under applicable SEC rules.

Audit Committee

NW Holdings’ independent Audit Committee, which regularly reports to the full Board, has primary responsibility for oversight and evaluation of the Company’s policies with respect to significant risks and exposures faced by the Company and the procedures for assessing, monitoring and managing those risks, and reporting on those matters to the Board. The Audit Committee is responsible for overseeing matters relating to accounting, financial reporting, internal controls, auditing, information technology systems and cybersecurity, the Company’s enterprise risk management process, business continuity and disaster planning, capital projects and contingencies, and material litigation. It is also responsible for the appointment, oversight and review of the Director of Internal Audit as well as the independent registered public accounting firm, and reviews the audit findings and other internal accounting control matters with the independent auditor. The Audit Committee also oversees the Company’s Business Integrity Program, including the Code of Ethics, and the Company’s system for review and treatment of the Company’s Business Integrity Hotline complaints regarding accounting or financial irregularities as well as other compliance and integrity concerns. It also periodically reviews transactions with related parties, as discussed below under “Transactions with Related Persons,” and policies relating to the delegation of management authority. In fulfilling its risk oversight function, the Audit Committee periodically, and as needed, discusses key risks with NW Holdings’ Chief Executive Officer and President, Chief Financial Officer, Chief Accounting Officer, General Counsel and Chief Compliance Officer, legal counsel, internal auditors, and the Company’s independent registered public accounting firm. A more detailed description of the Audit Committee’s responsibilities is included in the “Report of the Audit Committee,” below.

Finance Committee

The Finance Committee is responsible for reviewing strategies and making recommendations to the Board with respect to NW Holdings’ financing programs, budgets and forecasts, financial policy matters, including hedging policies and practices, and material regulatory issues, including regulatory policy related to financial strategy and policy, capital structure and dividend policy. It makes quarterly recommendations to the Board regarding payments of dividends, and periodically reviews financial reports by management and benchmarking financial performance against peers. The Finance Committee also oversees risks related to the economic environment, gas supply and pricing and carbon credit pricing and procurement, and provides oversight of the Company’s investor relations program, credit agency and NYSE relationships, as well as the Company’s retirement committee. The Finance Committee charter also provides that the Finance Committee will make recommendations to the Board as to the finance aspects of corporate development strategies, such as the acquisition or disposition of business and capital assets.

Governance Committee

The Governance Committee is empowered, during intervals between Board meetings, to exercise all of the authority of the Board in the management of NW Holdings, except as otherwise may be provided by law. The Governance Committee, which serves as the nominating committee, makes recommendations to the Board regarding nominees for election to the Board and committee composition and structure, establishes criteria for Board and committee membership and policies that govern the Board’s activities, reviews and recommends to the Board governance policies and structure, including the Corporate Governance Standards discussed below, evaluates Board and individual director performance and oversees director onboarding and continuing director education. The Governance Committee annually evaluates executive and director stock ownership guidelines and directors’ and officers’ ownership levels. The Governance Committee also reviews and makes recommendations to the Board regarding Board compensation. It also considers Board succession plans and any questions of possible conflicts of interest of Board members and senior executives, as well as director independence, and, jointly with the OECC, considers CEO succession plans. The Governance Committee is also responsible for oversight of NW Holdings’ integrated environmental, social and governance (ESG) matters.

Organization and Executive Compensation Committee

The Organization and Executive Compensation Committee is charged with oversight of the Company’s human capital management. It oversees and reviews plans and preparations for talent succession, including, jointly with the Governance Committee, CEO succession; manages risks associated with the transfer of knowledge and expertise of the Company’s workforce as aging employees retire; with input from the full Board, reviews the performance of the CEO; considers the performance of other executive officers; makes recommendations to the Board relating to executive compensation programs and benefit plans, as well as monitoring risks related to such plans and programs; and reviews and approves grants under equity incentive plans to eligible employees. The OECC is primarily responsible for ensuring that executive compensation programs and plans are consistent with corporate objectives and the OECC’s compensation philosophy. In fulfilling its compensation risk oversight function, the OECC discusses with its outside consultant key compensation design elements of the Company’s compensation plans and awards, including, but not limited to, whether those plans and awards properly incentivize executive performance, attract and promote retention of valuable executives, and disincentivize inappropriate risk-taking. In addition to those matters delegated to the OECC by the Board, the OECC also makes recommendations to the Board regarding organization and executive succession matters. Each member of the OECC meets the criteria for a “non-employee director” under applicable SEC rules. For additional information regarding the OECC, see “Executive Compensation—Compensation Discussion and Analysis—Detailed Discussion and Analysis—Executive Compensation Roles and Responsibilities—OECC,” below.

Public Affairs and Environmental Policy Committee

The Public Affairs and Environmental Policy Committee reviews and monitors NW Holdings’ significant legislative and regulatory matters as well as NW Holdings’ policies and practices relating to significant public and political issues, including charitable and political contributions and budgets, that may impact our business operations, financial performance or public image. It identifies and brings to the attention of the Board current and emerging political and societal trends. The Public Affairs and Environmental Policy Committee oversees our programs and policies relating to civic, human rights, charitable and community affairs, customer engagement, employee health and well-being, safety, access and inclusion, equal employment opportunities, and any other significant corporate social responsibility matters. It also reviews and recommends to the Board appropriate environmental policies and informs the Board concerning our sustainability efforts and the status of our compliance with environmental regulations, as well as oversees matters related to our environmental liabilities. It annually reviews the Company’s major environmental risks and the Company’s plans for managing those risks. In carrying out its functions and responsibilities, the Public Affairs and Environmental Policy Committee considers reports received from NW Natural’s Public Affairs and Environmental Policy Committee regarding its matters of oversight. The Public Affairs and Environmental Policy Committee makes recommendations to the Board in an effort to ensure that we fulfill our objectives in a manner consistent with the responsibilities of good corporate citizenship and any of the Company’s applicable environmental, human rights, or similar policies.

CORPORATE GOVERNANCE STANDARDS

The Board of Directors maintains Corporate Governance Standards that provide NW Holdings and its Board of Directors with guidelines designed to ensure business is conducted with the highest level of integrity. The Corporate Governance Standards are reviewed annually by the Governance Committee to determine if changes should be recommended to the Board of Directors. The Corporate Governance Standards are available at www.nwnaturalholdings.com, and in print to any shareholder who requests a copy. Among other matters, the Corporate Governance Standards include the following guidelines:

•

Any nominee for director in an uncontested election who receives a greater number of votes “withheld” than votes “for” is required to tender their resignation for consideration by the Governance Committee. The Governance Committee will then determine whether to recommend acceptance of, and the Board of Directors will decide whether to accept, such resignation.

•	Open and complete director access to NW Holdings’ senior management, and Board and committee access to independent counsel, accountants or other advisors, as appropriate.
•

Director orientation, continuing education and technology proficiency expectations to familiarize and enable directors to develop and maintain skills necessary or appropriate for the performance of their duties.

•

Directors should not serve on more than four boards of directors of public companies and directors who also serve as CEOs of public companies should not serve on more than two boards of directors of public companies.

•	The Board and committee structure and function, including expectations for meeting attendance and preparation.
•	Annual CEO report to the Board regarding succession planning and talent management development.
•	Governance Committee recommendations regarding director compensation. Directors who are also employees of NW Holdings or NW Natural receive no additional compensation for their service as directors.
•	Annually, the Board reviews and monitors the strategic plan and one-year capital expenditure plans.
•	The Board provides an opportunity for an executive session of non-management directors at the end of each Board meeting; the Chair of the Board presides at these executive sessions.

The Code of Ethics is available at www.nwnaturalholdings.com. Copies are also available in print to any shareholder who requests a copy. In addition, the Board of Directors has adopted procedures for the receipt, retention and treatment of concerns of our employees, shareholders, customers and other interested parties regarding accounting, financial reporting, internal controls, auditing or other matters. Concerns may be submitted in writing to the non-management directors of NW Holdings, c/o Corporate Secretary, 250 SW Taylor Street, Portland, OR 97204. Employees and other third parties may also submit concerns anonymously pursuant to the Integrity Hotline at 1-866-546-3696 or www.NWNIntegrity.com which is available through our external and internal websites. Our Chief Compliance Officer and Director of Internal Audit handle matters reported on the hotline and both regularly report to the Audit Committee regarding hotline activity and the Chief Compliance Officer regularly reports to the Audit Committee regarding the Business Integrity program. All employees are required to annually complete an online education program about our Code of Ethics, to ensure their understanding of our commitments.

The Corporate Secretary and the Chief Compliance Officer will refer concerns that come directly before them relating to accounting, financial reporting, internal controls or auditing matters to the Chair of the Audit Committee. The Corporate Secretary also regularly reports to the Governance Committee regarding concerns submitted to the non-management directors of NW Holdings, if any.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the OECC during 2024 were Hon. Dave McCurdy, Nathan I. Partain, Jane L. Peverett, Kenneth Thrasher, Malia H. Wasson and Charles A. Wilhoite. There are no “compensation committee interlocks” or “insider participation” which SEC regulations or NYSE listing standards require to be disclosed in this Proxy Statement.

TRANSACTIONS WITH RELATED PERSONS

The Board adopted a written policy on the review of related person transactions (Related Party Transactions Policy), specifying certain transactions that involve directors, nominees, executive officers, significant shareholders and certain other related persons in which NW Holdings is or will be a participant, and that are of the type required to be reported as a related person transaction under Item 404(a) of SEC Regulation S-K, are subject to prior review by the Audit Committee. Pursuant to its charter, the Audit Committee is responsible for reviewing related person transactions.

Under the Related Party Transactions Policy, the Audit Committee reviews the material facts and circumstances of any transaction that may require reporting under Item 404(a) of SEC Regulation S-K to determine: (i) whether or not the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party; and (ii) whether or not the transaction is otherwise inconsistent with the interests of the Company and its shareholders. Upon review of a transaction, the Audit Committee may approve or disapprove entry into the transaction and direct the officers of the Company to take appropriate action. We are not aware of any transactions entered into during the last fiscal year that did not follow the procedures outlined in the policy.

Certain Legal Fees

Ms. Shawn M. Filippi, our former Vice President, Chief Compliance Officer and Corporate Secretary, is married to a Partner of Stoel Rives LLP. For many years prior to Ms. Filippi’s employment at NW Natural, NW Natural engaged the law firm Stoel Rives LLP as outside legal counsel. The Company continues to engage Stoel Rives LLP from time to time, and intends to do so in the future. Total fees paid to Stoel Rives LLP in 2024 were approximately $1,720,404. Ms. Filippi’s husband is not compensated by Stoel Rives LLP based on work performed for the Company and does not routinely work on Company matters. Furthermore, his interest is less than 1% of Stoel Rives LLP’s partnership allocation, and the annual fees paid by the Company to Stoel Rives LLP in 2024 represented less than 1% of Stoel Rives LLP’s annual gross revenues.

Compensation to Son of Executive Officer

Sebastian Weber, the son of David A. Weber, Vice President, Gas Supply and Utility Support Services of NW Natural, has been an employee of NW Natural since February 2022. Mr. Sebastian Weber is currently employed as a Major Account Services Account Manager 2. Mr. David Weber was not involved in decisions regarding Mr. Sebastian Weber’s hiring or compensation. Compensation paid to Mr. Sebastian Weber in 2024 was approximately $146,475 and is expected to be similar in 2025. Mr. Sebastian Weber does not report to Mr. David Weber, nor is Mr. David Weber in a position of oversight of Mr. Sebastian Weber. Compensation paid to Mr. Sebastian Weber is reviewed periodically by the Audit Committee in accordance with our Related Party Transactions Policy.

SECURITY OWNERSHIP OF COMMON STOCK OF CERTAIN

BENEFICIAL OWNERS

The following table shows ownership of common stock of NW Holdings on December 31, 2024 by each person who, to our knowledge, owned beneficially more than 5% of NW Holdings common stock, as set forth in a Schedule 13G filed with the SEC:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class¹

BlackRock, Inc. 50 Hudson Yards New York, NY 10001	6,469,129²		16.08%

The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355	4,350,343	[3]	10.82%
(1)	Based on shares outstanding as of December 31, 2024.
(2)

Based on information set forth in Schedule 13G/A filed January 19, 2024 with the SEC by BlackRock, Inc., the reporting person has sole dispositive power as to the total amount of beneficial ownership, and sole power to vote or direct the vote of 6,366,113 shares. The filing does not clarify the reporting person’s power to vote with respect to the remaining 103,016 shares reported on the Schedule 13G/A.

(3)

Based on information set forth in Schedule 13G/A filed February 13, 2024 with the SEC by The Vanguard Group, Inc., the reporting person reports that it has sole power to dispose of or to direct the disposition of 4,269,573 shares, shared power to dispose of or to direct the disposition of 80,770 shares, no sole power to vote or direct the vote of any shares and shared power to vote or direct the vote of 41,152 shares. The filing does not clarify the reporting person’s power to vote with respect to the remaining 4,309,191 shares reported on the Schedule 13G/A.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY DIRECTORS

AND EXECUTIVE OFFICERS

Set forth below is certain information with respect to beneficial ownership of NW Holdings common stock as of December 31, 2024 by all current directors and nominees, each of the Named Executive Officers (NEOs) included in the Summary Compensation Table below and all directors and current executive officers as a group. If a person holds shares in a deferred compensation account and those shares are not scheduled for distribution within 60 days of December 31, 2024 in the event they terminated their service on December 31, 2024, or they hold any other rights to acquire NW Holdings common stock that are not vested and will not vest by 60 days after December 31, 2024, such shares or rights are not included in the table, but are included in the footnotes below.

Name of Beneficial Owner	Number of Shares[1]	Percent of Outstanding Common Stock

Named Executive Officers

David H. Anderson (also a director)	157,138[2]	*

Justin B. Palfreyman (also a director)	16,095[3]	*

Raymond J. Kaszuba III	—[4]	*

Brody J. Wilson	9,489[5]	*

MardiLyn Saathoff	28,090[6]	*

Kimberly H. Rush	23,003[7]	*

Directors

Timothy P. Boyle	27,460[8]	*

Monica Enand	1,453[9]	*

Karen Lee	8,243[10]	*

Mary E. Ludford	861[11]	*

Hon. Dave McCurdy	5,946[12]	*

Sandra McDonough	1,447[13]	*

Nathan I. Partain	10,587[14]	*

Jane L. Peverett	26,212[15]	*

Kenneth Thrasher	7,912[16]	*

Malia H. Wasson	13,499[17]	*

Charles A. Wilhoite	1,937[18]	*

All directors and current executive officers as a group (24 in number)	375,255[19]	.933%†

*	The total for each individual is less than 1.0%.
†

Based on the total number of shares beneficially owned on December 31, 2024 (including shares owned as of December 31, 2024, shares underlying the Restricted Stock Units (RSUs) under the Long Term Incentive Plan (LTIP) that vested within 60 days after December 31, 2024, and shares held in deferred compensation accounts that would be received by directors and officers within 60 days of December 31, 2024, if the director or officer ceased service with NW Holdings or NW Natural on that date).

(1)

Unless otherwise indicated, beneficial ownership includes both sole voting power and sole investment power. Shares under the Directors Deferred Compensation Plan (DDCP) and the Deferred Compensation Plan for Directors and Executives (DCP) that would be received by directors, NEOs and all directors and executive officers as a group within 60 days of December 31, 2024, if the director, NEO, or all executive officers and directors as a group ceased service with NW Holdings or NW Natural on December 31, 2024 are included in the table. Unvested RSUs and the remaining shares under the DDCP and DCP are not included in the table as they represent under the terms of the plans rights to receive shares that would not be distributed until a date that is later than 60 days after December 31, 2024; such shares are more fully disclosed in the footnotes below with respect to each beneficial owner named in table.

(2)

Includes 144,298 shares held jointly by Mr. Anderson’s Trust with the Trust of Mr. Anderson’s spouse, 11,489 shares issuable under RSUs with a performance threshold within 60 days, and 1,351 shares credited to Mr. Anderson’s account under the DCP. Does not include 18,943 shares issuable under unvested RSUs with a performance threshold, and 10,134 shares credited to Mr. Anderson’s account under the DCP.

(3)

Includes 12,543 shares held directly by Mr. Palfreyman, and 3,552 shares issuable under RSUs with a performance threshold within 60 days. Does not include 7,209 shares issuable under unvested RSUs with a performance threshold.

(4)	Does not include 7,815 shares issuable to Mr. Kaszuba under unvested time-based RSUs that will not vest within 60 days.
(5)

Includes 8,311 shares held directly by Mr. Wilson, 980 shares issuable under RSUs with a performance threshold within 60 days, and 198 shares held indirectly under the 401(k) Plan. Does not include 1,531 shares issuable under unvested RSUs with a performance threshold, 3,258 shares issuable under unvested time-based RSUs that will not vest within 60 days, and 6,659 shares credited to Mr. Wilson’s account under the DCP.

(6)

Includes 24,552 shares held directly by Ms. Saathoff, and 3,538 shares issuable under RSUs with a performance threshold within 60 days. Does not include 5,936 shares issuable under unvested RSUs with a performance threshold, and 15,282 shares credited to Ms. Saathoff’s account under the DCP.

(7)

Includes 18,515 shares held directly by Ms. Rush, 3,036 shares issuable under RSUs with a performance threshold within 60 days, and 1,452 shares held indirectly under the 401(k) Plan. Does not include 4,897 shares issuable under unvested RSUs with a performance threshold, and 40 shares credited to Ms. Rush’s account under the DCP.

(8)

Includes 2,256 shares held directly by Mr. Boyle as sole trustee and trustor of Mr. Boyle’s revocable living trust, 24,623 shares credited to Mr. Boyle’s account under the DCP, and 581 shares credited to Mr. Boyle’s account under the DDCP. Does not include 5,237 shares credited to Mr. Boyle’s account under the DDCP.

(9)	Includes 1,453 shares credited to Ms. Enand’s account under the DCP. Does not include 13,097 shares credited to Ms. Enand’s account under the DCP.
(10)	Includes 8,243 shares credited to Ms. Lee’s account under the DCP. Does not include 6,749 shares credited to Ms. Lee’s account under the DCP.
(11)	Includes 861 shares credited to Ms. Ludford’s account under the DCP.
(12)	Includes 376 shares held directly by Hon. McCurdy, and 5,570 shares credited to Hon. McCurdy’s account under the DCP.
(13)	Includes 1,447 shares credited to Ms. McDonough’s account under the DCP. Does not include 5,802 shares credited to Ms. McDonough’s account under the DCP.
(14)	Includes 7,000 shares held directly by Mr. Partain, and 3,587 shares credited to Mr. Partain’s account under the DCP.
(15)	Includes 26,212 shares credited to Ms. Peverett’s account under the DCP.
(16)

Includes 3,500 shares held directly by Mr. Thrasher, 4,000 shares held jointly with Mr. Thrasher’s spouse, 105 shares held by Mr. Thrasher’s spouse, and 307 shares credited to Mr. Thrasher’s account under the DCP. Does not include 1,234 shares credited to Mr. Thrasher’s account under the DCP.

(17)	Includes 7,877 shares held directly by Ms. Wasson as sole trustee and trustor of Ms. Wasson’s trust, and 5,622 shares credited to Ms. Wasson’s account under the DCP.
(18)	Includes 253 shares held directly by Mr. Wilhoite and 1,684 shares credited to Mr. Wilhoite’s account under the DCP. Does not include 15,173 shares credited to Mr. Wilhoite’s account under the DCP.
(19)

Includes 35,883 shares held by executive officers not named above, of which 9,979 shares are held directly by these executive officers, 3,901 shares issuable under RSUs with a performance threshold within 60 days, 1,903 shares issuable under time-based RSUs within 60 days, and 20,100 shares which are held indirectly under the 401(k) Plan. Does not include 7,089 shares issuable under unvested RSUs with a performance threshold, 2,301 shares issuable under unvested time-based RSUs that will not vest within 60 days, and 8,605 shares credited to accounts of executive officers not named above under the DCP.

TOTAL OWNERSHIP OF COMMON STOCK BY DIRECTORS

AND EXECUTIVE OFFICERS

Set forth below is the total number of shares of NW Holdings common stock owned, directly or indirectly, as of December 31, 2024 by all current directors and nominees, each of the NEOs included in the Summary Compensation Table below, and all directors and current executive officers as a group. This supplemental table is provided to illustrate each specified individual’s total ownership in NW Holdings, subject to unvested RSUs, and credited to deferred compensation plan accounts that are excluded from the above table entitled “Beneficial Ownership of Common Stock by Directors and Executive Officers,” as referenced in the footnotes to that table. Amounts included in this table are a different representation of the amounts included in the above table and footnotes entitled “Beneficial Ownership of Common Stock by Directors and Executive Officers,” and are not in addition to amounts included in that table.

Name of Owner	Total Number of Shares

Named Executive Officers

David H. Anderson (also a director)	186,215

Justin B. Palfreyman (also a director)	23,304

Raymond J. Kaszuba III	7,815

Brody J. Wilson	20,937

MardiLyn Saathoff	49,308

Kimberly H. Rush	27,940

Directors

Timothy P. Boyle	32,697

Monica Enand	14,550

Karen Lee	14,992

Mary E. Ludford	861

Hon. Dave McCurdy	5,946

Sandra McDonough	7,249

Nathan I. Partain	10,587

Jane L. Peverett	26,212

Kenneth Thrasher	9,146

Malia H. Wasson	13,499

Charles A. Wilhoite	17,110

All directors and current executive officers as a group (24 in number)	522,246

EXECUTIVE COMPENSATION

REPORT OF ORGANIZATION AND EXECUTIVE COMPENSATION COMMITTEE

The Organization and Executive Compensation Committee (OECC) of the Board of Directors of NW Holdings is responsible for discharging the responsibilities of the Board of Directors relating to the compensation of executives by ensuring that the Chief Executive Officer and other senior executives are compensated appropriately and in a manner consistent with the stated compensation philosophy of NW Holdings and the requirements of the appropriate regulatory authorities.

The OECC is responsible for producing this report and for providing input and guidance to management in the preparation of the Compensation Discussion and Analysis following this report. In fulfilling its responsibilities, the OECC has reviewed and discussed the Compensation Discussion and Analysis with management.

In reliance on the review and discussion referred to above, the OECC recommended to the Board of Directors (and it has approved and directed) that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into NW Holdings’ Annual Report on Form 10-K for the year ended December 31, 2024.

Respectfully submitted on February 27, 2025 by the Organization and Executive Compensation Committee of the Board of Directors:

Nathan I. Partain, Chair	Hon. Dave McCurdy
Jane L. Peverett	Kenneth Thrasher
Malia H. Wasson	Charles A. Wilhoite

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (CD&A) describes the elements and objectives of our executive compensation program for 2024, the OECC’s assessment of our pay for performance alignment, executive compensation roles and responsibilities, our compensation philosophy and practices, how executive compensation decisions are made, executive compensation plan components and design, and 2024 compensation results for each Named Executive Officer (NEO).

Executive Summary

Our executive compensation and corporate governance policies and programs are designed to closely tie executive pay to company performance, and drive long-term shareholder value without encouraging inappropriate risk-taking. To achieve our objectives, we have adopted the following policies and practices over time:

WHAT WE DO:		WHAT WE DON’T DO:
✓	Use performance-based and stock-based compensation tools with metrics that correlate to shareholder value and emphasize controllable outcomes	×	No change-in-control severance gross-up payments
✓	Set annual and long-term incentive targets based on clearly disclosed and largely objective performance measures	×	No excessive severance payments
✓	Maintain a high percentage of total target direct executive compensation that is at risk, particularly for the CEO	×	No routine or excessive perquisites for executives
✓	Closed participation in supplemental executive retirement plans for officers appointed after 2019	×	No pledging/hedging/short sales of Company stock
✓	Incorporate clawback policy into annual and long-term cash and equity incentive awards for amounts inappropriately received	×	No routine use of non-change-in-control severance agreements and when used, use for terms not exceeding five years and with provisions for declining benefits over term
✓	Modified supplemental executive retirement plans to reduce benefits and expenses	×	No backdating or repricing of stock options
✓	Require meaningful share ownership by executives and directors, and limit ability of executives and directors to hedge or pledge Company securities	×	No dividends on unearned performance shares or RSUs
✓	Conduct annual risk assessment to ensure compensation program does not encourage unnecessary or inappropriate risk-taking in incentive plan design or executive pay practices	×	No excessive incentive payments—incentive payments are capped to discourage inappropriate or unnecessary risk-taking
✓	Require minimum one-year service for vesting in performance shares and RSUs	×	No employment contracts
✓	Cap incentive payments to discourage inappropriate or unnecessary risk-taking	×	No single-trigger change-of-control severance provisions

Elements and Objectives of our Executive Compensation Program for 2024

The following is a summary of our 2024 executive compensation program:

	Compensation Element	Objective(s)	Key Features

FIXED	Base Salaries	• Competitive compensation foundation • Recognize leadership responsibilities and position value	• Generally targeted at median of applicable market data with adjustments for experience, relative position, skill marketability, retention concerns, and performance

AT-RISK	Executive Annual Incentive Plan	• Drive achievement of annual performance goals, recognizing that annual goals are essential to long-term performance	• Formula weighted: • 70% Company Performance Factor (71.43% Net Income and 28.57% Operations) • 30% Priority/Individual Goals (including a ROIC component)
Long-Term Incentive Awards

•  Drive key long-term business results that align with shareholder value over the long term

•  Align executives’ interests with shareholders’ interests

•  Reward executives for driving long-term performance

•  Encourage executive stock ownership

•  Target allocation of 35% restricted stock units with performance threshold and 65% 3-year performance share awards

•  Formula for performance share awards is based on achieving ROIC threshold, 3-Year Cumulative EPS, and a +/- 25% modifier based on Relative Total Shareholder Return (TSR)

•  RSUs vest over 4 years, if ROE performance threshold is met

•  Double-trigger change-in-control vesting

•  100% of long-term equity awards contingent on financial performance

BENEFITS	Executive Health, Welfare and Retirement Benefits

•  Provide executives reasonable and competitive benefits commensurate with those provided to non-union employees

•  Encourage savings for retirement

•  Allow for attraction and retention of experienced mid-career hires

•  Mitigate the impact of limits on qualified plan benefits imposed by the Internal Revenue Code

•  401(k) Plan and non-qualified deferred compensation plans allow for certain matching contributions on deferrals

•  For executive officers employed prior to 2007, qualified and, for those officers appointed prior to 2019, supplemental non-qualified pension benefits

•  Executive officers hired after 2006 are eligible for supplemental contributions to 401(k) Plan and non-qualified deferred compensation plan accounts

SEVERANCE	Change-In-Control Arrangements

•  Ensure attention and dedication to performance without distraction in the circumstance of a potential change in control

•  Enables executives to maintain objectivity with respect to merger or acquisition offers

• Double trigger change-in-control severance agreements without any tax gross up

2024 Compensation Programs

Named Executive Officers

Our NEOs for fiscal year 2024 were all employed by NW Natural and are as follows:

Name	Title During 2024[1]
David H. Anderson	Chief Executive Officer[2]
Justin B. Palfreyman	President[3]
Raymond J. Kaszuba III	Senior Vice President and Chief Financial Officer[4]
Brody J. Wilson	Vice President, Treasurer, Controller and Chief Accounting Officer[5]
MardiLyn Saathoff	Senior Vice President, Regulation and General Counsel[6]
Kimberly H. Rush	Senior Vice President and Chief Operating Officer[7]
(1)	Titles listed for 2024 are for NW Natural and NW Holdings except with respect to Ms. Rush who holds office at NW Natural only.
(2)	Mr. Anderson retired as CEO of NW Holdings and NW Natural effective April 1, 2025.
(3)

In May 2024, Mr. Palfreyman was announced as successor to the position of CEO upon Mr. Anderson’s retirement. Mr. Palfreyman was appointed as CEO of NW Holdings and NW Natural effective April 1, 2025. In connection with his CEO appointment, Mr. Palfreyman relinquished his title as President of NW Natural. He currently serves as CEO and President of NW Holdings and CEO of NW Natural.

(4)	Mr. Kaszuba was appointed by the Board of Directors as Senior Vice President and Chief Financial Officer effective August 31, 2024.
(5)	Mr. Wilson served as Interim Chief Financial Officer of NW Holdings and NW Natural in addition to his other roles from July 28, 2023 to August 31, 2024.
(6)

Ms. Saathoff was appointed Chief Legal Officer, Chief Compliance Officer, and SVP Regulatory of NW Natural and General Counsel, Chief Compliance Officer, and SVP Regulatory of NW Holdings, effective February 4, 2025. Ms. Saathoff served as Interim Corporate Secretary from February 4, 2025 to March 2, 2025.

(7)	Ms. Rush was promoted to President of NW Natural, effective April 1, 2025. Ms. Rush appeared as Kimberly A. Heiting in proxy statements prior to 2023.

Key Officer Transitions

One central responsibility of the OECC is to develop a plan and process for CEO succession and selection in collaboration with the Governance Committee, and to monitor all executive officer succession planning and development, and provide regular reports regarding these matters to the Board. In anticipation of Mr. Anderson nearing retirement, the OECC and Governance Committee devoted substantial time and discussion during 2023 and 2024 to CEO succession planning. As part of the Company’s succession plan, the Board elected Mr. Palfreyman to the position of President of NW Holdings and NW Natural, effective May 25, 2023. Mr. Anderson relinquished his role as President at that time, and continued to serve as CEO of NW Holdings and NW Natural. On May 23, 2024, Mr. Anderson informed the Board of his decision to retire from his position as CEO of NW Holdings and NW Natural effective April 1, 2025, and the Board designated Mr. Palfreyman as successor to the office of CEO. Mr. Anderson retired on April 1, 2025, and Mr. Palfreyman was appointed as CEO and President of NW Holdings and CEO of NW Natural effective at such time.

In connection with Mr. Palfreyman’s promotion to CEO, Mr. Palfreyman relinquished his title as President of NW Natural, and Ms. Rush was promoted to President of NW Natural reporting to Mr. Palfreyman, effective April 1, 2025.

Effective August 31, 2024, the Board appointed Mr. Kaszuba to the positions of Senior Vice President and Chief Financial Officer of NW Holdings and NW Natural. Mr. Wilson’s service as Interim Chief Financial Officer concluded at such time.

Effective February 4, 2025, the Board appointed Ms. Saathoff to the positions of Chief Legal Officer, Chief Compliance Officer, and SVP Regulatory of NW Natural and General Counsel, Chief Compliance Officer, and SVP Regulatory of NW Holdings. Ms. Saathoff temporarily served as Interim Corporate Secretary from February 4, 2025 to March 2, 2025. Her service as Interim Corporate Secretary concluded upon the appointment of Megan H. Berge to the office of Vice President, General Counsel and Corporate Secretary of NW Natural and Deputy General Counsel and Corporate Secretary of NW Holdings, effective March 3, 2025.

Allocation of Current vs. At-Risk Compensation

An executive’s base salary is intended to reflect the value of the executive’s position and provide a competitive compensation foundation. The remainder of total direct compensation is at risk and must be earned by achieving short-term and long-term performance goals, which are designed to drive shareholder value. The portion of total direct compensation designed to be paid in base salary versus pay at risk depends upon the executive’s position and the ability of that position to influence outcomes, as well as market factors. The CEO has the largest portion of pay at risk. The following charts show the percentage represented by each of the four components of target total direct compensation in 2024 for the CEO and for the other NEOs, as targeted by the OECC, and show that pay at risk as a percentage of total target direct compensation was 73% for the CEO and an average of 59% for the other NEOs.

Target Total Direct Compensation by Type1, 2

(1)	Value of each RSU and Performance Share based on a grant value of $38.20, which was the price per share assumed by the OECC when making the grants.
(2)

Amounts in “All Other NEOs” chart for Chief Financial Officer include a blend of each of annualized salary, performance share awards, RSUs and EAIP target for Messrs. Kaszuba and Wilson based on the portion of the year that each served as CFO. Amounts do not include one-time attraction or retention payments to Mr. Kaszuba or Mr. Wilson.

The following charts show the percentage represented by each of the four components of total direct compensation in 2024 for the CEO and for the other NEOs that could have been achieved if the EAIP had paid out at the maximum of 175% of target and the performance shares had paid out at the maximum of 200%. Based on maximum potential payouts, pay at risk as a percentage of total direct compensation would be 82% for the CEO and an average of 71% for the other NEOs.

Maximum Total Direct Compensation by Type1,2

(1)	Value of each RSU and Performance Share based on a grant value of $38.20, which was the price per share assumed by the OECC when making the grants.
(2)

Amounts in “All Other NEOs” chart for Chief Financial Officer include a blend of each of annualized salary, performance share awards, RSUs and EAIP target for Messrs. Kaszuba and Wilson based on the portion of the year that each served as CFO. Amounts do not include one-time attraction or retention payments to Mr. Kaszuba or Mr. Wilson.

Pay for Performance Alignment

The OECC strives to align executive compensation with long-term shareholder value. In reviewing the totality of the circumstances for the short- and long-term award periods ending December 31, 2024, the OECC determined that the Company’s compensation programs and payments align NEOs with shareholders and appropriately drive long-term shareholder value, particularly given the challenging circumstances in which the Company was operating.

2024 Annual Incentive Performance

Specifically, the OECC considered the following financial performance metrics and advancement of key strategic and growth initiatives in 2024 when making decisions regarding the Executive Annual Incentive Program (EAIP):

•

Reported net income of $2.03 per share and achieved adjusted earnings[1] of $2.33 per share for 2024, compared to net income of $2.59 per share for 2023, a decline primarily due to regulatory lag for the first 10 months of 2024 until new Oregon gas utility rates were effective on November 1, 2024

•

The addition of nearly 10,000 gas and water utility connections in the last 12 months for a combined growth rate of 1.1% as of December 31, 2024, mainly driven by organic customer growth from all utilities

•	Investment of approximately $394.4 million in our utility systems to support greater reliability and resiliency
•	Announced the acquisition of SiEnergy Operating, LLC (SiEnergy), a high-growth gas utility located in Texas, which subsequently closed in January 2025
•	NW Natural ranked in the top five in the West by J.D. Power’s Gas Utility Residential Customer Satisfaction Study, and first in the West by their Business Customer Satisfaction Study
•

Successfully concluded NW Natural’s 2023 Oregon general rate case providing for a revenue requirement increase of $93.3 million, and new rates went into effect November 1, 2024, reflecting the Oregon general rate case and NW Natural’s purchased gas adjustment mechanism for Oregon and Washington customers

•

Filed our 2024 Oregon general rate case for NW Natural requesting a $59.4 million revenue requirement increase to support the effects of inflation and higher interest rates, an updated depreciation study and long-planned investments

•

Continued to advance our lower carbon pathway, with achievements in energy efficiency, ongoing implementation of an emissions screening tool to prioritize purchases from lower-emitting producers, and execution of our strategy supporting our compliance with the Washington Climate Commitment Act and the Oregon Climate Protection Program

•	Actively worked to procure renewable natural gas (RNG) under the landmark Oregon legislation Senate Bill 98 (SB 98)
•	Advanced our Journey to Zero safety program to further support and enhance employee safety
•	Entered into a new collective bargaining agreement with the union representing nearly half of NW Natural’s workforce, which took effect on June 1, 2024 and expires on May 31, 2028
•	Built on our long-standing commitment to inclusion with additional initiatives in employee education and support, partner and supplier access, and customer and community outreach
•

NW Natural safely and reliably served customers during a significant ice storm in January 2024, with a total of 9.0 million therms delivered on January 13, 2024, including 8.0 million therms provided to homes and businesses achieving a new peak day record, and setting a new withdrawal record from our on-system gas storage facility in Mist, Oregon

•

Continued to effectively manage cleanup and cost recovery efforts related to NW Natural’s legacy environmental liabilities with continued collection of revenues under regulatory mechanisms in Oregon and Washington

[1]

See Exhibit F “Non-GAAP Financial Measures” and “Reconciliation to GAAP” for additional information. The 2024 adjusted consolidated net income and adjusted EPS are non-GAAP and exclude the non-cash effects of a line extension regulatory disallowance of $10.1 million after-tax and SiEnergy transaction costs of $1.7 million after-tax.

•

Continued to grow our NW Natural Water platform, closing the acquisition of Infrastructure Capital Holdings (ICH), which includes the assets of Puttman Infrastructure, extending NW Natural Water’s utility portfolio as well as its services business and recycled water segment

•	Began operations, earnings and cash flows from two renewable natural gas (RNG) facilities for NW Natural Renewables
•	Successfully executed several rate cases for our water companies, and positioned several others for upcoming rate cases
•	Recognized by Ethisphere[2] as one of the 2024 World’s Most Ethical Companies® for the third year in a row

These annual accomplishments, taken together, were reflected in payouts to the NEOs averaging 126.40% of target out of a possible 175% payout under the EAIP, due to achievement of 122.87% out of a possible 175% of the Net Income Factor, achievement of 92.73% out of a possible 175% of the Operations Factor, and an average achievement of 154.14% out of a possible 175% on the Priority/Individual Performance Factor for NEOs. The Priority/Individual Performance Factor ratings reflect achievement of significant stretch goals that are important to the Company’s business strategy under challenging circumstances, including the resolution of NW Natural’s Oregon general rate case in 2024 and the impact of the updated rates that went into effect on November 1, 2024 on the Company’s financial position and outlook as of December 31, 2024.

Long-Term Incentive Performance

Long-term incentive targets for NEOs are generally allocated 35% of value to RSUs and 65% of value to performance share awards.

RSUs

Incentive RSUs are performance-based and do not vest unless NW Holdings’ adjusted return on common equity exceeds the average cost of long-term debt for the preceding five years. NW Holdings’ adjusted return on equity for 2024 was 6.77%, which was greater than NW Holdings’ average cost of long-term debt for the preceding five years, which was 4.54%, resulting in vesting of outstanding RSUs scheduled to vest in 2025 for 2024 performance.

Performance Share Awards

Performance Share Awards are performance-based and are not paid unless a return on invested capital (ROIC) threshold is met. Awards are based on achievement of a three-year cumulative earnings per share (EPS) target as modified by the Company’s three-year total shareholder return (TSR) relative to a peer group. The three-year average adjusted ROIC for the 2022-2024 performance share cycle was 5.70%, resulting in achievement of the performance threshold. Cumulative adjusted EPS for the three-year cycle was $7.46 resulting in a 95.47% payout factor. However, the relative TSR modifier reflecting lower than targeted relative TSR performance over the three-year cycle operated to reduce this award factor by 25% to 71.60% of target.

There are multiple factors contributing to the three-year TSR results from 2022-2024. On a macro level, market volatility amid a historically fast rising interest rate environment put pressure on utility stocks and small cap stocks generally underperformed. Electric utilities benefited from the prospective demand growth from artificial intelligence data centers. These macro trends, coupled with the sector and region within which we operate, resulted in a lower-than-expected three-year TSR relative to the Company’s LTIP peer group, despite strong operational performance, net income, three-year EPS and dividend distributions. The OECC considered these factors relative to the Company’s 3-year TSR, and considered whether to exercise discretion to adjust the TSR modifier. The OECC declined to make such an adjustment and instead determined that the compensation awarded aligns pay for performance by recognizing a below target three-year TSR and holding executives accountable by reducing long-term incentive payments earned by 25%. The OECC determined that the reduced performance share awards appropriately rewarded significant accomplishments, performance results, and

[2]	“World’s Most Ethical Companies” and “Ethisphere” names and marks are registered trademarks of Ethisphere LLC.

management’s continued execution of long-term strategic and growth plans, all while navigating difficult circumstances and while ensuring safe, reliable and efficient operations for the customers and communities we serve.

2024 Realized Compensation Relative to TSR as Assessed by the OECC

TSR is not the only measure of a company’s financial performance and can be affected by stock market fluctuations outside of management’s control despite strong company performance. Nevertheless, one metric reviewed by the OECC in aligning executive pay with Company performance is pay targeted and actually realized in the identified year by executives’ annual and long-term performance as measured by several metrics, including, but not limited to, TSR. The following charts display the target total direct compensation and realized compensation for the CEO and as an average for the other NEOs, respectively, for each of the last five years, along with the Company’s TSR over the five-year period, assuming investment of $100 at the beginning of 2020. This table is not a required disclosure, and should not be used as a substitute for required disclosure. It is provided only to demonstrate one way in which the OECC reviews and makes decisions regarding executive compensation.

Chief Executive Officer1,2

Average of All Other Named Executive Officers1,2,3

(1)

Amounts reflected as target total direct compensation in this table include the following amounts paid for the applicable year: (1) salary for the applicable year; (2) EAIP payment target for the applicable year; (3) the target value of the performance share award granted in the applicable year; and (4) the target value of RSUs with performance threshold awarded in the particular year. The amounts reflected as target total direct compensation in this table do not include the following amounts for the year indicated: (a) the aggregate change in the actuarial present value of the NEOs’ accumulated benefits under all defined benefit pension plans or pension service costs; (b) above-market interest credited to the non-qualified deferred compensation plan accounts of the NEOs, if any; (c) employer matching contributions to qualified defined contribution plan; (d) matching contributions under non-qualified deferred compensation plans, if any; and (e) any additional payments or de minimis amounts.
(2)	Amounts reflected as realized compensation are calculated in the same manner as realized compensation amounts set forth in the Realized Compensation Table. See “Realized Compensation Table,” below.
(3)

For each year, represents the average compensation of persons who were NEOs, other than the CEO, for that year. For 2023, average of total target direct compensation reflects a blended amount for Frank Burkhartsmeyer’s and Mr. Wilson’s salary, EAIP, performance shares and RSUs for the portion of the year that they served as Chief Financial Officer. For 2023, average realized pay reflects a blended amount for Messrs. Burkhartsmeyer’s and Wilson’s salary and RSUs for the portion of the year that they served as Chief Financial Officer, and Mr. Wilson’s EAIP and performance shares, as Mr. Burkhartsmeyer was not eligible for an EAIP or performance share payout. Mr. Burkhartsmeyer served as Executive Vice President, Strategy and Business Development and Chief Financial Officer until July 28, 2023. For 2024, the averages of both total target direct compensation and average realized pay reflect a blended amount for Messrs. Kaszuba’s and Wilson’s salary and EAIP for that portion of the year they were CFO.

Results of 2024 Shareholder Advisory Vote on Executive Compensation

At the Annual Meeting of Shareholders held May 23, 2024, over 96% of the shareholder votes cast on the resolution approving the compensation of the NEOs, without regard to abstentions as provided under Oregon law, were cast in favor of the resolution. Counting abstentions as a vote against, over 95% of the shareholder votes were cast in favor of the resolution. The OECC considered the level of support indicated by that vote as reflecting favorably on our executive compensation system and determined that no changes in response to the vote were needed.

DETAILED DISCUSSION AND ANALYSIS

Executive Compensation Roles and Responsibilities

OECC. The OECC is responsible for, among other matters, reviewing the performance of the CEO, making recommendations to the Board relating to executive compensation programs and benefit plans, and monitoring risk related to such programs and plans. The Board of Directors has delegated to the OECC its full authority to grant equity awards under the terms of the LTIP and to approve all aspects of executive officer compensation other than cash compensation for the CEO.

The OECC strives to utilize best practices in executing its executive compensation responsibilities. Among other practices, the OECC:

•

annually conducts a review of all executive compensation plans to ensure they provide the type and form of incentives that align with the OECC’s Total Remuneration Philosophy centered on pay for performance;

•	generally biennially reviews a total remuneration analysis for all executive officers;
•	reviews and provides input on goals prior to inclusion in executive compensation plans;
•	reviews assessments of accomplishment of goals prior to determining incentive compensation;
•	conducts CEO’s mid-year and annual review to incorporate full Board feedback in the evaluation process;
•	periodically reviews performance of its expert executive compensation consultant and considers compensation consultant selection process approximately every five years; and
•	annually considers whether compensation policies and practices create risks that are reasonably likely to have a material adverse effect.

The OECC also reviews, with the CEO and the Vice President, Chief Human Resources and Diversity Officer organizational structures and recommends to the Board succession planning for executive positions at least annually. The OECC actively engages with management to find, engage and retain the executive talent necessary to drive the future success of our businesses.

Use of Management by the OECC. Management provides support to the OECC to facilitate executive compensation decisions, including working with the compensation consultant engaged by the OECC and legal counsel on plan design changes, preparing reports and materials, communicating with outside advisors, administering plans on a day-to-day basis with oversight by the OECC, and implementing the Board’s and OECC’s decisions. The Vice President, Chief Human Resources and Diversity Officer is the primary management contact for the OECC. The CEO makes recommendations to the OECC regarding plan design, salary increases, incentive awards and other executive compensation decisions for executives other than himself.

Use of Consultants by the OECC. For 2024 compensation decisions, the OECC engaged Pay Governance, an independent compensation consulting firm (Consultant), to assist in the evaluation of the competitiveness of our executive compensation programs and to provide overall guidance to the OECC in the design and operation of these programs. The Consultant reports directly to the OECC Chair, and the Chair reviews all invoices submitted by the Consultant. The OECC periodically reviews the performance, and assesses the independence, of the Consultant. At the direction and under the guidance of the OECC Chair, the Consultant provides data and analysis that is used by both management and the OECC to develop recommendations for executive compensation programs to submit to the OECC for its consideration. Among other matters, the Consultant provides advice regarding:

•	the inclusion of compensation program elements;
•	the design and operation of the executive incentive plans;
•	policies for allocating between long-term, short-term and currently paid compensation;
•	policies for allocating between cash and equity compensation, and among the different forms of equity compensation; and
•	the basis for allocating to each of the two primary types of long-term compensation award opportunities.

The OECC reviews the engagement of its Consultant periodically, and as part of that process, reviews a summary of all services provided to NW Holdings by the Consultant, the percentage of the total fees paid by NW Holdings in relation to the total revenues of Consultant, any business or personal relationships the Consultant may have with any member of the OECC or any executive officer of NW Holdings, NW Holdings stock owned by the Consultant or any member of Consultant working on the NW Holdings account, and internal policies and procedures of the Consultant in place to maintain the objectivity, independence and separation between compensation consulting and investment advisory services, including, but not limited to Consultant’s code of business conduct requirement that all the Consultant’s associates must report any potential conflicts of interest. The Consultant does not provide any services to NW Holdings other than executive compensation consulting.

OECC Compensation Philosophy and Practices

The OECC uses its Executive Total Remuneration Philosophy and Guiding Principles centered on pay for performance to guide its executive compensation decisions. Each year, the OECC reviews and adjusts, if necessary, its Remuneration Philosophy. The guiding principles of this philosophy are to design executive compensation programs that:

•	attract and retain talented, qualified and highly-skilled executives with competitive total remuneration;
•	motivate high levels of executive performance by linking a significant portion of pay directly to Company performance;
•

align executives’ interests with those of NW Holdings’ shareholders by: (i) maintaining Corporate Governance Standards that require meaningful stock ownership, and (ii) providing a significant component of compensation based on attainment of key financial and stock performance measures;

•	pay for the desired results by appropriately balancing short- and long-term incentive measures;
•	motivate appropriate risk-taking to achieve designated objectives, but disincent inappropriate risk-taking; and
•

correctly balance compensation that is attractive to executives, affordable to the Company, proportional to the executive’s contribution, aligned with shareholder interests and fair to shareholders and employees.

How Compensation Decisions Are Made

Guided by its Remuneration Philosophy and Company performance, the OECC begins by reviewing each component of executive compensation for the NEOs using the median of peer proxy data, energy service company survey data, and general industry survey data as guides for each relevant position. However, the OECC makes definitive compensation decisions by considering a number of factors beyond applicable median market information, all of which inform, but none of which individually dictate, the OECC’s decisions. Our executive compensation programs are sufficiently flexible to allow pay to vary by individual position if warranted by other factors, including the following:

•	the executive’s experience, contribution, relative position and level of responsibility;
•	the performance of the executive during the prior period;
•	marketability of the executive’s skills and retention concerns;
•	internal equity, advancement potential, and succession planning, particularly in the circumstance of an imminent promotion;
•	the retention value of long-term incentives before vesting;
•	the value of long-term incentives needed to ensure that executives are focused on absolute share price appreciation over the long-term;
•	the extent to which the compensation package encourages meaningful stock ownership by each executive to align that executive’s interests with that of the shareholders; and
•	the extent to which a compensation package could encourage inappropriate or unnecessary risk-taking.

The program contains several variable components that allow compensation to exceed targeted competitive pay levels when the performance expectations of the OECC are exceeded, and pay less than targeted competitive compensation when performance results do not meet those expectations.

We are likely to attract candidates for most of our executive positions from the energy and utilities industries, specifically from gas, electric, water or combination utility companies in the United States. At times general industry market information may also be considered for certain executive positions that can be found in any industry. In preparing their competitive market assessment each year, the Consultant evaluates the appropriate survey data comparisons. For 2024, the Consultant recommended, and the OECC approved, a peer group of 18 gas, electric, water and combination utilities (identified in Exhibit A), and the Consultant provided compensation data from the most recent proxy statements of these peer companies. For 2024, the Consultant also presented a blend of two sets of survey data, for companies identified in Exhibit B, from the Willis Towers Watson (WTW), Energy Services Executive Compensation Database, 2023, and the WTW, General Industry Executive Compensation Database, 2023 for companies identified in Exhibit C. Survey data is formulated based on functional responsibilities of each NEO’s position. The Consultant also used the American Gas Association Compensation Survey, 2023 as a reference (identified in Exhibit D). The Consultant selects the most appropriate market comparisons for each executive position and synthesizes that data to provide to the OECC for its review. At that time, the Consultant provides recommendations as to levels for each compensation component for each relevant position, including circumstances when other data, or adjustments to presented data, may be a more appropriate guide.

Overview of CEO Compensation

The following table shows the OECC’s target value for each component of the CEO’s 2024 compensation along with information regarding the applicable median market for each component of compensation and the CEO’s total compensation. As illustrated, the OECC set Mr. Anderson’s targeted total compensation approximately 8% below the median of the applicable market data.

		Market Data[1]

Compensation Component	Target Amount	Median of Relevant Market Data	Percent Target is Above or (Below) Market Data
Salary	$870,000	$850,000	2%
Total Cash Compensation	1,653,000	1,700,000	(3)%
Expected Value of Long-Term Incentives	1,600,007	1,853,000	(14)%
Total Compensation	3,253,007	3,553,000	(8)%

(1)	Reflects peer proxy data for the position of CEO.

Further information regarding Mr. Anderson’s components of compensation and actual amounts paid are provided below, along with similar information for the other NEOs.

Base Salaries

The following table shows the salaries of the NEOs before and after salary adjustments went into effect on March 1, 2024, and with subsequent salary adjustments in connection with organizational changes, as applicable.

Name	Salary Effective Prior to March 1, 2024	Salary Effective March 1, 2024	Salary Effective August 31, 2024
David H. Anderson	$836,000	$870,000	N/A
Justin B. Palfreyman	600,000	625,000	N/A
Raymond J. Kaszuba III[1]	N/A	N/A	525,000
Brody J. Wilson[2]	418,500	432,000	332,000
MardiLyn Saathoff	449,500	468,000	N/A
Kimberly H. Rush	456,000	475,000	N/A

(1)	Mr. Kaszuba was appointed Senior Vice President and Chief Financial Officer effective August 31, 2024.
(2)

Mr. Wilson received an annual salary increase of $100,000 for any portion of the year that he served as Interim CFO in addition to his other roles. The salary displayed effective August 31, 2024 for Mr. Wilson reflects the conclusion of his interim service as Chief Financial Officer.

As part of its annual salary review in February 2024, the OECC considered applicable market data for each NEO’s functional position and areas of responsibility and applied an adjustment to Ms. Saathoff’s position comparator to reflect additional responsibilities of rates, regulatory affairs and security and facilities; and an adjustment to Ms. Rush’s position comparator to reflect additional responsibilities for integrated resource planning and serving as the public face of the gas company. The OECC set base salaries for all NEOs after application of these adjustments and consideration of applicable median market information and other relevant factors, including each NEO’s areas of responsibility, professional experience and tenure, and with respect to Mr. Palfreyman, his role in the Board’s CEO succession plan. In recognition of Mr. Wilson stepping in on an interim basis as CFO, the OECC also provided an additional $100,000 to his annual salary for his Vice President, Treasurer, Controller and Chief Accounting Officer role during his tenure as CFO.

Effective August 31, 2024, the Board appointed Mr. Kaszuba as Senior Vice President and Chief Financial Officer and the OECC approved his salary at such time. In determining Mr. Kaszuba’s salary, an adjustment was applied reflecting his additional responsibilities for the project management office and purchasing. At the same time, the OECC adjusted Mr. Wilson’s salary upon the conclusion of his service as Interim Chief Financial Officer.

The following discussion and analysis contains statements regarding individual and corporate performance measures, targets and goals. These measures, targets and goals are used for purposes of executive incentive compensation programs, and in some cases incentive compensation programs that are available to other employees in our businesses. These measures, targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s representations of NW Holdings’ or NW Natural’s financial performance for the periods covered. The results reported with respect to these incentive compensation programs are used specifically for executive incentive compensation programs, and NW Holdings and NW Natural caution investors not to apply these statements to other contexts. Furthermore, these prior results are not intended to be and are not indicative of either NW Holdings’ or NW Natural’s future financial performance.

Executive Annual Incentive Plan
The EAIP ties executive pay to achievement of annual financial, operating and individual performance goals.
3
Participation in the EAIP, as of December 31, 2024, was limited to 13 participants, including the NEOs. Awards approved by the OECC are paid by March 15 of the following year, and are subject to “clawback” under the Company’s Compensation Recovery Policy.
Target and actual awards in dollars, for 2024 incentive awards paid in 2025, are set forth in the table below and illustrated in the bar chart immediately following the table for NEOs.

Named Executive Officer	Target Award % of Base Salary 1	Target Award Amount 1	Actual Award as % of Target Award	Actual Award Amount
David H. Anderson	90%	$783,000	130%	$1,016,000
Justin B. Palfreyman	70%	437,500	131%	572,000
Raymond J. Kaszuba III 2	60%	105,872	124%	131,000
Brody J. Wilson	35%	116,200	123%	143,000
MardiLyn Saathoff	50%	234,000	124%	291,000
Kimberly H. Rush	50%	237,500	127%	301,000
(1)	Maximum award amount is 175% of target award amount.
(2)
Mr. Kaszuba’s award was
pro-rated
to reflect his hire date of August 31, 2024. Had Mr. Kaszuba been employed for the full year, his actual EAIP award would have been $389,000. Mr. Kaszuba’s actual award as a percentage of target award reflects his pro-rated
target award for the potion of the year that he served as CFO.

(1)	Maximum, target and actual average 2024 awards were calculated using an averaged amount for Messrs. Kaszuba and Wilson for the portion of the year they were CFO.
The OECC considered each NEO’s functional position and areas of responsibility and applied the same adjustments to Messrs. Kaszuba and Wilson’s and Mses. Saathoff and Rush’s positions for target total cash compensation that were applied for purposes of base salary. The OECC set target total cash compensation after application of these adjustments and consideration of applicable median market information and other relevant factors, including each NEO’s areas of responsibility, professional experience and tenure, and with respect to Mr. Palfreyman, his role in the Board’s CEO succession plan.
The OECC gives considerable attention to what performance measures are appropriate for the EAIP. The OECC has authority to authorize adjustments to performance measure calculations to take into account unanticipated circumstances or significant, non-recurring
or unplanned impacts as the OECC determines is appropriate. The OECC retains this authority as a compensation plan risk mitigation strategy to avoid circumstances where EAIP goals could incent executive actions that would not be aligned with the best interests

3
The financial goals and performance measures in our compensation plans are tied to the top-level
consolidated enterprise, NW Holdings, the ultimate parent, and publicly traded, company. In recognition that NW Natural is currently NW Holdings’ largest operating subsidiary, contributing the majority of NW Holdings’ financial results, certain operational metrics in our compensation plans are tied to NW Natural’s operational performance.

of our businesses or shareholders long-term, particularly during challenging times. As an additional safeguard to this ability to make adjustments to performance measure calculations, the OECC has authority to recommend an award increase up to a maximum of 175% of the target when goals are exceeded or to reduce an executive’s performance-based award when goals are not achieved. The OECC exercised its authority in 2024 by adjusting net income upward by $11.8 million. The adjustment reflects the exclusion of a $10.1 million charge, after-tax,
due to the disallowance of undepreciated line extension costs ordered in NW Natural’s 2024 Oregon general rate case. As previously disclosed, as part of the resolution of NW Natural’s Oregon general rate case, the Oregon Public Utility Commission (OPUC) ordered a negative adjustment to rate base of $13.7 million of undepreciated line extension costs, which resulted in a non-cash,
pre-tax
charge of approximately $13.7 million ($10.1 million
after-tax)
in the fourth quarter of 2024. The OECC believes that management should be held harmless for this unanticipated one-time
non-cash
charge, which was not within the control of management. The adjustment also reflects the OECC’s exclusion of $1.7 million of transaction expenses
(after-tax)
associated with the Company’s acquisition of SiEnergy, in recognition of the one-time,
non-recurring
nature of these expenses, which were not contemplated in the Company’s performance goals.
The formula for the EAIP total incentive award is as follows:

The OECC sets the Net Income and Operations Factor goals, ranges and targets each year taking into account the current economic and regulatory environment, management’s annual objectives, and the way in which those annual objectives fit within the larger strategic and growth goals for our businesses. Given the factors considered by the OECC, and the importance of retaining executive focus during challenging times, the ranges and targets may be higher or lower than in prior years.

Net Income Factor
.
The Net Income Factor is used to align executives’ interests with shareholders’ interests and in recognition of the importance earnings have in influencing our future stock price. Actual adjusted net income results are interpolated to determine the corresponding performance factor, up to a maximum of 175%. For 2024, Net Income Factor levels were:

Minimum (50%)	Target (100%)	Maximum (175%)
$79,863,041	$88,736,712	$94,948,282 or Greater
Amounts less than $79,863,041 result in a 0% payout factor.
NW Holdings net income for 2024, as adjusted, was $90,631,155, resulting in a Net Income Factor equal to 122.87%.

Operations Factor
.
NW Natural operating goals of significant importance to public and employee safety as well as the enhancement of our overall profitability and productivity were selected by the OECC to comprise the Operations Factor. These operating goals are chosen because they are substantially aligned with the incentive programs for all non-bargaining
unit NW Natural employees. While each goal can contribute a goal rating between 0 and 200% multiplied by the assigned goal weight based on actual results, the aggregate of the Operations Factor is limited to a maximum of 175%. Actual results are interpolated to determine the performance factor for each goal. The Operations Factor was determined using the following formula:

Sum of	Goal Performance x Goal Weight	for each of Six Key Goals = Operations Factor

A summary of the operating goals for 2024, the weighting of each goal to the overall factor, and the 2024 goal performance rating achieved is set forth in the following table:

Key Goals	Goal Description	Goal Performance Range (0%-200%)	Target (100%) Performance	Goal Weight in Operations Factor	2024 Goal Rating Achieved

Customer Satisfaction— Overall	Customer ratings of 9-10 for overall customer service	75.00% – 83.00%	79.00%	16.667%	63.75%

Customer Satisfaction— Staff Interaction	Customer contact ratings of 9-10 for customer service representative or service technician interactions	86.00% – 94.00%	90.00%	16.667%	95.25%

Market Growth	Total new meter sets	7,076 – 8,741	8,325	16.667%	88.71%

Public Safety— Damages	Percentage of damage calls with response times of less than 45 minutes	76.50% – 94.50%	90.00%	16.667%	112.22%

Public Safety— Odor Response	Percent of odor calls with response times of less than 45 minutes	71.19% – 87.94%	83.75%	16.667%	196.42%

Employee Safety (Each factor weighted 50%)	DART Rate—Days Away Restricted Time	2.33 – 1.65	1.70

This factor will be 0 in the event of an on the job fatality due to a preventable safety incident.	PMVC—Number of Preventable Motor Vehicle Collisions	36 – 26	29	16.667%	—%
Lower than targeted market share was largely due to higher interest rates resulting in declining single-family home permits and home sales. Lower customer satisfaction numbers were driven by staffing shortages in our call center coupled with an unusually cold winter 2024 and bill impacts of our most recent rate cases, resulting in higher customer bills and longer call wait times. Employee safety results trended lower in the first half of the year, with an unprecedented ice storm in January 2024 contributing to our overall results. Despite improvement in the second half of the year, we narrowly missed our goal performance range for our safety metrics in 2024. Combined, our operating performance in 2024 resulted in an Operations Factor of 92.73%.
Priority/Individual Performance Factor.
Thirty percent of each NEO’s annual incentive target award is based on the Priority/Individual Performance Factor determined by individual performance goals, which include some significant “stretch” goals. In the case of the CEO, individual goals are determined by the OECC in consultation with the CEO. Whether the CEO has attained his goals is determined largely based on the OECC’s assessment, with input from the full Board, of the CEO’s performance. The other NEOs’ individual performance goals align with the CEO’s goals and support our strategic plans. The 2024 priority goals from which executives derive their Individual Performance Factors included, among other goals:

•
achievement of EPS, ROIC, operations and maintenance (O&M) expense, credit ratings, capital expenditures, and operations, safety, customer growth and experience, decarbonization and human capital and community goals;

•	successful execution of our strategic plan across NW Holdings and its subsidiaries;
•	achievement of constructive regulatory objectives, including execution of NW Natural’s Oregon rate case filed in December 2023 and preparation of NW Natural’s December 2024 Oregon rate case;
•	successfully negotiate and execute collective bargaining agreement with OPEIU Local No. 11 AFL-CIO, which represents nearly one half of NW Natural employees;
•
execute on our water sector growth objectives, effectively grow and enhance operations of water companies and execute long-term operational, safety, environmental, technology, regulatory and other business strategies for our water platform;

•	grow and execute strategies related to NW Holdings’ unregulated RNG business, NW Natural Renewables;
•
enhance public safety and customer reliability by completing specified distribution system and storage projects, implement damage prevention improvements, and continue to execute on pipeline safety and resilience strategy to support our communities;

•	continued improvement of customer service, experience and field strategies;
•	continued customer and community engagement and philanthropic outreach;
•	continued improvement of facilities, and system capacity and reliability;
•	sustained strong employee engagement, and strong and effective succession planning and employee and supplier programs to promote access and inclusion;
•	continued advancement of employee safety programs at NW Natural and water utilities;
•	effectively advance management, remediation of, and recovery of costs related to certain NW Natural environmental sites;
•	successfully manage real property assets, advance emergency response and business continuity programs and execute actions to enhance physical security;
•	advancement of key information technology initiatives, including the support of NW Natural’s meter modernization priorities and cyber and information security initiatives;
•	execute our strategy for compliance with greenhouse gas regulatory programs, including the Climate Commitment Act (CCA) in Washington;
•	implementation of enhancements to disclosures and communications to convey community, sustainability and integrity initiatives to stakeholders;
•	execute and communicate the Company’s strategy and its belief of the importance of the role of natural gas in a lower-carbon future;
•
advancement of our 2035 carbon savings objectives and decarbonization initiatives, including customer energy efficiency, continued adoption of NW Natural’s voluntary Smart Energy carbon offset program, upstream methane reduction measures, and seeking to incorporate renewable natural gas (RNG) and hydrogen into our gas supply; and

•	execute on NW Natural’s RNG strategy, including procurement and investment opportunities, and continue to assess a broader set of decarbonization resources including hydrogen and other pilot projects.
In addition to the above shared executive officer goals, Mr. Anderson identified 2024 CEO performance goals which included continued effective leadership, including strengthening of alignment, development, and succession planning activities of the executive management team, advancing strategy formulation and execution at NW Holdings and its subsidiaries, achieving additional financial performance goals and operations and safety outcomes, and advancing NW Natural’s regulatory and other stakeholder engagement.
The CEO evaluated the 2024 individual performance of each NEO on a scale from 0 to 175%, based on priority/strategic goals specifically identified for each NEO. A rating of 100% indicates goals, including a particular “stretch” goal, were met, while ratings between 100 and 175% indicate extraordinary performance or achievement of multiple “stretch” goals. The OECC, with input from the full Board, uses this same method of assessment to establish the year-end
performance rating for the CEO. The OECC reviewed Mr. Anderson’s performance during the year, noting particularly strong performance with respect to his goals related to leadership and regulation, and above target performance with regard to strategy formulation and execution, operations and safety, and stakeholder relations goals. The OECC noted the Company’s disappointing annual TSR performance along with other more positive performance metrics and assigned Mr. Anderson a rating below target for that set of goals. The OECC calculated Mr. Anderson’s overall rating at 165.56% for Mr. Anderson’s individual performance. Performance ratings of the other NEOs ranged from 143.00% to 169.10% reflecting strong performance on individual goals in a challenging environment.
Together with the Net Income Factor of 122.87% and Operations Factor of 92.73%, the priority/individual performance of the NEOs resulted in an overall average payout under the EAIP of 126.40% out of a possible 175% of target.

Long-Term Incentives
The OECC considered the financial performance and alignment of NEO interests with shareholders when making decisions regarding long-term incentives. Specifically, the OECC noted:

•
Long-term incentives are delivered in Company stock to further align this component of compensation with shareholder interests, with the value of awards tracking Company stock value, and long-term incentives comprising up to 54% of total direct compensation for the CEO and up to an average of 42% of total direct compensation for other NEOs.

•
NEOs are required to maintain significant Company share ownership as set forth in the Corporate Governance Standards. As of December 31, 2024, the CEO held Company stock valued at more than 8x his annual salary, exceeding the 5x ownership target set forth in the Company’s Corporate Governance Standards. The other NEOs have either met or are within the time period to attain the ownership targets set forth in the Company’s Corporate Governance Standards, which at December 31, 2024 were 4x annual salary for Mr. Palfreyman, 3x annual salary for Ms. Rush, and 2x annual salary for Ms. Saathoff and Mr. Kaszuba, and 1x annual salary for Mr. Wilson.

•	The OECC’s desire to drive management’s accomplishment of a range of significant longer-term initiatives important to the long-term success of NW Holdings’ business.
•
The importance of leadership stability and retaining an experienced, engaged and focused executive team, particularly during times of preparations for significant leadership transition, as well as within the context of significant talent competition.

In 2024, the long-term incentive portion of our executive compensation program consisted of two components: RSUs with performance threshold and performance shares. For purposes of valuing awards, we define the expected value of each RSU and share of performance share awards as the estimated market price of NW Holdings common stock near the grant date. The OECC targeted an allocation of the expected value of long-term incentives for 2024 at approximately 35% RSUs with a performance threshold and 65% performance share awards. The OECC believes the allocation between RSUs with a performance threshold and performance shares provides a balanced performance focus for executives.
The targeted value of long-term incentives granted to the NEOs in 2024 were informed by the same considerations as all other components of compensation, and are displayed in the below table.

		RSUs with Performance Threshold		Performance Shares
Name	Targeted Value of Long-Term Incentives (LTI)	Percent of Total Targeted LTI Value	Number of RSUs with Performance Threshold Granted	Percent of Total Targeted LTI Value	Target Number of Performance Shares
David H. Anderson	$1,600,007	35%	14,660	65%	27,225
Justin B. Palfreyman	749,942	35%	6,872	65%	12,760
Raymond J. Kaszuba III 1	N/A	N/A	N/A	N/A	N/A
Brody J. Wilson	125,029	35%	1,148	65%	2,125
MardiLyn Saathoff	500,191	35%	4,584	65%	8,510
Kimberly H. Rush	400,069	35%	3,668	65%	6,805
(1)
At the time of Mr. Kaszuba’s appointment effective August 31, 2024, the OECC approved an agreement to deliver a long-term incentive opportunity targeted at $550,000 in the form of performance-based RSUs and performance share awards under the NW Holdings Long Term Incentive Plan at the Boards’ February 2025 meeting.

Performance Shares.
The first component of our executives’ long-term compensation program is provided through performance shares under our LTIP. All of the NEOs participated in the performance share program in 2024, with the exception of Mr. Kaszuba due to the mid-year
nature of his appointment. The agreement for performance shares “claws back” inflated payouts pursuant to NW Holdings’ Compensation Recovery Policy.

Performance share awards are determined by multiplying the targeted performance share award by a Performance Share Factor. For the 2024-2026 performance cycle (and 2023-2025 and 2022-2024 performance cycles), Performance Share awards are determined as follows:
ROIC Performance Threshold
. A three-year average ROIC threshold was established to focus executives on long-term return on invested capital, given the amount of capital that is deployed in utility operations. ROIC for each year in the performance period is defined as (i) NW Holdings’ net income for the year before interest income and expense divided by (ii) NW Holdings’ adjusted average long-term capital consisting of the average of NW Holdings’ opening and closing shareholders’ equity plus long-term debt for the year. The average ROIC is then the average of the adjusted ROICs achieved in each of the three years of the performance cycle. In order for performance share awards to be paid, the ROIC threshold must be satisfied. For performance share awards made in 2024, the threshold is 4.26%. For performance share awards made in 2023, the threshold is 4.21%. For performance share awards made in 2022, the threshold is 4.14%. The Performance Share Factor is determined by the following formula once the ROIC threshold is met:

3-Year Cumulative EPS Factor x 100%	x	Relative 3-Year TSR Modifier +/- 25%	=	Performance Share Factor
3-Year
Cumulative EPS Component
.
Three-Year Cumulative EPS was chosen to align executives’ interests with shareholder interests and to drive a focus on earnings over the three-year period. For this purpose, EPS is defined as NW Holdings’ diluted earnings per share. Performance is based on an EPS achievement percentage calculated by dividing NW Holdings’ cumulative EPS over the three-year performance period by the sum of the EPS targets set by the OECC during each of the three years in the performance period. The OECC determined to set EPS targets on an annual basis in February of each year of the cycle to take into consideration uncertain timing and investments in water businesses and other business expansion activities, and thereby better align the EPS component target with the OECC’s intentions. The EPS payout factor is based on cumulative EPS achievement percentage as follows:

Cumulative EPS Achievement Percentage	EPS Payout Factor

less than 93%	0%

93%	40%

100%	100%

105% or more	185%
3-Year
Relative Total Shareholder Return (TSR) Modifier
. Relative TSR was chosen because it aligns executives’ interests with shareholders’, as this is the amount a shareholder might receive from ownership in NW Holdings. Relative TSR measures the change in share price, assuming dividends are reinvested over the three-year period, using the three-month average daily closing price immediately prior to the start of the performance period and prior to the end of the performance period. The Relative TSR peer group for the 2024-2026, 2023-2025 and 2022-2024 performance cycles consists of a designated peer group of natural gas local distribution companies and gas/electric utilities that continue to have publicly-traded common stock through December 31 of the final year of the
3-year
performance cycle, excluding any peer company that is party to a signed acquisition agreement pursuant to which the stock or substantially all of the assets of the peer company will be acquired by a third party. The Relative TSR peer group for the 2024-2026, 2023-2025 and 2022-2024 performance cycles was selected by the OECC in consultation with the Consultant based on their comparable market capitalization, notable gas utility operations and strong trading correlations with NW Holdings and consists of the companies set forth on
Exhibit E
.

Relative TSR modifier levels are based on the percentile rank of our TSR as compared to the TSR peer group and are as follows:

Relative TSR Percentile Rank	Relative TSR Modifier

less than 25%	75%

25% to 75%	100%

more than 75%	125%
For the same reasons the OECC retained discretion under the EAIP to adjust for certain extraordinary, non-recurring
or unplanned impacts as the OECC determines is appropriate, the OECC designed the ROIC performance threshold and EPS component of the performance share awards to permit the OECC to approve adjustments to take into account unanticipated circumstances or significant non-recurring
or unplanned events, including but not limited to adjustments to eliminate the impact of changes in accounting principles, gain or loss on the sale of a business, impairments, tax impacts or tax rate changes.
2022-2024 Performance Share Results
. The Performance Share Factor for this period resulted in 71.60% of target, or 35.80% of a possible 200% total opportunity. Minimum, target, maximum and actual share awards for the 2022-2024 performance share awards are set forth in the table below.

Named Executive Officer	Minimum Share Award	Target Share Award	Maximum Share Award	Actual Share Award 1
David H. Anderson	—	19,635	39,270	14,059
Justin B. Palfreyman	—	4,740	9,480	3,394
Raymond J. Kaszuba III	—	N/A	N/A	N/A
Brody J. Wilson	—	1,695	3,390	1,214
MardiLyn Saathoff	—	5,415	10,830	3,877
Kimberly H. Rush	—	5,415	10,830	3,877
(1)
Share award amounts do not include cash dividend amounts paid. For actual 2022-2024 award cash value, including cash dividend amounts, see the “Option Exercises and Stock Vested During 2024,” table, below.

The value of the minimum, target and maximum awards as targeted by the OECC on the performance share award grant date along with the value of the performance share award at the end of the performance period is illustrated in the following bar chart:

(*)
Target and maximum using a stock price of $48.00, which was the stock price assumed by the OECC on the date of grant, and actual award value using a stock price of $39.56, which was the closing price of NW Holdings common stock on December 31, 2024 (the last trading day of the performance period).

(1)	Excludes Mr. Kaszuba who was not eligible for a performance share award.
For the 2022-2024 performance share cycle, the OECC exercised the same adjustment authority under the performance share awards as with the EAIP. Namely, the OECC adjusted the EPS and ROIC components for

2024 to exclude a $10.1 million charge,
after-tax,
due to the disallowance of undepreciated line extension costs ordered in NW Natural’s 2024 Oregon general rate case and $1.7 million of transaction expenses
(after-tax)
associated with the Company’s acquisition of SiEnergy. As with the EAIP, the OECC determined that management should be held harmless for the regulatory disallowance of undepreciated line extension costs outside of management’s control, and for SiEnergy transaction expenses due to one-time,
non-recurring
nature of these expenses, which were not contemplated in the Company’s performance goals. Combined, these “Performance Share Adjustments” increased cumulative EPS by $0.30 and increased Average ROIC by 0.13%.
ROIC Performance Threshold
.
For the 2022-2024 performance cycle, the three-year average ROIC threshold, which must be satisfied in order for the cycle to pay out, was set at 4.14%. The three-year average ROIC for the performance period was 5.70% after adjustments by the Performance Share Adjustments, on a non-GAAP
basis, resulting in achievement of the ROIC performance threshold.
3-Year
Cumulative EPS Component
. For the 2022-2024 performance cycle, the cumulative EPS Payout Factor was determined based on the following:

Minimum (40%)	Target (100%)	Maximum (185%)

$6.97	$7.50	$7.88

EPS results between any two data points are interpolated. Amounts less than $6.97 result in a 0% payout factor.
3-Year
Cumulative EPS for the 2022-2024 performance cycle was $7.16, and as adjusted by the Performance Share Adjustments, on a non-GAAP
basis, was $7.46, resulting in a Cumulative EPS factor equal to 95.47%.
3-Year
Relative Total Shareholder Return (TSR) Modifier
. The Relative TSR peer group for the 2022-2024 performance cycle consisted of a designated peer group of eleven natural gas local distribution companies and gas/electric utilities that continued to have publicly-traded common stock through December 31, 2024. One of the original twelve peer companies approved by the OECC at the beginning of the 2022-2024 performance cycle was acquired in 2023 and as such, was not included in the Relative TSR peer group for purposes of calculating relative TSR results. For the 2022-2024 performance cycle, the Company achieved a
-1.72%
TSR over the three-year period, ranking in the lowest percentile of the designated peer group. Performance Share Awards are performance-based and are not paid unless a ROIC threshold is met. Awards are based on achievement of a three-year cumulative EPS target as modified by the Company’s three-year TSR relative to a peer group. The three-year average ROIC for the 2022-2024 performance share cycle was 5.70%, after adjustments by the Performance Share Adjustments, on a non-GAAP
basis, resulting in achievement of the performance threshold. Cumulative EPS for the three-year cycle, after adjustments by the Performance Share Adjustments was $7.46 resulting in a 95.47% payout factor. However, the relative TSR modifier reflecting relative TSR performance over the three-year cycle operated to reduce this award factor by 25% to 71.60% of target.
There are multiple factors contributing to the three-year TSR results from the 2022-2024 performance share cycle. On a macro level, market volatility amid a historically fast rising interest rate environment put pressure on utility stocks and small cap stocks generally underperformed. Electric utilities benefited from the prospective demand growth from artificial intelligence data centers. These macro trends, coupled with the sector and region within which we operate, resulted in a lower-than-expected three-year TSR relative to the Company’s LTIP peer group, despite strong operational performance, net income, three-year EPS and dividend distributions. The OECC considered these factors relative to the Company’s
3-year
TSR, and considered whether to exercise discretion to adjust the TSR modifier. The OECC declined to make such an adjustment and instead determined that the compensation awarded aligns pay for performance by recognizing a below target three-year TSR and holding executives accountable by reducing long-term incentive payments earned by 25%. The OECC determined that the reduced performance share awards appropriately rewarded significant accomplishments, performance results, and management’s continued execution of long-term strategic and growth plans, all while navigating difficult circumstances and while ensuring safe, reliable and efficient operations for the customers and communities we serve. These factors combined resulted in a reduction of awards otherwise earned by 25% such that NEOs received only 75% of the award otherwise earned.

Restricted Stock Units.
The second component of our executives’ long-term compensation program is provided through Restricted Stock Units (RSUs) under our LTIP. At its meeting each February, the OECC grants performance contingent RSUs under the LTIP. This practice gives the OECC the benefit of considering the relative value of all components of each executive’s total compensation.
Off-cycle
grants may occur when new RSUs are granted to attract new employees, to reward extraordinary performance, for retention purposes, or in recognition of promotions. Depending on the circumstances, these off-cycle
grants may not include a performance threshold, and may include a vesting schedule that differs from the standard RSU with performance threshold vesting schedule. Mr. Kaszuba, as part of his initial attraction and retention package, received a grant of 7,815 RSUs without a performance threshold scheduled to vest ratably on September 1 of each of 2025, 2026, and 2027, subject to continued employment. Similarly, in recognition of Mr. Wilson’s significant additional responsibilities as Interim Chief Financial Officer and the OECC’s desire to retain Mr. Wilson as Vice President, Treasurer, Controller and Chief Accounting Officer, the OECC awarded Mr. Wilson 3,258 RSUs that will vest ratably on September 1 of each of 2025, 2026 and 2027, subject to continued employment. No other NEO currently has an RSU agreement without a performance threshold. All RSU agreements “claw back” payments that were achieved pursuant to the NW Holdings Compensation Recovery Policy.
An RSU obligates NW Holdings upon vesting to issue to the RSU holder one share of common stock plus a cash payment equal to the total amount of dividends paid per share between grant and vesting of the RSU. The performance threshold for the RSUs will be met on each vesting date if NW Holdings’ return on common equity (ROE) for the preceding year is greater than NW Holdings’ average cost of long-term debt for the preceding five years. No RSUs with a performance threshold will vest in a given year if the performance threshold is not met, and shares subject to vesting in that year will be forfeited. In general, if the performance threshold is met, RSUs vest for 25% of the awarded shares on March 1 of each of the first four years after the grant date. For purposes of calculating ROE, the OECC may, at any time, approve adjustments to the calculation of ROE to take into account such unanticipated circumstance or significant, non-recurring
or unplanned events as the OECC may determine in its sole discretion, and such adjustments may increase or decrease ROE. The OECC exercised the same discretion as to net income for purposes of calculating ROE as previously described for the EAIP. NW Holdings’ adjusted return on common equity for 2024 was 6.77%, which was greater than NW Holdings’ average cost of long-term debt for the preceding five years, which was 4.54%, resulting in the satisfaction of the performance threshold and vesting of outstanding RSUs scheduled to vest in 2025 for 2024 performance.
Perquisites
The OECC eliminated routine perquisites for executives effective January 1, 2008. The OECC acknowledges that certain benefits incidental to other business-related activities may continue, but the aggregate annual value of such benefits is not expected to regularly exceed $10,000 for any NEO. Examples of when perquisites may exceed $10,000 are when an individual is promoted to a more senior position, or as part of an initial hire package for a senior level executive.
Qualified and
Non-Qualified
Retirement (Defined Benefit) Plans
Mr. Anderson and Ms. Rush participate in the NW Natural Retirement Plan for Bargaining Unit and
Non-Bargaining
Unit Employees (Retirement Plan), a qualified defined benefit pension plan, on the same terms as other salaried employees. Mr. Palfreyman, Mr. Kaszuba, Mr. Wilson and Ms. Saathoff joined NW Natural after 2006, when the Retirement Plan was closed to new employees. NW Natural also maintains the Supplemental Executive Retirement Plan (SERP), a
non-qualified
supplemental retirement plan for certain executives participating in the Retirement Plan. This plan is more fully described below under the “Pension Benefits as of December 31, 2024” table and the related narrative discussion. As discussed there, in 2009 the OECC recommended and the Board approved amendments to this plan that moderate the growth in benefits payable under this plan, and the SERP was closed to new participants, effective July 31, 2019.
Qualified and
Non-Qualified
Deferred Compensation (Defined Contribution) Plans
NW Natural also maintains both
tax-qualified
and
non-tax-qualified
defined contribution plans in which the NEOs are eligible to participate. The NW Natural 401(k) Plan is a tax-qualified
defined contribution plan and the NW Natural Deferred Compensation Plan for Directors and Executives is a
non-tax-qualified
deferred

compensation plan. For further discussion of NEO participation in non-qualified
deferred compensation plans in 2024, see the
“Non-Qualified
Deferred Compensation in 2024” table, below.
Retention Bonus for Mr. Wilson
In 2018, the OECC approved a $200,000 cash retention bonus to Mr. Wilson in recognition of significant additional responsibilities assumed by Mr. Wilson during 2017, and the OECC’s desire to retain Mr. Wilson as he returned to his then-current position of Vice President, Treasurer, Chief Accounting Officer and Controller. The cash retention bonus consists of two equal installments of $100,000 payable in March 2023 and March 2024, subject to Mr. Wilson’s continued employment and other terms of his cash retention bonus agreement.
Attraction and Retention Package for Mr. Kaszuba
In an effort to attract and retain Mr. Kaszuba to the position of Senior Vice President and Chief Financial Officer, the OECC and Board, as applicable, approved in 2024 certain one-time
payments and benefits to Mr. Kaszuba, including: a hiring bonus of $200,000; a relocation cash payment of $100,000; an agreement to deliver a long-term incentive opportunity targeted at $550,000 in the form of performance-based RSUs and performance share awards under the NW Holdings Long Term Incentive Plan at the Boards’ February 2025 meeting, and a grant of 7,815 RSUs that was previously described.
Change in Control/Severance Agreements
The Board of Directors considers an effective, highly-skilled and vital management team to be essential to protect and enhance the shareholders’ best interests. As such, it recognizes that the uncertainty and questions a potential change in control could result in the departure or distraction of management personnel, or serve as a disincentive to management pursuing a change in control that is in the best interests of shareholders, to NW Holdings’ and NW Natural’s detriment. Accordingly, the Board has approved double-trigger severance agreements with all of the NEOs for changes of control of either NW Holdings or NW Natural. None of the agreements with officers of NW Natural include provisions for tax gross-up
upon a triggering event. See “Potential Payments Upon Termination or Change in Control,” below.
In general, the OECC prefers not to enter into severance agreements as part of an executive officer’s retention package other than for change in control purposes. Accordingly, the OECC has established a guideline that severance benefits payable pursuant to such agreements may only be provided following a termination without cause in the first five years of employment in a particular position or after a change in control. The benefit for termination without cause, absent a change in control, is reduced over the term of the agreement, which cannot exceed five years. There are no such agreements currently outstanding among our named executive officers.
Compensation Recovery Policy
Our Compensation Recovery Policy sets forth the circumstances and procedures under which the Company shall recover erroneously awarded compensation from current and former executive officers and other specified employees. Each of our executive officers, including our NEOs, are subject to our Compensation Recovery Policy. In the event we are required to prepare a material financial restatement, the Company is required to take action to promptly recover all incentive-based compensation that previously was awarded that exceeds the amount that otherwise would have been received by the recipient had such compensation been determined based on the restated amounts in the financial restatement. This policy is intended to comply with the rules of the Securities Exchange Act of 1934, as amended.

Stock Ownership Guidelines
Our Corporate Governance Standards provide the following ownership guidelines for executive officers of NW Natural or NW Holdings, expressed as a multiple of each executive officer’s base salary:

Position	Dollar Value of Stock Owned as Multiple of Base Salary

Chief Executive Officer	5x

President	4x

Executive Vice President or Chief Operating Officer	3x

Senior Vice Presidents or NEOs	2x

Vice Presidents and all other Executive Officers	1x
During 2024 the Governance Committee reviewed these guidelines and progress made by executives against these objectives. Stock ownership for this purpose includes shares owned directly by the executive or immediate family members; shares credited to an executive’s 401(k) Plan and non-qualified
deferred compensation plan accounts; and unvested restricted stock units, restricted stock, and in the money stock options (which we do not currently grant). Generally, stock ownership objectives should be attained within five years of appointment as an officer of NW Natural or NW Holdings or from promotion to a higher level ownership requirement. However, the Board retains discretion to extend the time period within which ownership goals are reached. In February 2025, the Governance Committee reviewed NEO progress towards stock ownership requirements and concluded all of the NEOs have achieved, or are making appropriate progress toward, stock ownership goals. Neither NW Holdings nor NW Natural have a policy that requires retention of stock acquired from equity compensation plans after vesting of shares, because the Board has concluded that the stock ownership requirements provide executives with a meaningful stake in the ownership of NW Holdings, and fully align executive officers’ ownership interests with shareholders for the duration of the executive officers’ service at NW Holdings or NW Natural.
Policy on Hedging and Pledging Company Securities
The Company has adopted a Policy on Hedging and Pledging of Securities which prohibits the directors and executive officers of the Company and its subsidiaries from engaging in any short sales, zero-cost
collars, or forward sale contracts with respect to the Company’s securities, or purchasing or selling puts, calls, options, or other derivatives securities based on the Company’s securities. In addition, the Policy restricts the ability of directors and executive officers to pledge their ownership of Company securities in a non-recourse
loan, failing to meet a margin call with respect to a margin account resulting in the sale of Company stock, or buying Company securities on non-recourse
margin.
Insider Trading Policies
We have adopted insider trading policies and procedures governing the purchase, sale and other dispositions of NW Holdings’ securities that apply to all of our directors, officers, employees and the Company, and have implemented processes for the Company that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, as well as applicable listing standards. A copy of our policy is filed as Exhibit 19 to our Annual Report on Form
10-K
for the fiscal year ended December 31, 2024.
Equity Grant Practices
We did not grant options, stock appreciation rights (SARs) or similar option-like instruments during 2024 and do not currently intend to grant such awards to our directors and officers as part of our compensation program. Accordingly, we do not have a formal written policy in place with regard to the timing of grants of options, SARs or similar option-like instruments in relation to the disclosure of material nonpublic information.
Regulatory, Tax and Accounting Considerations
Regulatory Treatment
The
Company fully assesses the accounting and tax treatment of each form of compensation paid to the NEOs for both NW Holdings and the individual executive. This is particularly important in a regulated business where

NW Holdings’ subsidiary, NW Natural, is allowed to recover costs of service in rates (salaries, qualified pensions and health and welfare benefit costs), while the majority of other elements of executive compensation, such as annual incentive awards, long-term equity awards and non-qualified
retirement benefits, are typically shareholder expenses because the public utility commissions that regulate NW Natural view these expenses as more closely tied to shareholder objectives. However, our incentive compensation programs benefit customers by including performance incentives that:

•	encourage efficient, safe and reliable service;
•	encourage management of capital, operating, and maintenance costs, which help mitigate the need for future rate increases; and
•	focus on customer satisfaction.
See “Executive Annual Incentive Plan—Operations Factor,” above.
Actual amounts currently recovered in rates are based on amounts determined in our general rate cases approved by the Oregon Public Utility Commission in 2024 and by the Washington Utilities and Transportation Commission in 2021. The following table shows the current rate recovery treatment for categories of compensation expenses for various elements of our executive compensation program:

Executive Expenses Generally Recovered in Rates	Executive Expenses Generally Not Recovered in Rates

Salaries	Executive Annual Incentive Plan

Qualified pension plan benefits Contributions related to Qualified Retirement K Savings Plan (401(k) Plan) Health and welfare benefits
Interest accruals and
make-up
contributions related to Deferred Compensation Plan for Directors and Executives

Supplemental Executive Retirement Plan
Change-in-control
severance benefits
Non-change-in-control
severance benefits

Long Term Incentive Plan
Restricted Stock Units
Performance Shares
Tax Considerations
Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, limits deductibility of compensation in excess of $1 million paid to our covered employees. Prior to the Tax Cut and Jobs Act, signed into law on December 22, 2017, certain exceptions to this limitation applied to performance-based compensation. The Tax Cut and Jobs Act eliminated this performance-based compensation exception going forward, but provided limited transition relief for compensation paid pursuant to a contract in effect as of November 2, 2017 that is not materially modified after such date. The Tax Cut and Jobs Act also expanded who a covered employee is under Section 162(m). Beginning with calendar year 2018, a covered employee under Section 162(m) is anyone who has ever been the Company’s chief executive officer, chief financial officer or one of the three highest compensated officers in any calendar year after 2016. The American Rescue Plan Act of 2021 (ARPA), signed into law on March 11, 2021, expands the Section 162(m) limitation, on an annual basis beginning with calendar year 2027, to include an additional five of the highest-paid employees, other than the Company’s chief executive officer, chief financial officer, or one of the three highest compensated officers currently covered by Section 162(m).
Although this tax deduction for performance-based compensation has been eliminated for awards after November 2, 2017, the OECC continues to believe that a strong link between pay and performance is critical to align executive and shareholder interests. The OECC intends to continue to ensure that a significant portion of pay for our executives is at risk and subject to the attainment of performance goals.

REALIZED COMPENSATION TABLE

The SEC’s calculation of total compensation, as shown in the Summary Compensation Table set forth on page 51, includes several items that are driven by accounting and actuarial assumptions, which are not necessarily reflective of compensation actually realized by the NEOs in a particular year. Similarly, the SEC’s calculation of “compensation actually paid” set forth in the Compensation Actually Paid (CAP) Table set forth on page 54 includes annual adjustments to stock value for awards that NEOs may or may not ultimately receive, as well as pension service costs that may or may not be realized. To supplement the SEC-required disclosure, we have included the additional table below, which shows compensation actually realized by each NEO for each of the years shown. The OECC considers this calculation of realized compensation when making compensation decisions.

Realized Compensation Table1

Name and Principal Position	Year	Realized Compensation[2]
David H. Anderson	2024	$2,905,432
Chief Executive Officer	2023	2,704,734
	2022	2,481,925
Justin B. Palfreyman	2024	1,430,901
President	2023	1,130,323
	2022	712,855
Raymond J. Kaszuba III[3]	2024	584,125	[4]
Senior Vice President and Chief Financial Officer
Brody J. Wilson[3]	2024	733,577	[5]
Vice President, Treasurer, Controller and Chief Accounting Officer	2023	733,958	[5]
MardiLyn Saathoff	2024	1,048,636
Senior Vice President, Regulation and General Counsel	2023	1,017,796
	2022	946,297
Kimberly H. Rush	2024	1,051,929
Senior Vice President and Chief Operating Officer	2023	961,424
	2022	828,073
(1)

Amounts reported as realized compensation differ substantially from the amounts determined under SEC rules and reported as total compensation in the Summary Compensation Table or reported as compensation actually paid in the CAP Table. Realized compensation is not a substitute for total compensation or compensation actually paid as calculated under applicable SEC rules. For more information on total compensation as calculated under SEC rules, refer to the narrative and notes accompanying the Summary Compensation Table set forth on page 51, and for more information on compensation actually paid under the SEC rules, refer to the narrative and notes accompanying the CAP Table set forth on page 54.

(2)

Amounts reflected as realized compensation in this table include the following amounts paid for the applicable year: (1) salary earned in the applicable year; (2) EAIP payments earned in the applicable year; (3) the value of the performance share award for the performance period ending in the applicable year, determined using the stock price on the last day of the performance period; and (4) the value of RSUs (with a performance threshold or time-based) vested and paid during the applicable year, determined using the stock price based on the date preceding the payment date. The amounts reflected as realized compensation in this table do not include the following amounts for the year indicated: (a) the value of performance share awards or RSUs granted but not yet vested and paid or exercised for service in the applicable year; (b) the aggregate change in the actuarial present value of the NEOs’ accumulated benefits under all defined benefit pension plans; (c) above-market interest credited to the non-qualified deferred compensation plan accounts of the NEOs, if any; (d) employer matching contributions to qualified defined contribution plan; (e) matching contributions under non-qualified deferred compensation plans, if any; and (f) any additional payments or de minimis amounts.

(3)

Effective July 28, 2023, Mr. Burkhartsmeyer resigned from his position and Mr. Wilson was appointed Chief Financial Officer on an interim basis in addition to his other roles. Mr. Wilson was not a named executive officer in 2022. Effective August 31, 2024, Mr. Kaszuba was appointed Senior Vice President and Chief Financial Officer and Mr. Wilson resumed his previous roles of Vice President, Treasurer, Controller and Chief Accounting Officer. Mr. Kaszuba was not a named officer in 2022 or 2023.

(4)	Realized compensation for Mr. Kaszuba in 2024 includes the payments of a $200,000 cash sign-on bonus and $100,000 relocation cash allowance. See “Compensation Discussion and Analysis,” above.
(5)

Realized compensation for Mr. Wilson in 2023 and 2024 includes the payment of a $100,000 cash retention bonus paid pursuant to his cash retention bonus agreement. See “Compensation Discussion and Analysis,” above.

SUMMARY COMPENSATION TABLE

The following is a summary of our NEOs’ compensation in 2022, 2023 and 2024. Only a portion of the executive compensation shown in this Summary Compensation Table is included for purposes of establishing regulatory rates charged to customers. Although most of our incentive compensation programs are designed to promote shareholder objectives, our customers also directly benefit because many of the programs include performance incentives designed to improve service to our customers. For discussion regarding amounts excluded from rate recovery, see “Compensation Discussion and Analysis—Regulatory, Tax and Accounting Considerations—Regulatory Treatment,” above.

Name and Principal Position	Year	Salary ($)	Bonus[1] ($)	Stock Awards[2] ($)	Non- Equity Incentive Plan Compen- sation[1] ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings[3] ($)	All Other Compen- sation[4] ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(g)	(h)	(i)	(j)

David H. Anderson	2024	$862,917	$389,741	$1,629,976	$626,259	$573,691	$55,001	$4,137,585

Chief Executive Officer	2023	830,000	328,145	1,449,015	475,855	404,515	50,124	3,537,654

	2022	795,833	317,053	1,450,637	489,947	492,784	95,386	3,641,640

Justin B. Palfreyman	2024	619,792	222,079	763,989	349,921	120	74,636	2,030,537

President	2023	476,958	183,371	386,701	265,629	402	53,999	1,367,060

	2022	359,500	86,227	350,327	130,773	448	45,777	973,052

Raymond J. Kaszuba III	2024	153,125	346,322	314,319	84,678	—	11,701	910,145

Senior Vice President and Chief Financial Officer	2023	—	—	—	—	—	—	—

	2022	—	—	—	—	—	—	—

Brody J. Wilson	2024	400,021	150,061	258,407	92,939	144	46,725	948,297

Vice President, Treasurer, Controller and Chief	2023	357,833	167,128	120,692	105,872	580	35,719	787,824

Accounting Officer	2022	—	—	—	—	—	—	—

MardiLyn Saathoff	2024	464,146	103,842	509,559	187,158	715	61,304	1,326,724

Senior Vice President, Regulation and General	2023	446,250	106,857	483,005	142,143	3,010	59,487	1,240,752

Counsel	2022	427,167	104,090	400,216	154,910	4,198	55,743	1,146,324

Kimberly H. Rush	2024	471,042	111,043	407,562	189,957	181,788	25,136	1,386,528

Senior Vice President and Chief Operating Officer	2023	426,625	106,801	386,701	144,199	342,521	11,796	1,418,643

	2022	381,000	90,842	400,216	138,158	1,997	36,565	1,048,778

Column (f) was deleted as it is not applicable.

(1)

The total bonus paid to each NEO under our EAIP for performance in 2024 is split between columns (d) and (g). Amounts constituting the discretionary portion of bonuses under the plan are the amounts listed as bonuses in column (d). Amounts constituting the performance-based, non-discretionary portion of bonuses under the plan are the amounts listed as non-equity incentive plan compensation in column (g). For Mr. Kaszuba, the amount shown in column (d) includes $200,000 paid as a hiring bonus and $100,000 paid as a relocation payment. For Mr. Wilson, the amount shown in column (d) includes $100,000 paid in each of 2023 and 2024 as a retention bonus pursuant to an agreement entered into in 2018.

(2)

Amounts shown in column (e) represent the grant date fair value of performance share awards and RSUs granted in each year disregarding estimated forfeitures, determined under share-based compensation accounting guidance. The amount shown for RSUs is equal to the number of RSUs awarded multiplied by the closing market price of the common stock on the date of grant. The issuance of the shares under these awards is contingent upon meeting certain performance criteria, so the shares may or may not be earned. The performance shares are subject to an EPS target and a ROIC performance threshold, with the total payout subject to modification based on total shareholder return (TSR) performance which is a market modifier under share-based compensation accounting guidance. The performance shares contain a provision in which the EPS target will not be determined until the first quarter of each year during the award period and as such, there is not a mutual understanding of the key terms and the grant date will not occur until the final EPS target has been communicated with the participants in the first quarter of the final year of the performance period. Amounts included for the performance share awards represent the service inception date fair value per share multiplied by the target number of shares, which is the number of shares assumed to be issued based on the EPS performance condition. If the maximum number of shares issuable under the payout conditions had been used as the estimated number of shares, the total amounts in column (e) for 2023 and 2024 would have been $1,558,268 and $2,154,042 for Mr. Anderson; $415,775 and $1,009,571 for Mr. Palfreyman; $0 and $0 for Mr. Kaszuba; $129,757 and $168,130 for Mr. Wilson; $519,423 and $673,311 for Ms. Saathoff; and $415,776 and $538,412 for Ms. Rush.

(3)

The amounts included in column (h) as the aggregate change in the actuarial present value of the NEOs’ accumulated benefits under all defined benefit pension plans during 2024 were: an increase of $572,759 for Mr. Anderson and $181,465 for Ms. Rush and $0 for each of Mr. Palfreyman, Mr. Kaszuba, Mr. Wilson and Ms. Saathoff, who do not participate in a defined benefit plan. The 2024 amounts were calculated using a discount rate of 5.49%, which is 60 basis points higher than the discount rate used for 2023. The 2023 amounts were calculated using a discount rate of 4.89%, which is 21 basis points lower than the discount rate used for 2022. Amounts of above-market interest included in column (h) that were credited to the non-qualified deferred compensation plan accounts of the NEOs during 2024 were: $932 for Mr. Anderson, $120 for Mr. Palfreyman, $0 for Mr. Kaszuba, $144 for Mr. Wilson, $715 for Ms. Saathoff, and $323 for Ms. Rush. For this purpose, interest credited is considered above-market to the extent such interest exceeds 120% of the average of the applicable long-term federal rates for the twelve months corresponding to the period for which market yield information is obtained to calculate interest crediting rates under the non-qualified deferred compensation plans.

(4)

The amounts included in column (i) as matching contributions under the 401(k) Plan during 2024 were: $13,800 for each of Messrs. Anderson, Palfreyman, Wilson and Ms. Saathoff and Ms. Rush and $3,675 for Mr. Kaszuba. The amounts recorded as matching contributions under non-qualified deferred compensation plans during 2024 were: $0 for each of Messrs. Anderson, Palfreyman, Kaszuba, Wilson and Ms. Saathoff and Ms. Rush. The amounts recorded for dividend equivalents for restricted stock units with performance threshold that vested during 2024 were: $41,201 for Mr. Anderson, $8,305 for Mr. Palfreyman, $0 for Mr. Kaszuba, $3,889 for Mr. Wilson, $12,310 for Ms. Saathoff, and $10,942 for Ms. Rush. The amounts recorded for enhanced 401(k) contributions during 2024 were: $0 for Mr. Anderson and Ms. Rush, $17,250 for each of Messrs. Palfreyman, Wilson and Ms. Saathoff, and $7,656 for Mr. Kaszuba. The amounts recorded as enhanced contributions under non-qualified deferred compensation plans during 2024 were: $0 for Mr. Anderson, Mr. Kaszuba and Ms. Rush, $34,888 for Mr. Palfreyman, $11,401 for Mr. Wilson and $17,550 for Ms. Saathoff. Amounts in column (i) also include a $250 gift card plus gross up expense of $144 for each of Mr. Palfreyman, Ms. Saathoff and Ms. Rush, $120 for Mr. Kaszuba, and $135 for Mr. Wilson.

CEO COMPENSATION AND EMPLOYEE COMPENSATION

As a result of rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank Act), beginning with our 2018 proxy statement, the SEC requires disclosure of the ratio of CEO compensation, as calculated in the Summary Compensation Table, to the median compensation of all of the Company’s employees other than the CEO. Mr. Anderson’s 2024 compensation calculated for purposes of the Summary Compensation Table was $4,137,585. We estimate that the median annual compensation for all other employees of NW Holdings’ subsidiaries, excluding Mr. Anderson, was $131,279 for 2024, calculated as though it were to be presented in the Summary Compensation Table. As a result, we estimate that Mr. Anderson’s compensation was approximately 32 times that of the median annual compensation for all employees in 2024.

Our CEO to median employee pay ratio is a reasonable estimate calculated in a manner consistent with SEC requirements. We identified the median employee by examining the 2024 compensation for all individuals, excluding our CEO, who were employed by NW Holdings’ subsidiaries on December 31, 2024. We included all employees, whether employed on a full-time, part-time, or seasonal basis. Pay elements that were included in 2024 compensation for each employee for purposes of identifying the median employee included salary or wages received in 2024; cash incentive bonuses received during 2024; the value of the performance share awards actually paid in 2024; and the value of RSUs vested and paid during 2024. Wages and salaries were annualized for employees who were not employed for the full year.

PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Act and Item 402(v) of Regulation
S-K
(Rule), we are providing the following information about the relationship between what the SEC defines as “compensation actually paid” (CAP) and certain aspects of the Company’s financial performance. The OECC did not consider the Pay Versus Performance disclosure below in making its pay decisions for any of the years shown. This information shall not be deemed to be incorporated into any other filing with the SEC.
The following table discloses information on CAP to our principal executive officer (PEO), who is our CEO, and to the remainder of the NEOs during the specified years alongside TSR and net income metrics as well as EPS. Net income is a relevant measure as it comprises approximately 50% of the formula for the EAIP. The Company selected EPS as important in linking NEOs’ CAP to Company performance, because EPS is the predominant metric used in our performance share awards under our LTIP and because it aligns executives’ interests with shareholders’ interests and drives a focus on earnings as further described on page 57.
The table below and the discussion that follows includes CAP calculated in accordance with the Rule, which requires, among other things, the revaluation of unvested and outstanding equity awards, in the following ways, as applicable:

•	the year-end fair value of the equity awards granted in the applicable year that are outstanding and unvested as of the end of the applicable year;
•
the change in fair value from the end of the prior year to the end of the applicable year with respect to any awards granted in prior years that are outstanding and unvested as of the end of the applicable fiscal year;

•	the fair value, as of the vesting date, of any awards that were granted and vested in the same year; and
•
the change in fair value from the end of the prior year to the vesting date or forfeiture date with respect to any awards granted in prior years that vested or failed to vest, as applicable, in the applicable year.

Stock awards include the dollar amount of accrued dividend equivalents. In addition, the Rule requires the subtraction of the aggregate change in actuarial present value of pension and the addition of pension service costs for services rendered for each relevant year.
The amounts reported in the Summary Compensation Table are largely based on the grant date fair value of equity compensation awards made during the applicable fiscal year, whereas CAP is based on the fair value of equity awards made during the year valued at year-end,
plus any change in the value of prior year’s awards, including awards granted in the prior four years, whether or not the NEO will ever actually receive that award. Thus, CAP for each year reflects all or portions of four years’ worth of equity awards, whereas the amounts reported in the Summary Compensation Table are based only on the equity awards granted in the applicable reporting year.
Importantly, as of the valuation dates in the table, none of the amounts included in CAP relating to unvested shares have been paid to our CEO or other NEOs. The amounts actually received will depend upon the Company’s performance and the Company’s stock price, including at the time the common stock underlying the equity awards is actually delivered.

CAP Calculated in Accordance with the Rule

Year	Summary Compensation Table for PEO 1	CAP to PEO 2	Average Summary Compensation Table Total for Non-PEO Named Executive Officers 3	Average CAP to Non-PEO Named Executive Officers 2	Value of Initial Fixed $100 Investment Based on 4		Net Income 6	EPS 7
					Company TSR	Peer Group TSR 5

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

2024	$4,137,585	$3,721,091	$1,320,446	$1,325,377	$65.93	$106.50	$78,871,000	$2.03

2023	3,537,654	2,579,106	1,139,993	890,769	61.72	96.61	93,868,000	2.59

2022	3,641,640	3,295,181	1,153,599	1,202,476	72.15	101.83	86,303,000	2.54

2021	3,759,354	3,369,633	1,133,392	1,196,854	71.13	101.46	78,666,000	2.56

2020	3,824,428	1,386,395	1,110,184	579,240	64.48	86.65	76,781,000	2.51

(1)	Amounts in column (b) represent the total compensation reported in the Summary Compensation Table for the applicable year for the CEO who is our PEO.
(2)
Amounts in columns (c) and (e) represent CAP as computed in accordance with the Rule for the CEO and the average of the NEOs other than the CEO, respectively. For 2024, the NEOs other than the CEO include Justin B. Palfreyman, Raymond J. Kaszuba III, Brody J. Wilson, MardiLyn Saathoff, and Kimberly Rush. For 2023, the NEOs other than the CEO included Justin B. Palfreyman, Frank Burkhartsmeyer, Brody J. Wilson, MardiLyn Saathoff, and Kimberly Rush. For years prior to 2023, the NEOs other than the CEO included Justin B. Palfreyman, Frank Burkhartsmeyer, MardiLyn Saathoff, and Kimberly Rush. The dollar amounts do not reflect the actual amounts of compensation earned by or paid to the CEO or other NEOs during the applicable year. To calculate CAP in accordance with the Rule, adjustments were made to the amounts reported in the Summary Compensation Table as described in the text preceding the table. A reconciliation of the adjustments is set forth in a table following these footnotes.

(3)	Amounts reported in column (d) represent the average of the total compensation reported in the Summary Compensation Table for the applicable year for the NEOs other than the CEO.
(4)	Pursuant to the Rule, the comparison assumes $100 was invested on December 31, 2019 in the Company’s common stock.
(5)
In accordance with the Rule, Peer Group TSR is determined using the same peer group used in the CD&A and identified in
Exhibit A
, weighted according to the respective peers’ stock market capitalization at the beginning of each period for which a return is indicated. This peer group was consistent throughout the five-year period displayed, except that Clearway Energy, Inc. was added in 2024, and South Jersey Industries, Inc. was part of the peer group until it was acquired in 2023. El Paso Electric was also part of the peer group in 2020, until they were acquired in July 2020. Each adjustment to the peer group was made to provide a better comparator group to the Company.

(6)	Net income in accordance with GAAP.
(7)	EPS in accordance with GAAP.

Reconciliation of CAP Adjustments

Year	Summary Compensation Table Total	(Minus) Change in Accumulated Benefits Under Defined Benefit and Actuarial Pension Plans	Plus Service Costs Under Defined Benefit and Actuarial Pension Plans	(Minus) Grant Date Fair Value of Stock Awards Granted in Fiscal Year	Plus Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Fiscal Year	(Minus)/ Plus Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years	Plus Fair Value at Vesting of Stock Awards Granted in Fiscal Year that Vested During Fiscal Year	Plus/ (Minus) Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Years for which Applicable Vesting Conditions were Satisfied During Fiscal Year	(Minus) Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year	Equals Compensation Actually Paid

PEO

2024	$4,137,585	$(572,759)	$20,841	$(1,629,976)	$1,656,971	$21,990	$—	$86,439	$—	$3,721,091

2023	3,537,654	(398,487)	20,015	(1,449,015)	1,179,999	(294,636)	—	(16,424)	—	2,579,106

2022	3,641,640	(481,596)	19,931	(1,450,637)	1,437,741	(36,880)	—	164,982	—	3,295,181

2021	3,759,354	(667,306)	19,988	(1,360,798)	1,409,352	55,819	—	153,224	—	3,369,633

2020	3,824,428	(1,039,036)	19,016	(1,211,009)	756,352	(620,683)	—	(342,673)	—	1,386,395

Other NEOs (Average)

2024	$1,320,446	$(36,293)	$17,717	$(450,767)	$455,296	$4,107	$—	$14,871	$—	$1,325,377

2023	1,139,993	(68,223)	14,116	(372,021)	302,953	(72,345)	—	4,113	(57,817)	890,769

2022	1,153,599	—	21,281	(412,749)	409,084	(10,518)	—	41,779	—	1,202,476

2021	1,133,392	(35,483)	21,162	(392,592)	406,594	15,053	—	48,728	—	1,196,854

2020	1,110,184	(150,977)	17,045	(334,305)	208,795	(183,708)	—	(87,794)	—	579,240
CAP Versus TSR
Of the measures displayed in the above table, TSR has the most direct and significant impact on CEO and other NEO CAP calculations. This is primarily driven by our compensation program design, which is structured with a significant portion of compensation, and 100% incentive equity awards, at-risk.
Approximately 49% of CEO compensation and approximately 36% of the average of other NEO compensation granted annually is composed of RSUs and performance share awards, and therefore is directly impacted by TSR. Additionally, the Rule requires that for each year that CAP is presented, outstanding but unvested equity awards are effectively re-calculated
using the stock price as of the end of the applicable year. While similar values of RSUs and performance share awards were granted across the five years displayed, the onset of the pandemic in 2020 brought volatile stock markets and a
-35.44%
TSR and, using the Rule calculations, significantly reduced CAP for that year. Despite utilities being one of the few sectors to maintain or exceed EPS estimates throughout 2020, they experienced one of the largest price to earnings contractions during that time. Even though the Company’s 2021 annual TSR was 10.31%, the price contraction generally persisted through 2021 as utilities underperformed the broader market amidst rising interest rates, smaller cap utilities underperformed larger cap utilities, and electric utilities out-performed
gas utilities. For 2022, the Company’s annual TSR was 1.44%, which, while above the average LTIP peer group TSR of 0.37%, was on par with the S&P Utility Index return of 1.57% for the year, reflecting market volatility amid a historically fast rising interest rate environment, uncertainty regarding Federal Reserve actions, and other factors. In 2022, the Company’s TSR significantly outperformed the broader S&P 500, which provided a
-18.17%
annual TSR. In 2023 the Company’s
one-year
TSR was
-14.49%
as energy utility stocks continued to be under pressure due to higher interest rates, with greater underperformance in smaller utilities with less stock liquidity, and in gas and electric utilities in the Pacific Northwest, particularly in states considering building codes affecting natural gas. In 2024, the Company’s one-year
TSR was positive at 6.76%, albeit lower than the S&P Utility Index TSR of 23.22%, which included electric utilities that benefited from the prospective demand growth from artificial intelligence data centers. These macro trends resulted in larger movements in TSR and CAP calculations shown in the table below. The CAP table above and charts below do not display the 25% reduction in performance share awards paid due to lower than targeted relative TSR results in each of 2020, 2021, 2022, 2023, and 2024 for the years preceding vesting.
The graph below shows the relationship between (1) CAP to our CEO and the average of the CAP to our other NEOs, and (2) our cumulative TSR and peer group cumulative TSR, over the five fiscal years ending December 31, 2024. The stock performance shown in the graph is not intended to forecast or be indicative of future performance.

CAP
Versus
Net Income
The Rule requires that net income be presented as a performance measure in the CAP table above. In addition, net income comprises approximately 50% of the formula for the EAIP. The graph below shows the relationship between CAP to our CEO and the average of the CAP to our other NEOs and the Company’s net income over the five fiscal years ending December 31, 2024, as reported in the Company’s consolidated financial statements.

Earnings Per Share
EPS is the Company-selected measure because three-year cumulative EPS is the predominant metric used in our performance share awards under our LTIP and because it aligns executives’ interests with shareholder’s interests and drives a focus on earnings. The Rules do not appear to permit a multi-year financial measure such as three-year cumulative EPS, so EPS was selected as the most closely aligned measure. The graph below shows the relationship between CAP paid to our CEO and the average of our other NEOs and our EPS for each of the five fiscal years ending December 31, 2024.

Performance Measures and Other Considerations
The seven performance measures listed below represent the most important measures the Company used to determine NEO compensation for fiscal year 2024. We have also identified other considerations related to compensation decisions. The use of each measure and the other identified considerations are further described in the CD&A.

Financial Performance Measures Selected	Other Considerations Related to Compensation Decisions

Net Income Earnings Per Share 3-Year Cumulative EPS Total Shareholder Return Return on Invested Capital Return on Equity 3-Year Relative TSR	In addition to the performance measures listed here, the OECC considers a range of factors in determining NEO compensation that is aligned with Company performance and achieves the OECC’s other goals. Additional performance measures that were utilized by the OECC in compensation decisions include: customer satisfaction, market share and customer growth, public safety, employee safety, execution of the Company’s strategic plans, advancement of goals related to decarbonization of the Company’s natural gas systems, achievement of constructive regulatory objectives, successful execution of the Company’s water sector growth objectives, growth and execution of the Company’s unregulated RNG business, sustained strong employee engagement, certain operational targets, and implementation of enhancements to disclosure and communications to convey the Company’s community and sustainability objectives. For additional information regarding our NEO’s 2024 performance and the role of the performance measures in our compensation program, see “Compensation Discussion and Analysis,” above.

GRANTS OF PLAN-BASED AWARDS DURING 2024

The following table includes grants of annual incentive awards, performance share awards, and RSUs granted to our NEOs during 2024:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards						Grant Date Fair Value of Equity Awards[4] ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)		Target (#)		Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)		(g)		(h)		(l)

David H. Anderson		$—	$548,100	$959,175	—		—		—		$—
		—	—	—	8,168	[2]	27,225	[2]	54,450	[2]	1,060,142
	2/21/2024	—	—	—	—		14,660	[3]	—		569,834

Justin B. Palfreyman		—	306,250	535,938	—		—		—		—
		—	—	—	3,828	[2]	12,760	[2]	25,520	[2]	496,874
	2/21/2024	—	—	—	—		6,872	[3]	—		267,115

Raymond J. Kaszuba III		—	74,110	129,693	—		—		—		—
		—	—	—	—		—		—		—
	9/1/2024	—	—	—	—		7,815	[3]	—		314,319

Brody J. Wilson		—	81,340	142,345	—		—		—		—
		—	—	—	638	[2]	2,125	[2]	4,250	[2]	82,748
	2/21/2024	—	—	—	—		1,148	[3]	—		44,623
	9/1/2024	—	—	—	—		3,258	[3]	—		131,037

MardiLyn Saathoff		—	163,800	286,650	—		—		—		—
		—	—	—	2,553	[2]	8,510	[2]	17,020	[2]	331,379
	2/21/2024	—	—	—	—		4,584	[3]	—		178,180

Kimberly H. Rush		—	166,250	290,938	—		—		—		—
		—	—	—	2,042	[2]	6,805	[2]	13,610	[2]	264,987
	2/21/2024	—	—	—	—		3,668	[3]	—		142,575

Column (i), (j) and (k) were deleted as they are not applicable.

(1)

Threshold level estimated payouts cannot be determined because the minimum performance level for payout under each component of the formula in the EAIP is interpolated down to a zero payout. See “Compensation Discussion and Analysis—2024 Compensation Programs—Executive Annual Incentive Plan,” above, for a complete discussion of the terms of the awards. Amounts above include only the portion of the award subject to performance metrics, constituting 70% of the annual incentive opportunity. The remaining 30% of the annual incentive opportunity is awarded based on discretionary criteria and is reflected as a bonus in column (d) of the Summary Compensation Table. The actual non-equity incentive plan portion of the awards earned in 2024 and paid in 2025 are reflected in column (g) of the Summary Compensation Table.

(2)

Share amounts represent potential performance share awards granted pursuant to the terms of the LTIP. See “Compensation Discussion and Analysis—2024 Compensation Programs—Long-Term Incentives—Performance Shares,” above, for a complete discussion of the terms of the awards. Share amounts do not include an estimate of an additional $6.2850 per share dividend equivalent also payable pursuant to the terms of the awards. Threshold level estimated future payouts assume the minimum award payable other than no payout.

(3)

Share amounts represent RSU awards with a performance threshold granted pursuant to the terms of the LTIP with the exception of the September 2024 RSU awards granted to Mr. Kaszuba and Mr. Wilson, which do not include a performance threshold. See “Compensation Discussion and Analysis—2024 Compensation Programs—Long-Term Incentives—Restricted Stock Units,” above, for a complete discussion of the terms of the awards. Share amounts do not include an estimate of an additional dividend equivalent, which is based on a tiered calculation and also payable pursuant to the terms of the awards. RSU awards do not have threshold or maximum payout levels as there is only one payout level if the performance threshold is satisfied.

(4)

Amounts shown in column (l) for RSU awards represent the grant date fair value of the RSUs, which was based on a value of $38.87 per share for RSUs granted on February 21, 2024, and $40.22 per share for RSUs granted on September 1, 2024, which was the closing market price of the common stock on the grant date. The values used for RSUs are the same as those used under share-based compensation accounting guidance. The 2024 performance shares are subject to an EPS target and a ROIC performance threshold, with the total payout subject to modification based on relative TSR performance which is a market modifier under share-based compensation accounting guidance. The 2024 performance shares contain a provision in which the EPS target will not be determined until the first quarter of each year during the award period and as such, there is not a mutual understanding of the key terms and the grant date will not occur until the final EPS target has been communicated with the participants in the first quarter of 2026. Accordingly, the grant date fair value will be calculated using a Monte Carlo method to take into account the TSR market modifier in 2026. Amounts shown in column (l) for performance share awards represent the service inception date fair value of the performance shares awarded on February 21, 2024 and September 1, 2024, which was based on a value of $38.94 per share which was the closing market price of the common stock on the last business day prior to the service inception date of January 1, 2024. The values used for performance share awards are not the same as those used under share-based compensation accounting guidance, and are used solely to represent the OECC’s decisions with respect to the awards.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2024

The following table includes all of the outstanding equity awards held by our NEOs at December 31, 2024:

	Stock Awards
Name	Number of Shares That Have Not Vested (#)		Market Value of Shares That Have Not Vested ($)[1]	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($)[1]
(a)	(g)		(h)	(i)		(j)
David H. Anderson	2,528	[3]	$100,008	93,840	[2]	$3,712,310
	2,644	[3]	104,597	2,644	[4]	104,597
	2,652	[3]	104,913	5,304	[5]	209,826
	3,665	[3]	144,987	10,995	[6]	434,962
Justin B. Palfreyman	487	[3]	19,266	36,030	[2]	1,425,347
	639	[3]	25,279	639	[4]	25,279
	708	[3]	28,008	1,416	[5]	56,017
	1,718	[3]	67,964	5,154	[6]	203,892
Raymond J. Kaszuba III	—		—	7,815	[7]	309,161
Brody J. Wilson	244	[3]	9,653	7,530	[2]	297,887
	228	[3]	9,020	228	[4]	9,020
	221	[3]	8,743	442	[5]	17,486
	287	[3]	11,354	861	[6]	34,061
	—		—	3,258	[7]	128,886
MardiLyn Saathoff	778	[3]	30,778	30,150	[2]	1,192,734
	730	[3]	28,879	730	[4]	28,879
	884	[3]	34,971	1,768	[5]	69,942
	1,146	[3]	45,336	3,438	[6]	136,007
Kimberly H. Rush	681	[3]	26,940	24,120	[2]	954,187
	730	[3]	28,879	730	[4]	28,879
	708	[3]	28,008	1,416	[5]	56,017
	917	[3]	36,277	2,751	[6]	108,830

Columns (b)-(f) were omitted as they are not applicable.

(1)	Amounts are calculated based on the price of $39.56, the closing market price for the Company’s common stock on December 31, 2024 (the last trading day of 2024).
(2)

For both the 2023-2025 and 2024-2026 performance share awards, the share amounts include the maximum level of the awards. The actual number of performance shares issuable will be determined by the OECC at the end of the three-year performance cycles ending December 31, 2025 and 2026, respectively. Does not include an estimate for the accumulated cash dividends also payable pursuant to the terms of the awards. For a complete description of the performance objectives, see “Compensation Discussion and Analysis—2024 Compensation Programs—Long-Term Incentives—Performance Shares,” above.

(3)

Share amounts represent RSU awards with performance thresholds that were met as of December 31, 2024, and that are scheduled to vest based on continued service through March 1, 2025. The achievement of the performance threshold is reviewed and approved by the OECC after the end of each year. This amount does not include an estimate for the accumulated cash dividends also payable pursuant to the terms of the awards. For a complete description of the performance threshold, see “Compensation Discussion and Analysis—2024 Compensation Programs—Long-Term Incentives—Restricted Stock Units with Performance Threshold,” above.

(4)

Share amounts represent the remaining balance of RSUs with performance threshold awards. The remaining shares covered by each of these RSUs with a performance threshold will vest on March 1, 2026 subject in each case to achievement of the performance threshold for the immediately preceding year. This amount does not include an estimate for the accumulated cash dividends also payable pursuant to the terms of the awards.

(5)

Share amounts represent the remaining balance of RSUs with performance threshold awards. One-half of the remaining shares covered by each of these RSUs with performance threshold will vest on each of March 1, 2026 and 2027 subject in each case to achievement of the performance threshold for the immediately preceding year. This amount does not include an estimate for the accumulated cash dividends also payable pursuant to the terms of the awards.

(6)

Share amounts represent the remaining balance of RSUs with performance threshold awards. One-third of the remaining shares covered by each of these RSUs with performance threshold will vest on each of March 1, 2026, 2027 and 2028 subject in each case to achievement of the performance threshold for the immediately preceding year. This amount does not include an estimate for the accumulated cash dividends also payable pursuant to the terms of the awards.

(7)	Share amount represents a time-based RSU. One-third of the shares will vest on each of September 1, 2025, 2026 and 2027.

OPTION EXERCISES AND STOCK VESTED DURING 2024

	Stock Awards
Name	Number of Shares Acquired on Vesting[1] (#)	Value Realized on Vesting[1] ($)
(a)	(d)	(e)

David H. Anderson	23,322	$1,026,515

Justin B. Palfreyman	5,438	239,109

Raymond J. Kaszuba III	—	—

Brody J. Wilson	2,057	90,556

MardiLyn Saathoff	6,689	293,490

Kimberly H. Rush	6,356	279,887

Columns (b)-(c) were omitted as they are not applicable.

(1)

Amounts represent performance share awards and RSUs that vested during 2024. The performance shares are related to the three-year award cycle 2022-2024 and were earned but unpaid as of the fiscal year-end; the value realized is based on a price of $39.56, the closing market price for the Company’s common stock on December 31, 2024 (the last trading day of 2024), plus dividend equivalents. The performance share award paid at 71.60% of the target level incentive based upon Company performance and strategic results. See “Compensation Discussion and Analysis—2024 Compensation Programs—Long-Term Incentives—Performance Shares,” above. The number of shares actually paid was determined by the NW Holdings OECC on February 26, 2025. The value realized includes cash for dividend equivalents of $6.3175 per share based on dividends per share paid by NW Holdings during the performance period as follows: Mr. Anderson, $88,818; Mr. Palfreyman, $21,442; Mr. Kaszuba, $0; Mr. Wilson, $7,669; Ms. Saathoff, $24,493; and Ms. Rush, $24,493. RSUs are related to the units that vested on March 1, 2024 and the value realized is based on the closing stock price on the date preceding the payment date, March 1, 2024, or $36.74 per share, plus cash dividend equivalents which were as follows: Mr. Anderson, $41,201; Mr. Palfreyman, $8,305; Mr. Kaszuba, $0; Mr. Wilson, $3,889; Ms. Saathoff, $12,310; and Ms. Rush, $10,942. Receipt of the following amounts under performance share awards and RSUs were deferred pursuant to elections under our Deferred Compensation Plan for Directors and Executives: Ms. Saathoff, 336 shares valued at $12,345 and $0 of dividend equivalents; and Ms. Rush, $14,796 of dividend equivalents. See “Non-Qualified Deferred Compensation in 2024,” below for a discussion of the terms of this plan.

PENSION BENEFITS AS OF DECEMBER 31, 2024

Name	Age	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit[1]
(a)		(b)	(c)	(d)

David H. Anderson[2]	63	Retirement Plan for Bargaining Unit and Non-Bargaining Unit Employees	20.25	$927,156

		Supplemental Executive Retirement Plan—Tier 1	20.25	8,435,234

Justin B. Palfreyman	46	N/A	—	N/A

Raymond J. Kaszuba III	45	N/A	—	N/A

Brody J. Wilson	45	N/A	—	N/A

MardiLyn Saathoff	68	N/A	—	N/A

Kimberly H. Rush[3]	55	Retirement Plan for Bargaining Unit and Non-Bargaining Unit Employees	26.17	1,100,749
		Supplemental Executive Retirement Plan—Tier 2	26.17	1,010,190

Column (e) was omitted as it is not applicable.

(1)

The Present Value of Accumulated Benefit in the above table represents the actuarial present value as of December 31, 2024 of the pension benefits of the NEOs under the respective pension plans calculated based on years of service and final average compensation as of that date, but assuming retirement at the earliest age at which benefits were unreduced under the respective plans. The actuarial present value was calculated using the Pri-2012 Mortality Table and projected generationally using Scale MP-2021 and a discount rate of 5.49%, the same assumptions used in the pension benefit calculations reflected in our audited balance sheet as of December 31, 2024.

(2)	Mr. Anderson is eligible for retirement benefits under the Retirement Plan.
(3)	Ms. Rush is eligible for early retirement benefits under the Retirement Plan.

Retirement Plan for Bargaining Unit and Non-Bargaining Unit Employees

The NW Natural Retirement Plan for Bargaining Unit and Non-Bargaining Unit Employees (Retirement Plan) is our subsidiary’s qualified pension plan covering certain NW Natural employees covered by a labor agreement and hired prior to January 1, 2010 as well as all regular, full-time employees not covered under a labor agreement whose employment commenced prior to January 1, 2007 (when the non-bargaining unit portion of the Retirement Plan was closed to new participants). Eligible non-bargaining unit employees commenced participation in the Retirement Plan after one year of service, and if their service continued past December 31, 2007 became 100% vested after three years of service (eligible employees whose service all occurred prior to January 1, 2008 needed five years of service to fully vest). Final average earnings for purposes of calculating benefits consist of the participant’s highest average total annual compensation for any five consecutive years in the last 10 years of employment, with total annual compensation for this purpose generally consisting of salary and annual incentive, excluding long-term incentives, amounts deferred under our non-qualified deferred compensation plans and, commencing in 2010 as provided in a Retirement Plan amendment approved in 2009, annual incentive payments in excess of target. In addition, as of December 31, 2024, the Internal Revenue Code limited the amount of annual compensation considered for purposes of calculating benefits under the Retirement Plan to $345,000.

A normal retirement benefit is payable upon retirement at or after age 62 and consists of (a) an annuity benefit equal to 1.8% of final average earnings for each of the participant’s first 10 years of service, and (b) a lump sum benefit equal to 7.5% of final average earnings for each year of service in excess of 10 years. In addition, for participants hired before January 1, 2000 and under age 60 on that date, a supplemental annuity is provided under the Retirement Plan equal to the participant’s total years of service multiplied by the sum of (x) a varying percentage (based on the participant’s hire age and age on January 1, 2000) of total final average earnings, and (y) 0.425% of the excess of final average earnings over an amount referred to as Covered Compensation, which generally consists of the average of the Social Security maximum taxable wage bases over the 35 years preceding the participant’s retirement. At December 31, 2024, Mr. Anderson was eligible for retirement benefits under the Retirement Plan.

Employees who have attained age 55, if age plus accredited years of service totals 70 or more, are eligible for early retirement benefits. Annuity benefits are reduced by 0.333% per month (4% per year) for each month that the benefit commencement date precedes age 62, with such benefit reduction increased to 0.5% per month (6% per year) for each month the benefit commencement date precedes age 60. The lump sum benefit is not subject to reduction on early retirement. At December 31, 2024, Ms. Rush was eligible for early retirement benefits under the Retirement Plan.

The basic benefit form for annuity benefits is a monthly single life annuity. The participant may choose among different annuity forms that are the actuarial equivalent of the basic benefit.

Supplemental Executive Retirement Plan

The Supplemental Executive Retirement Plan (SERP) is a non-qualified pension plan providing supplemental retirement benefits to persons who become eligible executive officers after September 1, 2004, including Mr. Anderson and Ms. Rush. The SERP is divided into two tiers, with persons who became eligible executive officers between September 1, 2004 and December 1, 2006 (Mr. Anderson) being participants in SERP Tier 1, and persons who are eligible for the Retirement Plan and who became eligible executive officers after December 1, 2006 (Ms. Rush) being participants in SERP Tier 2. Participants must complete five years of service before becoming 100% vested in SERP benefits. The SERP was closed to new participants effective July 31, 2019.

SERP Tier 1

Under SERP Tier 1, a target lump sum retirement benefit is determined for each participant, which is then reduced by the lump sum actuarial equivalent of the participant’s Retirement Plan benefit and Social Security benefit, in each case valued as of and assuming commencement at age 65. Final average pay for purposes of calculating SERP Tier 1 benefits generally consists of the participant’s highest average salary and annual incentive for any five consecutive compensation years in the last 10 years of employment. To help control the cost of future benefits under the SERP, the Board authorized SERP amendments in 2009 to provide that, commencing with annual incentives paid for 2010 performance, annual incentive compensation in excess of 125% of target is excluded from the calculation of final average pay.

The target lump sum retirement benefit is equal to 40% of final average pay for each of the participant’s first 15 years of service, resulting in a maximum target benefit of six times final average pay after 15 years of service. A normal retirement benefit equal to the target benefit reduced by the lump sum actuarial equivalents of Retirement Plan and Social Security benefits, as discussed above, is payable as a lump sum upon retirement at or after age 60. Upon termination of employment at any time after becoming vested, a participant will receive a termination benefit equal to the SERP Tier 1 normal retirement benefit reduced by 0.4166% per month (5% per year) for each month that termination of employment precedes age 60, up to a maximum reduction of 25% for termination at age 55 or below. Participants may choose among different annuity forms that are the actuarial equivalent of the basic lump sum benefit.

SERP Tier 2

As discussed above, final average earnings for purposes of calculating benefits under the Retirement Plan excludes amounts of compensation over a limit ($345,000 in 2024) imposed by the Internal Revenue Code. SERP Tier 2 provides a make-up benefit calculated using the Retirement Plan formula (see “Retirement Plan for Bargaining Unit and Non-Bargaining Unit Employees,” above) without applying this limit. Accordingly, benefits under SERP Tier 2 are equal to (a) the benefits that would be calculated under the Retirement Plan if compensation taken into account when determining final average earnings was not limited by the Internal Revenue Code and did not exclude amounts deferred under the DCP, minus (b) the actual Retirement Plan benefits and minus (c) the actual DCP Supplemental Retirement Benefit (see “Non-Qualified Deferred Compensation Plans in 2024,” below). SERP Tier 2 benefits are generally payable in the same form and for the same period of time as the annuity payable under the Retirement Plan, subject to certain requirements for the timing of commencement of benefits.

NON-QUALIFIED DEFERRED COMPENSATION IN 2024

Name	Plan Name	Executive Contributions in 2024[1]	NW Natural Contributions in 2024[1]	Aggregate Earnings (Losses) in 2024[1]	Aggregate Withdrawals/ Distributions in 2024	Aggregate Balance at 12/31/2024[1]

David H. Anderson	DCP	$—	$—	$61,706	($323,341)	$1,064,182
Justin B. Palfreyman	DCP	—	34,888	4,196	—	113,394
Raymond J. Kaszuba III	DCP	—	—	—	—	—
Brody J. Wilson	DCP	—	11,401	21,944	—	369,300
MardiLyn Saathoff	DCP	12,408	17,550	64,293	—	1,090,490
Kimberly H. Rush	DCP	2,549	—	11,417	—	213,969
(1)

Of the amounts reported in the Executive Contributions column, the following amounts are reported in the Summary Compensation Table above for 2024: Ms. Rush: $2,549. The remaining amounts in the Executive Contributions column consist of restricted stock units and performance share awards which vested and were deferred in 2024 and were reported in the Summary Compensation Table in the year in which such awards were granted. All amounts in the NW Natural Contributions column are reported in the Summary Compensation Table above for 2024 in column (i). The portion of the amounts reported in the Aggregate Earnings column that represents above-market earnings is included in column (h) of the Summary Compensation Table, and the amount of above-market earnings for each NEO is set forth in footnote 3 to that table. Of the amounts reported in the Aggregate Balance column, the following amounts have been reported in the Summary Compensation Tables in this Proxy Statement or in prior year proxy statements: Mr. Anderson, $1,064,182; Mr. Palfreyman, $95,598; Mr. Kaszuba, $0; Mr. Wilson, $45,471; Ms. Saathoff, $821,118; and Ms. Rush, $140,963. Amounts not previously reported consist of market-rate earnings on amounts deferred and amounts deferred before designation as a NEO. Amounts previously reported as described in this footnote have been reduced by amounts distributed such that no amount in this footnote will exceed the amount in the Aggregate Balance column.

Non-Qualified Deferred Compensation Plans in 2024

Our subsidiary, NW Natural, currently maintains the DCP, under which all deferred contributions in 2024 were made. Participants in the DCP may elect in advance to defer up to 50% of their salaries, up to 100% of their annual incentives, and up to 100% of performance share and restricted stock unit awards under our LTIP. NW Natural makes matching contributions each year equal to: (a) 60% of the lesser of the participant’s salary and annual incentive deferred during the year under both the DCP and our 401(k) Plan or 8% of the participant’s total salary and annual incentive for the year, reduced by (b) the maximum matching contribution we would have made under our 401(k) Plan if the participant had fully participated in that plan. For participants hired after December 31, 2006, we make enhanced contributions each year equal to 5% of the greater of: (a) the participant’s salary and annual incentive deferred during the year under the DCP, or (b) the excess of the participant’s total salary and annual incentive received during the year over the limit ($345,000 in 2024) imposed by the Internal Revenue Code on compensation that may be considered in calculating the corresponding enhanced contributions under our 401(k) Plan.

All amounts deferred under the DCP have been or will be credited to either a “stock account” or a “cash account.” Deferrals of compensation payable in cash are made to cash accounts and deferrals of compensation payable in our common stock are made to stock accounts. Transfers from a cash account to a stock account are permitted, but not vice-versa. Stock accounts represent a right to receive shares of our common stock on a deferred basis, and are credited with additional shares based on the deemed reinvestment of dividends. The average annual rate of earnings on stock accounts over the five years ending December 31, 2024 was approximately -7.99% and in 2024 was approximately 6.76%, in each case representing the total shareholder return of our common stock annualized, assuming dividend reinvestment. Cash accounts under the DCP are credited quarterly with interest at a rate equal to Moody’s Average Corporate Bond Yield. The average quarterly interest rate paid on cash accounts in 2024 was 5.53%.

The DCP includes the Supplemental Retirement Benefit for those also eligible for the Retirement Plan benefit. The Supplemental Retirement Benefit provides a make-up benefit calculated using the Retirement Plan formula (see “Retirement Plan for Bargaining Unit and Non-Bargaining Unit Employees,” above) without excluding compensation deferred under the DCP. The same annual compensation limits imposed by the Internal Revenue Code for purposes of calculating benefits under the Retirement Plan apply to the DCP Supplemental Retirement Benefit. Accordingly, the benefits under the DCP Supplemental Retirement Benefit are equal to (a) the benefits that would be calculated under the Retirement Plan if compensation taken into account when determining final average earnings did not exclude amounts deferred under the DCP, minus (b) the actual Retirement Plan benefits. The DCP Supplemental Retirement Benefit is generally payable in the same form and for the same period of time as the annuity payable under the Retirement Plan, subject to certain requirements for the timing of commencement of benefits.

Participants make elections regarding distributions of their accounts at the time they elect to defer compensation, and have limited rights to change these payment elections. Distributions may commence on a predetermined date while still employed or upon termination of employment, and may be made in a lump sum or in annual installments over five, ten or fifteen years. Hardship withdrawals are permitted under the DCP.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Change in Control Compensation

Our subsidiary, NW Natural, has agreed to provide certain benefits to the NEOs upon a “change in control” of NW Natural or NW Holdings, although certain of the benefits are only payable if the NEO’s employment is terminated without “cause” or by the officer for “good reason” within 24 months after the change in control. In NW Natural’s and NW Holdings’ plans and agreements, “change in control” is generally defined to include:

•

the acquisition by any person of 20% or more of NW Holdings common stock outstanding (unless the acquirer has filed an SEC Schedule 13G indicating that the securities were not acquired and were not held for the purpose of or with the effect of changing or influencing, directly or indirectly, the Company’s management or policies);

•	the nomination (and subsequent election) of a majority of NW Holdings’ directors by persons other than the incumbent directors; and
•

the consummation of a sale of all or substantially all of NW Holdings’ or NW Natural’s assets, an acquisition of NW Holdings through a merger or share exchange, or an acquisition of more than 50% of the voting securities of NW Natural through a merger, share exchange, or other transaction.

In our plans and agreements on December 31, 2024, “cause” generally includes willful and continued failure to substantially perform assigned duties or willfully engaging in illegal conduct injurious to NW Natural, and “good reason” generally includes a change in position or responsibilities (that does not represent a promotion), a decrease in compensation, or a home office relocation of over 25 miles.

The following table shows the estimated change in control benefits that would have been payable to the NEOs if (i) a change in control had occurred on December 31, 2024, and (ii) each officer’s employment was terminated on that date either by us without “cause” or by the officer with “good reason.”

Name	Cash Severance Benefit[1]	Insurance Continuation[2]	Restricted Stock Unit Acceleration[3]	Performance Share Acceleration[4]	Present Value of SERP Enhancements[5]	Total[6]

David H. Anderson	$4,132,500	$50,838	$1,299,129	$1,986,024	$—	$7,468,491

Justin B. Palfreyman	2,125,000	55,023	453,385	758,056	—	3,391,464

Raymond J. Kaszuba III	1,680,000	55,865	373,620	—	—	2,109,485

Brody J. Wilson	896,400	53,955	263,247	159,480	—	1,373,082

MardiLyn Saathoff	1,404,000	20,977	371,701	588,580	—	2,385,258

Kimberly H. Rush	1,325,958	—	314,432	510,849	196,840	2,348,079
(1)

Cash Severance Benefit. Each NEO has entered into a change in control agreement providing for, among other things, cash severance benefits payable if the NEO’s employment is terminated by us without “cause” or by the officer for “good reason” within 24 months after a change in control. At December 31, 2024, the cash severance benefit for each NEO was equal to two times (two and a half times for Mr. Anderson) the sum of final annual salary plus the NEO’s annual incentive target then in effect. Under the Executive Annual Incentive Plan, each NEO is additionally entitled to a pro rata amount of the then applicable annual incentive for that portion of the year worked prior to employment termination. These amounts are payable in a lump sum within five days after termination. Under the change in control agreements, if any payments to a NEO in connection with a change in control would be subject to the 20% excise tax on “excess parachute payments” as defined in Section 280G of the Internal Revenue Code, then, if it would result in a greater net after-tax benefit for the officer to have the payments that would otherwise be made reduced by the amount necessary to prevent them from being “parachute payments,” then the officer will be paid such reduced benefits. The amount in the above table under Cash Severance Benefit for Ms. Rush has been reduced in accordance with this provision.

(2)

Insurance Continuation. If cash severance benefits are triggered, the severance agreements in effect as of December 31, 2024 also provide for the continuation of life and health insurance benefits for two years (30 months for Mr. Anderson) following termination of employment, but not to the extent similar benefits are provided by a subsequent employer. The amounts in the table above represent the present value of 30 months of monthly life and health insurance benefit payments at the rates paid by us for Mr. Anderson and two years’ of monthly life and health insurance benefit payments at the rates paid by us for each of the remaining NEOs as of December 31, 2024. Under the change in control agreements, if any payments to a NEO in connection with a change in control would be subject to the 20% excise tax on “excess parachute payments” as defined in Section 280G of the Internal Revenue Code, then, if it would result in a greater net after-tax benefit for the officer to have the payments that would otherwise be made reduced by the amount necessary to prevent them from being “parachute payments,” then the officer will be paid such reduced benefits. The amount in the above table under Insurance Continuation for Ms. Rush has been reduced in accordance with this provision.

(3)

Restricted Stock Unit Acceleration. As of December 31, 2024, each NEO held outstanding unvested RSUs as listed in the “Outstanding Equity Awards” table above. The RSU award agreements state that if cash severance benefits are triggered under the severance agreements, all outstanding unvested RSUs will immediately vest. The amounts in the table above represent the number of unvested RSUs as of December 31, 2024 multiplied by a stock price of $39.56 per share, which was the closing price of our common stock on the last trading day of 2024, plus an amount for each RSU equal to the dividends paid per share during the period the RSU was outstanding.

(4)

Performance Share Acceleration. As described above under the “Grants of Plan-Based Awards During 2024” table and “Compensation Discussion and Analysis—2024 Compensation Programs—Long-Term Incentives—Performance Shares,” we granted performance share awards to the NEOs in 2024 under which shares of our common stock (plus accumulated cash dividends) will be issued to them based on our performance over the years 2024 to 2026. We made similar awards to the NEOs in 2023 for performance over the years 2023 to 2025. The agreements for the performance share awards granted in 2023 and 2024 state that if cash severance benefits are triggered under the severance agreements, we must immediately issue the target award for each award outstanding at the time of the change in control. The amounts in the table above represent the number of shares that would have been issued under the awards, multiplied by a stock price of $39.56 per share, which was the closing price of our common stock on the last trading day of 2024, plus an amount equal to the dividends paid per share during the applicable award periods through December 31, 2024.

(5)

Present Value of SERP Enhancements. As discussed above in the text accompanying the “Pension Benefits” table, Mr. Anderson is a participant in the SERP Tier 1, which generally provides for a lump sum benefit payable six months after termination of employment. If a SERP Tier 1 participant’s employment is terminated by us without “cause” or by the participant for “good reason” within 24 months after a change in control, the SERP Tier 1 participant will receive three additional years of service for purposes of calculating their SERP Tier 1 benefit. Mr. Anderson has already accrued over 15 years of service, the number of years of service at which benefits for SERP Tier I participants under this plan are no longer subject to proration at termination. As a result, there is no excess for the SERP benefit he would receive following a change in control over the SERP benefit he would have received if employment had terminated absent a change in control on December 31, 2024. As discussed above in the text accompanying the “Pension Benefits” table, Ms. Rush is a participant in the SERP Tier 2, which generally provides for a lifetime supplemental pension benefit payable by us following retirement. If the employment of any SERP Tier 2 participant is terminated by us without “cause” or by the participant for “good reason” within 24 months after a change in control, the SERP Tier 2 participant will receive three additional years of service for purposes of calculating their SERP Tier 2 benefit. The amount for Ms. Rush in the table above represents the excess of the present value of annual SERP Tier 2 benefit she would receive on termination following a change in control over the present value annual SERP Tier 2 benefit she would have received if her employment had terminated absent a change in control on December 31, 2024.

(6)	Total. Amounts in this column equal the sum of the amounts in the five columns to its left.

Other Benefits Triggered on Certain Employment Terminations

As of December 31, 2024, each NEO held outstanding unvested RSUs with a performance threshold as listed in the “Outstanding Equity Awards at December 31, 2024” table above. The RSU award agreements generally require the officer to be employed by us on the applicable vesting dates to receive RSU payouts, but the agreements also provide that if employment terminates earlier as a result of death or disability, or when the officer is eligible for normal or early retirement under our Retirement Plan and at least one year has elapsed since the grant date of the RSU, the officer will nevertheless receive 100% of each scheduled RSU payout if the performance threshold is satisfied for the applicable year. Assuming achievement of the performance threshold for all years, the estimated value of the RSU payouts, based on a stock price of $39.56 per share (which was the closing price of our common stock on the last trading day of 2024) and continuation of quarterly dividends on our common stock at the current rate, each NEO would be entitled to receive on death or disability, as of December 31, 2024 would be: Mr. Anderson, $1,377,917; Mr. Palfreyman, $484,277; Mr. Kaszuba, $0; Mr. Wilson, $113,840; Ms. Saathoff, $395,283; and Ms. Rush, $333,811. As of December 31, 2024, Mr. Anderson and Ms. Rush were, and Ms. Saathoff would have been if she were a participant in the Retirement Plan, eligible for normal or early retirement under the Retirement Plan. Based on the same assumptions, the estimated value of the RSU payouts that Mr. Anderson, Ms. Saathoff and Ms. Rush would be entitled to receive on retirement as of December 31, 2024 would be: Mr. Anderson, $726,207, Ms. Saathoff, $191,501, and Ms. Rush $180,008.

As of December 31, 2024, Mr. Kaszuba and Mr. Wilson held time-based RSUs as listed in the “Outstanding Equity Awards at December 31, 2024” table above. The RSU award agreements generally require Mr. Kaszuba and Mr. Wilson to be employed by NW Natural on the applicable vesting dates to receive RSU payouts, but the agreements also provide that if their employment terminates earlier as a result of death or disability, the RSUs will immediately vest. The value of the RSU payout, based on a stock price of $39.56 per share (which was the closing price of our common stock on the last trading day of 2024), that Mr. Kaszuba and Mr. Wilson would have been entitled to receive on death or disability as of December 31, 2024 was $373,620 and $155,758, respectively.

As described above under “Grants of Plan-Based Awards During 2024” table and “Compensation Discussion and Analysis—2024 Compensation Programs—Long-Term Incentives—Performance Shares,” we granted performance share awards to the NEOs in February 2024 under which shares of our common stock (plus accumulated cash dividends) will be issued to them based on our performance over the years 2024-2026. We made similar awards to the NEOs in February 2023 for performance over the years 2023-2025. The award agreements generally require the officer to be employed by NW Natural on the last day of the performance period to receive an award payout, but the award agreements for these awards provide that if employment terminates earlier as a result of death, disability, or retirement after reaching age 55 plus a number of years of service totaling at least 70, the officer will be entitled to a pro-rated award payout. For awards granted in 2023 and 2024, the pro-rated payout on retirement only applies if at least one year has elapsed since the grant date of the award. Accordingly, if any NEO had terminated employment on December 31, 2024 as a result of death or disability, their target award for the 2023-2025 performance period would have been reduced to two-thirds of the original target award reflecting employment for two years of the three-year performance period, their target award for the 2024-2026 performance period would have been reduced to one-third the original target reflecting employment for one year of the three-year performance period, and then they would receive payouts under these adjusted awards at the end of the applicable performance periods based on our actual performance against the performance goals. Assuming achievement of target performance levels, the estimated value of the pro-rated award payouts, based on a stock price of $39.56 per share (which was the closing price of our common stock on the last trading day of 2024) and continuation of quarterly dividends for the remainder of the performance period on our common stock at the current rate, for each NEO would be: Mr. Anderson, $1,009,623; Mr. Palfreyman, $352,769; Mr. Kaszuba, $0; Mr. Wilson, $81,916; Ms. Saathoff, $293,135; and Ms. Rush, $262,421. As of December 31, 2024, Mr. Anderson, Ms. Saathoff and Ms. Rush were over age 55 and eligible for retirement. Based on the same assumptions, the estimated value of the award payouts for the 2023-2025 performance period that Mr. Anderson, Ms. Saathoff and Ms. Rush would be entitled to receive if retired as of December 31, 2024 would be $596,571, $164,023, and $159,176, respectively.

NON-EMPLOYEE DIRECTOR COMPENSATION IN 2024

Name	Fees Earned or Paid in Cash ($)[1]	Change in Pension Value and Non-Qualified Deferred Compensation Earnings[2] ($)	Total ($)
(a)	(b)	(f)	(h)

Timothy P. Boyle	$207,500[3]	$—	$207,500

Monica Enand	237,500[4]	238	237,738

Karen Lee	215,000[5]	39	215,039

Mary E. Ludford	79,997[6]	—	79,997

Hon. Dave McCurdy	217,500[7]	12	217,512

Sandra McDonough	240,000[8]	22	240,022

Nathan I. Partain	245,000[9]	—	245,000

Jane L. Peverett	247,500[10]	—	247,500

Kenneth Thrasher	220,000[11]	—	220,000

Malia H. Wasson	317,500[12]	10	317,510

Charles A. Wilhoite	243,126[13]	—	243,126

Columns (c), (d), (e) and (g) were deleted as they are not applicable in 2024. See “Director Fees and Arrangements,” below.

(1)

Amounts in column (b) represent cash compensation earned in 2024 for service as a director of NW Holdings and NW Natural, including any earned amounts deferred at the director’s election pursuant to the terms of the Deferred Compensation Plan for Directors and Executives.

(2)

Amounts in column (f) represent above-market interest credited to the directors’ accounts under the Directors Deferred Compensation Plan and the DCP during 2024. For this purpose, interest credited is considered above-market to the extent such interest exceeds 120% of the average of the applicable long-term federal rates for the twelve months corresponding to the period for which market yield information is obtained to calculate interest crediting rates under the non-qualified deferred compensation plans.

(3)	Represents fees of $186,750 and $20,750 for fees earned for service as a director of NW Natural and NW Holdings, respectively.
(4)	Represents fees of $213,750 and $23,750 earned for service as a director of NW Natural and NW Holdings, respectively.
(5)	Represents fees of $193,500 and $21,500 earned for service as a director of NW Natural and NW Holdings, respectively.
(6)	Represents fees of $71,998 and $7,999 earned for service as a director of NW Natural and NW Holdings, respectively.
(7)	Represents fees of $195,750 and $21,750 earned for service as a director of NW Natural and NW Holdings, respectively.
(8)	Represents fees of $216,000 and $24,000 earned for service as a director of NW Natural and NW Holdings, respectively.
(9)	Represents fees of $220,500 and $24,500 earned for service as a director of NW Natural and NW Holdings, respectively.
(10)	Represents fees of $222,750 and $24,750 earned for service as a director of NW Natural and NW Holdings, respectively.
(11)	Represents fees of $198,000 and $22,000 earned for service as a director of NW Natural and NW Holdings, respectively.
(12)	Represents fees of $285,750 and $31,750 earned for service as a director of NW Natural and NW Holdings, respectively.
(13)	Represents fees of $218,813 and $24,313 earned for service as a director of NW Natural and NW Holdings, respectively.

Non-Employee Director Compensation Philosophy

Each member of the Board of Directors of NW Holdings also serves as a member of the Board of Directors of NW Natural. Compensation is paid separately by NW Holdings and NW Natural for service on each respective board of directors, commensurate with the relative obligations and responsibilities associated with each entity, but compensation is considered together for purposes of determining the overall compensation appropriate for the members of both boards of directors.

The compensation philosophy for non-employee members of the Board is designed to attract and retain high performing directors who will perform in the best interest of shareholders. The compensation of Board members, when considered on an aggregate basis for service on the Board of Directors of NW Holdings and NW Natural, is targeted to be aligned near the middle of the market (50th percentile) for the same group of 18 peer companies approved by the OECC for the evaluation of executive compensation. The Governance Committee reviews Board compensation annually and recommends adjustments to compensation as necessary. The Consultant who assists the OECC with executive compensation also provides the Governance Committee with competitive market data for Board compensation.

While the components of compensation have evolved over the years, the pay components for 2024 consisted of a cash retainer, a separate cash retainer for each committee on which a director serves, a separate cash retainer for serving as Chair or Vice-Chair of the Board or Chair of a committee of the Board, and cash meeting fees for those meetings exceeding regularly scheduled meetings, beginning with the second unscheduled meeting.

The Board has adopted stock ownership guidelines that require directors to own NW Holdings shares valued at least $450,000 within five years of joining the Board, including amounts deferred pursuant to the plans described below. The Governance Committee last reviewed the progress of the directors in achieving these stock ownership objectives in February 2025 and concluded that all of the directors have achieved, or are making adequate progress toward achieving, the stock ownership goals.

Director Fees and Arrangements

Fees Earned in 2024

The compensation terms for non-employee members of the Board of Directors of NW Holdings for the period from January 1, 2024 to December 31, 2024 are described below:

NW Holdings

Annual Cash Retainer	$20,000

Extra Annual Cash Retainer for Audit Committee Chair	2,000

Extra Annual Cash Retainer for OECC Chair	2,000

Extra Annual Cash Retainer for Finance Committee Chair	1,500

Extra Annual Cash Retainer for Governance Committee Chair	1,500

Extra Annual Cash Retainer for Public Affairs and Environmental Policy Committee Chair	1,500

Extra Annual Cash Retainer for Chair of the Board	10,000

Extra Annual Cash Retainer for Vice Chair of the Board	5,000

Extra Annual Cash Retainer for Audit Committee Members	1,000

Extra Annual Cash Retainer for OECC Members	1,000

Extra Annual Cash Retainer for Finance Committee Members	750

Extra Annual Cash Retainer for Governance Committee Members	750

Extra Annual Cash Retainer for Public Affairs and Environmental Policy Committee Members	750

Extra Board/Committee Meeting Fees	150	[1]
(1)	Meeting fees will be paid for those meetings exceeding regularly scheduled meetings beginning with the second unscheduled meeting for the Board and each respective committee.

NW Natural

Annual Cash Retainer	$180,000

Extra Annual Cash Retainer for Audit Committee Chair	18,000

Extra Annual Cash Retainer for OECC Chair	18,000

Extra Annual Cash Retainer for Finance Committee Chair	13,500

Extra Annual Cash Retainer for Governance Committee Chair	13,500

Extra Annual Cash Retainer for Public Affairs and Environmental Policy Committee Chair	13,500

Extra Annual Cash Retainer for Chair of the Board	90,000

Extra Annual Cash Retainer for Vice Chair of the Board	45,000

Extra Annual Cash Retainer for Audit Committee Members	9,000

Extra Annual Cash Retainer for OECC Members	9,000

Extra Annual Cash Retainer for Finance Committee Members	6,750

Extra Annual Cash Retainer for Governance Committee Members	6,750

Extra Annual Cash Retainer for Public Affairs and Environmental Policy Committee Members	6,750

Extra Board/Committee Meeting Fees	1,350	[1]
(1)	Meeting fees will be paid for those meetings exceeding regularly scheduled meetings beginning with the second unscheduled meeting for the Board and each respective committee.

Deferred Compensation Plans

Directors Deferred Compensation Plan

Prior to January 1, 2005, directors could elect to defer the receipt of all or a part of their directors’ compensation (cash or stock retainers and meeting fees) under NW Natural’s non-qualified Directors Deferred Compensation Plan (DDCP). At the director’s election, deferred amounts were credited to either a “cash account” or a “stock account.” If deferred amounts were credited to stock accounts, such accounts were credited with a number of shares based on the purchase price of our common stock on the next purchase date under our Dividend Reinvestment and Direct Stock Purchase Plan, and such accounts were credited with additional shares based on the deemed reinvestment of dividends. Cash accounts are credited quarterly with interest at a rate equal to Moody’s Average Corporate Bond Yield. The rate is adjusted quarterly. At the election of the participant, deferred balances in the stock and/or cash accounts are payable after termination of Board service in a lump sum, in installments over a period not to exceed 10 years, or in a combination of lump sum and installments.

In November 2004, the Board approved an amendment to the DDCP partially terminating the plan so that no deferrals would be made to the plan after December 31, 2004. All amounts deferred into the plan prior to December 31, 2004 remained in the plan and all other provisions of the DDCP remain in effect.

Deferred Compensation Plan for Directors and Executives

In January 2005, the Deferred Compensation Plan for Directors and Executives (DCP) replaced the existing DDCP as the vehicle for non-qualified deferral of compensation by directors. See “Non-Qualified Deferred Compensation Plans in 2024,” above. The obligation of NW Natural to pay deferred compensation in accordance with the terms of the DCP will generally become due on a predetermined date during a participant’s service if elected by such participant or on retirement, death, or other termination of service, and will be paid in a lump sum or in installments of five, ten or fifteen years as elected by the participant in accordance with the terms of the DCP. The right of each participant in the DCP is that of one of NW Natural’s general, unsecured creditors. Directors and executives of NW Holdings or NW Natural are eligible to participate in the DCP.

Director Perquisites and Other Compensation

We do not provide perquisites to our directors other than nominal value and no director received perquisites at or exceeding a total value of $10,000 in 2024.

2024 AND 2023 AUDIT FIRM FEES

The following table shows the consolidated fees and expenses NW Holdings and subsidiaries paid or accrued for the integrated audits of its consolidated financial statements and other services provided by our independent registered public accounting firm, PricewaterhouseCoopers LLP, for fiscal years 2024 and 2023:

	2024	2023

Audit Fees	$2,156,100	$1,930,100

Audit-Related Fees	62,000	53,160

Tax Fees	28,000	28,000

All Other Fees	27,000	2,000

Total	$2,273,100	$2,013,260

Audit Fees

This category includes fees and expenses for services rendered for the integrated audit of the consolidated financial statements included in the Annual Report on Form 10-K and the review of the quarterly financial statements included in the Quarterly Reports on Form 10-Q for NW Holdings and its subsidiaries. The integrated audit includes the review of our internal control over financial reporting in compliance with Section 404 of the Sarbanes-Oxley Act of 2002 (Sarbanes-Oxley Act). In addition, amounts include fees for services routinely provided by the auditor in connection with regulatory filings, including issuance of consents and comfort letters relating to the registration of securities and assistance with the review of documents filed with the SEC.

Audit-Related Fees

This category includes fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and internal control over financial reporting, including fees and expenses related to consultations for financial accounting and reporting fees for U.S. Environmental Protection Agency assurance letters.

Tax Fees

This category includes fees for tax compliance, and review services rendered for NW Holdings’ or its subsidiaries’ income tax returns.

All Other Fees

This category relates to services other than those described above. The amount reflects payments for non-audit fees and services for SEC and California climate rules assessments in 2024 and accounting research tools in each of 2024 and 2023.

Pre-Approval Policy for Audit and Non-Audit Services

The Audit Committee of NW Holdings approved or ratified 100% of 2024 and 2023 services for audit, audit-related, tax services and all other fees, including audit services relating to compliance with Section 404 of the Sarbanes-Oxley Act. The Chair of the Audit Committee is authorized to pre-approve non-audit services between meetings of the Audit Committee and must report such approvals at the next Audit Committee meeting. See “Report of the Audit Committee,” below.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors (Committee) is responsible for providing independent, objective oversight of NW Holdings’ accounting and auditing functions, financial reporting and internal control over financial reporting. The Committee is solely responsible for the engagement of the independent registered public accounting firm on behalf of NW Holdings, and the independent registered public accounting firm reports to the Committee. The Committee acts under a written charter to ensure compliance with applicable laws and regulations. The charter is reviewed annually by the Committee and is available on NW Holdings’ website at www.nwnaturalholdings.com. Each of the members of the Committee is independent as defined by current New York Stock Exchange listing standards and NW Holdings’ Director Independence Standards. The Board of Directors has designated each of Ms. Peverett, Ms. Ludford, Mr. Thrasher, Ms. Wasson and Mr. Wilhoite as an “audit committee financial expert.”

The Committee, in accordance with its written charter, oversees the quality and integrity of NW Holdings’ accounting, auditing and financial reporting practices. During fiscal 2024, the Committee discussed the interim financial information in each of the quarterly reports of NW Holdings to the Securities and Exchange Commission (SEC) in meetings with the Chief Executive Officer, the President, and the Chief Financial Officer, Vice President, Treasurer and Chief Accounting Officer, and PricewaterhouseCoopers LLP, the independent registered public accounting firm for NW Holdings, prior to filing them with the SEC. In addition, the Chair of the Committee and available Committee members review each quarterly earnings press release of NW Holdings before its dissemination.

During 2024, the Committee reviewed disclosure controls and procedures designed to ensure the continuing integrity of the financial reports and executive compensation disclosure of NW Holdings. The Committee provided regular oversight of the assessment of internal control over financial reporting in compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

In fulfilling its responsibilities, the Committee has reviewed and discussed the audited financial statements contained in NW Holdings’ Annual Report on Form 10-K for the year ended December 31, 2024 with NW Holdings’ management and the independent auditor. As part of its review, the Committee discussed NW Holdings’ critical accounting policies and matters of judgment and estimates used in the preparation of the financial statements included in NW Holdings’ 2024 Annual Report on Form 10-K. In addition, the Committee discussed with the independent auditor those matters required to be discussed by Statement on Auditing Standard No. 1301, Communications with Audit Committees, including critical audit matters.

In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditor written disclosures and the letters required by applicable requirements of the Public Company Accounting Oversight Board (PCAOB) regarding the independent auditor’s communications with the Committee concerning independence, and has discussed with the independent auditor its independence. In this regard, the Committee considered whether or not the provision of non-audit services by the independent audit firm for the year ended December 31, 2024 is compatible with maintaining the independence of the firm and determined that none of the services provided to NW Holdings or its subsidiaries impacted a finding of independence. In addition, for the year ended December 31, 2024, the Committee reviewed the performance of its independent auditor, PricewaterhouseCoopers LLP. Based upon the Committee’s assessment and satisfaction with the services provided, the Committee determined it was in NW Holdings’ best interest to continue its engagement of PricewaterhouseCoopers LLP.

In February 2024, the Audit Committee of NW Holdings pre-approved certain non-audit services performed by NW Holdings’ independent auditor and affirmed its procedure for the pre-approval of any future non-audit services performed by its independent auditor. On February 26, 2025, the Audit Committee of NW Holdings pre-approved specific services to be performed by the independent auditor in 2025, including audit, audit-related and tax services, and established its procedure for pre-approval of all other services to be performed by the independent auditor in 2025. The Committee determined that:

•	for proposed non-audit services, management will submit to the Committee a list of non-audit services that it recommends the Committee engage the independent auditor to provide;
•	the Committee will review and consider for approval the list of permissible non-audit services and the budget for such services;
•	management will routinely inform the Committee regarding the non-audit services actually provided by the independent auditor pursuant to this pre-approval process; and
•	the Director of Internal Auditing will be responsible for reporting at least annually to the Committee all independent auditor fees and the pre-approved budget for such services.

The Chair of the Committee is authorized to pre-approve non-audit services between meetings of the Committee and must report such approvals at the next Committee meeting.

The Committee also discussed with the independent auditor any relationships that may impact its objectivity and independence and satisfied itself as to the auditor’s independence. The Committee also completed its annual assessment of the independent auditor’s and internal auditors’ performance. The Committee discussed with management and the internal auditors the quality, adequacy and effectiveness of NW Holdings’ internal control over financial reporting, and the organization, responsibilities, budget and staffing of the internal audit function. The Committee reviewed with the independent auditor any significant matters regarding NW Holdings’ internal control over financial reporting that had come to their attention during the conduct of their audit. The Committee reviewed with both the independent auditor and the internal auditors their respective audit plans, audit scopes and identification of audit risks.

The Committee, in reliance on the reviews and discussions referred to above, recommended to the Board of Directors (and the Board has approved and directed) that the audited consolidated financial statements be included in Northwest Natural Holding Company’s Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the SEC.

Respectfully submitted to the Board of Directors on February 27, 2025 by the Audit Committee:

Jane L. Peverett, Chair	Sandra McDonough
Mary E. Ludford	Malia H. Wasson
Kenneth Thrasher	Charles A. Wilhoite

PROPOSAL 2—PROPOSED AMENDMENT AND REAPPROVAL OF LONG TERM INCENTIVE PLAN

In May 2017, the shareholders of Northwest Natural Gas Company (NW Natural) approved NW Natural’s Long Term Incentive Plan (the 2017 LTIP). Upon consummation of the holding company reorganization, under which NW Natural became a wholly owned subsidiary of NW Holdings, NW Holdings assumed all of NW Natural’s obligations under the 2017 LTIP, each outstanding award under the 2017 LTIP was automatically converted into an award of or option to purchase the same number of shares of NW Holdings’ common stock with the same terms, and the 2017 LTIP was restated as a plan of NW Holdings effective October 1, 2018 (as further amended by the Board in 2023 and 2024, the 2024 LTIP).

There are currently 1,100,000 shares authorized for issuance under awards of any type under the 2024 LTIP. As of April 3, 2025, there were 283,782 shares available for issuance under the 2024 LTIP (not including shares underlying outstanding but unvested awards). The Board believes that additional shares are needed to ensure that sufficient shares are authorized to attract, retain and reward the best available personnel for the Company’s positions of substantial responsibility.

In February 2025, the Board of Directors approved the amendment and restatement of the 2024 LTIP (as amended, the LTIP), and is submitting the LTIP to shareholders for approval. The principal changes made to the LTIP are to:

•	Increase the number of shares authorized for issuance under the LTIP to 2,250,000 shares.
•	Eliminate an outdated section (Section 8), which relates to performance-based award intended to qualify for a deduction under Section 162(m), which is now irrelevant.
•	Provide a non-exhaustive list of potential vesting conditions for stock awards in Section 6, which may be set by the Board of Directors.
•	Make other clarifying and administrative updates.

In addition, shareholder approval of this proposal will constitute reapproval of the LTIP as set forth in Section 3 and Section 7(a) of the LTIP. Accordingly, the next required reapproval of the LTIP in accordance with Section 3 and Section 7(a) will be in 2035.

The material terms of the LTIP are described below, and a complete copy of the LTIP, marked to show the proposed amendments, is attached to this Proxy Statement as Exhibit G. The summary below is qualified in its entirety by reference to the complete text of the LTIP.

Eligibility

Under the terms of the LTIP, all employees, officers and directors of the Company and its subsidiaries are eligible to receive awards under the LTIP, except that no stock option may be granted to any director who is not also an employee of the Company. As of December 31, 2024, there were 11 non-employee directors of NW Holdings, one additional non-employee director of NW Natural, and approximately 1,452 employees (including 13 executive officers) eligible to participate in accordance with the terms of the LTIP. Approximately 148 employees, including 14 officers, received awards under the 2024 LTIP in 2024, and it is anticipated that a similar number of employees (including all officers) will receive awards in 2025. No non-employee directors of NW Holdings or NW Natural received LTIP awards in 2024 nor are they currently expected to receive LTIP awards in 2025.

Shares Available

The LTIP currently provides that not more than 1,100,000 shares of the Company’s common stock may be issued pursuant to the LTIP. As of the record date, April 3, 2025, a total of 816,218 shares have been issued under the LTIP, with 283,782 shares remaining available for future issuance (not including shares underlying outstanding but unvested awards). There are 349,152 shares underlying outstanding RSU and performance share awards which have not vested.4 No stock options have been awarded under the LTIP. The proposed amendments will increase the number of shares authorized for issuance under the LTIP by 1,150,000 shares to 2,250,000 shares. Upon the vesting and delivery of shares underlying LTIP awards outstanding as of the record date, 1,084,630 shares will be available for issuance under the LTIP, assuming shareholder approval of this Proposal 2. The closing price for the Company’s common stock was $43.36 on the record date, April 3, 2025.

Administration

The LTIP states that it is administered by the Board of Directors, which may adopt rules and regulations for the operation of the LTIP and generally supervises the administration of the LTIP. The Board of Directors may delegate to a committee of the Board of Directors authority to administer the LTIP, except that only the Board of Directors may amend or terminate the LTIP. The Board of Directors has delegated to the OECC general authority for making awards under the LTIP. The OECC determines individuals to whom awards are made under the LTIP and the terms of any such awards.

Term of LTIP

The LTIP shall continue until all shares available for issuance under the LTIP have been issued and all restrictions on such shares have lapsed; provided however that no awards shall be made under the LTIP later than ten years after the last approval by shareholders. The Board of Directors may suspend or terminate the LTIP at any time.

Stock Awards

The OECC may grant shares of the Company’s common stock as stock awards under the LTIP. Stock awards may be either restricted stock awards under which shares are delivered immediately upon grant subject to forfeiture if vesting conditions are not satisfied, or RSUs under which shares are not delivered until after vesting conditions are satisfied. The OECC may determine the persons to receive awards, the number of shares to be awarded, and the timing of the award. No cash consideration (other than tax withholding amounts) will be paid by employees to the Company in connection with stock awards. Stock awards are subject to the terms, conditions and restrictions determined by the OECC, including vesting conditions. Restrictions may include restrictions concerning transferability and forfeiture of the shares. Shares underlying stock awards that are forfeited to the Company (other than shares forfeited in connection with tax withholding) are again available for issuance under the LTIP. Upon the delivery of shares under a stock award, the number of shares reserved for award under the LTIP shall be reduced by the number of shares delivered. No director of the Company who is not also an employee of the Company may be granted Stock Awards (as defined in the LTIP) in any fiscal year for more than $300,000 in fair market value.

Stock Options

The LTIP authorizes the grant of stock options. Subject to the limitations described below, the OECC will determine the persons to whom options are granted, the option price, the period of each option, the time or times at which options may be exercised, whether the option is an Incentive Stock Option or a Non-Statutory Stock Option, and any other term of the option grant. No employee may be granted options for more than 200,000 shares of common stock in any fiscal year. No monetary consideration will be received by the Company for the granting of options. The LTIP provides that, unless shareholder approval is obtained, no stock option may be (1) amended to reduce the exercise price, or (2) canceled in exchange for cash, another award or any other consideration at a time when the exercise price of the option exceeds the fair market value of the Company’s common stock. Upon the exercise of an option, the number of shares available for issuance under the LTIP shall be reduced by the number of shares for which the option was exercised, without any adjustment for shares surrendered in payment of the option price or surrendered or withheld to satisfy tax withholding requirements.

[4]

The number of shares underlying such awards is (i) for RSUs, the gross number of shares underlying such awards which have not vested and (ii) for performance shares that have not vested, the target number of shares underlying such awards. Under the terms of the LTIP, shares are deducted against the authorized share reserve at the time that they are issued and delivered to the recipient.

Incentive Stock Options. The LTIP authorizes the OECC to grant Incentive Stock Options, as defined under Section 422 of the Internal Revenue Code, subject to the following: (1) the option price per share may not be less than 100 percent of the fair market value of the Common Stock when the option is granted; and (2) the term of the option may not exceed ten years.

Non-Statutory Stock Options. The LTIP also authorizes the OECC to grant Non-Statutory Stock Options. The option price may not be less than the fair market value of the common stock when the option is granted. The term of the option may not exceed ten years plus seven days.

Changes in Capital Structure

The LTIP provides that if the outstanding common stock is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any stock split, stock dividend or recapitalization, appropriate adjustment will be made by the OECC in the number and kind of shares available for awards under the LTIP.

Tax Consequences

The following discussion describes certain federal income tax consequences associated with the LTIP based on law currently in effect.

An employee who receives stock in connection with the performance of services will generally realize taxable income at the time of receipt unless the shares are substantially nonvested for purposes of Section 83 of the Code. Absent an election by the employee under Section 83(b), an employee who receives substantially nonvested stock in connection with performance of services will realize taxable income in each year in which a portion of the shares substantially vest. The Company will generally be entitled to a tax deduction in the amount includable as income by the employee at the same time or times as the employee recognizes income with respect to the shares.

An optionee recognizes no income upon grant or exercise of an Incentive Stock Option. Federal income tax upon any gain resulting from exercise of an Incentive Stock Option is generally deferred until the option shares are disposed of by the optionee. The gain resulting from the exercise of an Incentive Stock Option is included in the alternative minimum taxable income of the optionee, however, and may, under certain conditions, give cause the optionee to be subject to alternative minimum tax liability.

If an optionee exercises an Incentive Stock Option and does not dispose of any of the optioned shares within two years following the date of grant and within one year following the exercise date, then any gain realized upon subsequent disposition will be treated as long-term capital gain. If an optionee disposes of shares acquired upon exercise of an Incentive Stock Option before the expiration of either the one-year or the two-year holding period (a “disqualifying disposition”), any amount realized will be taxable as ordinary income in the year of such disqualifying disposition to the extent that the lesser of the market value of the shares on the exercise date or the market value of the shares on the date of disposition exceeds the exercise price.

The Company will not be allowed any tax deduction either at the time of the grant or exercise of an Incentive Stock Option. Upon any disqualifying disposition by an optionee, the Company will generally be entitled to a deduction equal to the amount of ordinary income recognized by the optionee.

No income is realized by the grantee of a Non-Statutory Stock Option until the option is exercised. At the time of exercise of a Non-Statutory Stock Option, the optionee will realize ordinary income, and the Company will generally be entitled to a deduction, in the amount by which the market value of the shares subject to the option on the exercise date exceeds the exercise price. Upon the sale of shares acquired upon exercise of a Non-Statutory Stock Option, the difference between the amount realized from the sale over the market value of the shares on the exercise date will generally be treated as a gain or loss from the sale of a capital asset.

Section 162(m) of the Code limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any individual who is or was during the year or in any earlier year after 2016 the Company’s principal executive officer, principal financial officer, or one of its three other highest compensated officers. For years beginning in 2027, the $1,000,000 limitation will also apply to five highest compensated employees of the Company other than the principal executive officer, principal financial officer, or three other highest compensated officers. Certain “grandfathered” performance-based compensation paid pursuant to a binding contract in effect in November 2017 is not subject to the limitation.

Plan Benefits

In 2024, the Company granted RSUs and performance share awards under the 2024 LTIP to the NEOs and other select employees. The amounts granted to NEOs are set forth in the table above under “Executive Compensation-Grants of Plan-Based Awards During 2024” and the terms of these grants are summarized above under “Compensation Discussion and Analysis-Compensation Programs-Long-Term Incentives.” The Company granted no awards under the 2024 LTIP to non-employee directors in 2024. In total, in 2024, the Company granted to all executive officers as a group 51,571 RSUs valued at $2,021,854 and an aggregate target award level of 72,300 performance share awards valued at $2,815,362, and to all other employees as a group 16,916 RSUs valued at $657,525 and an aggregate target award level of 4,250 performance share awards valued at $165,495.

Equity Compensation Plan Information

The following table sets forth information regarding compensation plans under which equity securities of NW Holdings are authorized for issuance as of December 31, 2024:

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders:

Long Term Incentive Plan (LTIP)(1)(2)	292,253	n/a	65,153

Employee Stock Purchase Plan	41,838	$34.2	219,097

Equity compensation plans not approved by security holders:

Executive Deferred Compensation Plan (EDCP)(3)	652	n/a	n/a

Directors Deferred Compensation Plan (DDCP)(3)	27,052	n/a	n/a

Deferred Compensation Plan for Directors and Executives (DCP)(4)	225,532	n/a	n/a

Total	587,327		284,250

(1)

Awards may be granted under the LTIP as Performance Share Awards, Restricted Stock Units, or stock options. Shares issued pursuant to Performance Share Awards and Restricted Stock Units under the LTIP do not include an exercise price, but are payable when the award criteria are satisfied. The number of shares shown in column (a) include 122,405 Restricted Stock Units and 169,848 Performance Share Awards, reflecting the number of shares to be issued as performance share awards under outstanding Performance Share Awards if target performance levels are achieved. If the maximum awards were paid pursuant to the Performance Share Awards outstanding at December 31, 2024, the number of shares shown in column (a) would increase by 169,848 shares, reflecting the maximum share award of 200% of target, and the number of shares shown in column (c) would decrease by the same amount of shares. No stock options or other types of award have been issued under the LTIP.

(2)	The number of shares shown in column (c) includes shares that are available for future issuance under the LTIP as Restricted Stock Units or Performance Share Awards at December 31, 2024.
(3)

Prior to January 1, 2005, deferred amounts were credited, at the participant’s election, to either a “cash account” or a “stock account.” If deferred amounts were credited to stock accounts, such accounts were credited with a number of shares of NW Natural (now NW Holdings) common stock based on the purchase price of the common stock on the next purchase date under our Dividend Reinvestment and Direct Stock Purchase Plan, and such accounts were credited with additional shares based on the deemed reinvestment of dividends. Cash accounts are credited quarterly with interest at a rate equal to Moody’s Average Corporate Bond Yield plus two percentage points, subject to a 6% minimum rate. At the election of the participant, deferred balances in the stock accounts are payable after termination of Board service or employment in a lump sum, in installments over a period not to exceed 10 years in the case of the DDCP, or 15 years in the case of the EDCP, or in a combination of lump sum and installments. Amounts credited to stock accounts are payable solely in shares of common stock and cash for fractional shares, and amounts in the above table represent the aggregate number of shares credited to participant’s stock accounts. We have contributed common stock to the trustee of the Umbrella Trusts such that the Umbrella Trusts hold approximately the number of shares of common stock equal to the number of shares credited to all participants’ stock accounts.

(4)

Effective January 1, 2005, the EDCP and DDCP were closed to new participants and replaced with the DCP. The DCP continues the basic provisions of the EDCP and DDCP under which deferred amounts are credited to either a “cash account” or a “stock account.” Stock accounts represent a right to receive shares of NW Holdings common stock on a deferred basis, and such accounts are credited with additional shares based on the deemed reinvestment of dividends. Effective January 1, 2007, cash accounts are credited quarterly with interest at a rate equal to Moody’s Average Corporate Bond Yield. Our obligation to pay deferred compensation in accordance with the terms of the DCP will generally become due on a predetermined date during a participant’s service if elected by such participant or on retirement, death, or other termination of service, and will be paid in a lump sum or in installments of five, 10, or 15 years as elected by the participant in accordance with the terms of the DCP. Amounts credited to stock accounts are payable solely in shares of common stock and cash for fractional shares, and amounts in the above table represent the aggregate number of shares credited to participants’ stock accounts. We have contributed common stock to the trustee of the Supplemental Trust such that this trust holds approximately the number of common shares equal to the number of shares credited to all participants’ stock accounts. Historically, we have satisfied NW Holdings’ stock contributions to the Supplemental Trust through purchases of NW Holdings stock in the open market. In 2023, the board of directors of NW Holdings authorized the original issuance of NW Holdings shares to the Supplemental Trust in satisfaction of such contributions. As of December 31, 2024, 343,977 shares remained available for issuance under current authorizations. The right of each participant in the DCP is that of a general, unsecured creditor of NW Natural.

Vote Required

Approval of this proposal by the shareholders will require that the votes cast in favor of the proposal at the Annual Meeting exceed the votes cast against the proposal. Accordingly, abstentions and broker non-votes will have no effect on the results of the vote on this proposal.

The Board of Directors recommends a vote FOR this proposal.

PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION

This Proxy Statement includes extensive disclosure regarding the compensation of our Named Executive Officers under the heading “Executive Compensation” on pages 25 to 68 above. Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, we submit to our shareholders a nonbinding advisory resolution to approve the compensation of the Named Executive Officers disclosed in this Proxy Statement. The Board of Directors has approved the submission of the following resolution to the shareholders for approval at the Annual Meeting:

“RESOLVED, that the compensation of the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K under the heading “Executive Compensation” in the Proxy Statement for the Company’s 2025 Annual Meeting of Shareholders, is approved.”

This proposal gives you the opportunity to endorse or not endorse our executive compensation program for our Named Executive Officers by voting for or against the above resolution. As discussed under “Executive Compensation—Compensation Discussion and Analysis” above, our executive compensation programs have been carefully designed and implemented to attract, retain and motivate talented and qualified executives, to emphasize pay for performance, to link compensation to achievement of annual and long-term performance goals, to align executives’ interests with shareholders’ interests, and to achieve a correct balance between compensation that is attractive to executives, affordable to the Company and fair to shareholders and employees. Although your vote is advisory and will not be binding on the OECC or the Board, the OECC and the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation. We currently hold advisory votes on executive compensation annually, and the next vote will be at our 2026 Annual Meeting of Shareholders.

Substantial components of executive compensation are tied to the Company’s annual and long-term performance. For example, the Executive Annual Incentive Plan, which is designed to encourage and reward executive officer’s contributions in achieving NW Natural’s annual goals, provides for cash payments that are based on a formula that includes meeting proposed annual targets such as net income, performance relative to other operational goals and individual performance. Similarly, NW Holdings’ performance share awards under the Long Term Incentive Plan (LTIP) were designed to align executives’ interests with shareholders’ interests: NW Holdings’ performance share awards focus executives on achievement of three-year cumulative earnings per share (EPS), with positive or negative award modification for TSR performance relative to the Company’s peer group over a three-year period, and subject to achievement of specified ROIC thresholds. Restricted stock units with performance threshold are also tied to the Company’s performance, by vesting only if a pre-defined performance threshold is met for the relevant performance period. No RSUs with a performance threshold will vest in a given year if the Company’s performance threshold is not met, and shares subject to vesting in that year will be forfeited. Additionally, NW Holdings’ pay practices work to align executives’ interests with shareholders’ interests by emphasizing stock ownership through stock ownership guidelines and performance-based compensation under the LTIP.

NW Holdings has also adopted a number of pay practices that emphasize fairness to shareholders and good governance. Among other practices, executive change in control severance agreements are double-trigger and contain no gross-up provisions. The OECC has also eliminated routine or excessive perquisites for executives, limited the use and duration of severance agreements (other than in the context of change-in-control), reduced the interest crediting rate on compensation deferred after 2004 to a variable market rate, modified the SERP to reduce benefits and expenses, including limiting the amount of an executive’s annual bonus that is included in final average compensation for purposes of that plan, closed new participation in the SERP, and maintained a high percentage of total targeted direct compensation that is at risk, particularly for the Chief Executive Officer. Moreover, annual and long-term incentive awards are subject to “clawback” under the Company’s Compensation Recovery Policy for amounts inappropriately received.

Overall, NW Holdings’ compensation practices are driven by our total compensation philosophy which is designed to provide total remuneration in a manner that motivates high levels of performance, creates shareholder value, and emphasizes our commitment to tie a significant portion of executive compensation to the Company’s performance.

Vote Required

Approval of this proposal by the shareholders will require that the votes cast in favor of the proposal at the Annual Meeting exceed the votes cast against the proposal. Accordingly, abstentions and broker non-votes will have no effect on the results of the vote on this proposal.

The Board of Directors recommends a vote FOR this proposal.

PROPOSAL 4—RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTANTS

At a meeting held February 26, 2025, the Audit Committee of the Board of Directors of NW Holdings appointed PricewaterhouseCoopers LLP, independent registered public accounting firm, to audit the books, records and accounts of NW Holdings for fiscal year 2025. The Audit Committee and the Board of Directors recommend that the shareholders ratify this appointment.

Representatives of PricewaterhouseCoopers LLP will attend the Annual Meeting with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

See “2024 and 2023 Audit Firm Fees,” above.

Vote Required

The ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accountants for 2025 will require that the votes cast in favor of the proposal at the Annual Meeting exceed the votes cast against the proposal. Accordingly, abstentions and broker non-votes will have no effect on the results of the vote on this proposal.

The Audit Committee and the Board of Directors recommend a vote FOR this proposal.

OTHER MATTERS

Management does not know of any other matters to be presented at the Annual Meeting. If other matters should be properly presented at the meeting, the persons named in the accompanying proxy will vote the shares represented by such proxy with respect to such matters in accordance with their best judgment.

Consolidation Services Provided

The consolidation of an individual’s multiple proxy cards into one envelope is a service NW Holdings provides based on Social Security Number or Tax ID Number match.

If you received a consolidated mailing this year and you would like to receive a separate Annual Report or Proxy Statement for each account with the same Social Security Number, please submit your request to Shareholder Services, Northwest Natural Holding Company, 250 SW Taylor Street, Portland, OR 97204 or call (800) 422-4012, ext. 2402. NW Holdings will promptly send additional copies of the Annual Report and/or Proxy Statement upon receipt of such request.

Delivery of Proxy Materials to Households

Only one copy of our Annual Report and Proxy Statement will be delivered to an address where two or more shareholders reside unless we have received contrary instructions from a shareholder at the address. A separate proxy card will be delivered to each shareholder at the shared address.

If you are a shareholder who lives at a shared address and you would like additional copies of the Annual Report, this Proxy Statement, or any future annual reports or proxy statements, contact Shareholder Services, Northwest Natural Holding Company, 250 SW Taylor Street, Portland, OR 97204 or call (800) 422-4012, ext. 2402. NW Holdings will promptly send additional copies of the annual report and/or proxy statement upon receipt of such request.

If you share the same address with another NW Holdings shareholder and you currently receive multiple copies of annual reports or proxy statements, you may request delivery of a single copy of future annual reports or proxy statements at any time by calling Broadridge Financial Solutions, Inc. at (866) 540-7095, or by writing to Broadridge Financial Solutions, Inc., Attn: Householding Election, 51 Mercedes Way, Edgewood, NY 11717.

Many brokerage firms and other shareholders of record have procedures for the delivery of single copies of company documents to households with multiple beneficial shareholders. If your family has one or more “street name” accounts under which you beneficially own shares of NW Holdings common stock, please contact your broker, financial institution, or other shareholder of record directly if you require additional copies of this Proxy Statement or NW Holdings’ annual report, or if you have other questions or directions concerning your “street name” account.

Electronic Delivery of Annual Meeting Materials

If you would like to reduce the costs incurred by NW Holdings in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above under “How to Vote By Proxy and Revoke Your Proxy” to vote using the internet and, when prompted, indicate that you agree to receive proxy materials electronically.

2026 ANNUAL MEETING OF SHAREHOLDERS

Rule 14a-8 of the SEC’s proxy rules require that any shareholder proposal to be considered for inclusion in NW Holdings’ proxy statement for the 2026 Annual Meeting of Shareholders must be received at NW Holdings’ principal executive office no later than December 11, 2025.

NW Holdings’ Bylaws require shareholders to give NW Holdings advance notice of any shareholder proposal to be submitted at any meeting of shareholders outside of Rule 14a-8. The Bylaws prescribe the information to be contained in any such notice, and a copy of the relevant provisions of the Bylaws will be provided to any shareholder upon written request to the Corporate Secretary of NW Holdings. For any shareholder proposal to be considered at the 2026 Annual Meeting of Shareholders, the shareholder’s notice must be received by NW Holdings’ Corporate Secretary no later than February 21, 2026. The SEC’s proxy rules allow NW Holdings to use discretionary voting authority to vote on a matter coming before an annual meeting of shareholders, which is not included in NW Holdings’ proxy statement, if NW Holdings does not have notice of the matter before the deadline established in its Bylaws. In addition, discretionary voting authority may generally also be used if NW Holdings receives timely notice of such matter (as described above), and if, in the proxy statement, NW Holdings describes the nature of such matter and how NW Holdings intends to exercise its discretion to vote on such matter.

NW Holdings’ Restated Articles and Bylaws require shareholders to give NW Holdings advance notice of any director nominations to be submitted at any meeting of shareholders. The Bylaws prescribe the information to be contained in any such notice, and a copy of the relevant provisions of the Bylaws will be provided to any shareholder upon written request to the Corporate Secretary of NW Holdings. For any director nomination to be considered at the 2026 Annual Meeting of Shareholders, pursuant to our Restated Articles, such director nominations must be received from a shareholder of record entitled to vote at the 2026 Annual Meeting by the Corporate Secretary of NW Holdings not later than the latter of (a) the thirtieth day prior to the date fixed for the 2026 Annual Meeting, or (b) the tenth day after the mailing of notice of the 2026 Annual Meeting, together with the written consent of the nominee to serve as a director.

In addition to satisfying the applicable requirements under NW Holdings’ Restated Articles and Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended, which notice must be postmarked or transmitted electronically to NW Holdings’ principal executive office no later than 60 calendar days prior to the anniversary date of the 2025 Annual Meeting of Shareholders (for the 2026 Annual Meeting of Shareholders, no later than March 23, 2026). However, if the date of the 2026 Annual Meeting of Shareholders is changed by more than 30 calendar days from such anniversary date, then notice must be provided by the later of 60 calendar days prior to the date of the 2026 Annual Meeting of Shareholders or the tenth calendar day following the day on which public announcement of the date of the 2026 Annual Meeting of Shareholders is first made by the Company.

COMPANY INFORMATION

NW Holdings makes available at www.nwnaturalholdings.com among other things, its:

•	Corporate Governance Standards;
•	Director Independence Standards;
•	Director Selection Criteria;
•	Charters of the Governance, Audit, Organization and Executive Compensation, Finance, and Public Affairs and Environmental Policy Committees; and
•	Code of Ethics.

You may request a copy of these documents, at no cost to you, by contacting Shareholder Services at Northwest Natural Holding Company, 250 SW Taylor Street, Portland, OR 97204, or by calling (800) 422-4012, ext. 2402.

Shareholders and other interested parties may communicate with the Chair of the Board, who presides over the Board’s executive sessions, or the non-management directors of the Board by mailing correspondence to Northwest Natural Holding Company, 250 SW Taylor Street, Portland, OR 97204, Attn: Corporate Secretary. The Corporate Secretary will forward communications to the directors as appropriate. Communications relating to accounting, financial reporting, internal controls or auditing matters will be referred to the Chair of the Audit Committee. Certain items that are unrelated to the duties and responsibilities of the Board will not be forwarded, such as business solicitation or advertisements, product or service-related inquiries, junk mail or mass mailings, resumes or other job-related inquiries, spam, and overly hostile, threatening or potentially illegal communications.

Websites

The information contained on the websites referenced in this Proxy Statement are not incorporated by reference into this filing. Further, references to website URLs are intended to be inactive textual references only.

SOLICITATION OF PROXIES

Proxies may be solicited on behalf of the Board of Directors by regular employees in person or by mail, telephone, the internet or facsimile transmission. NW Holdings will reimburse brokers or other persons holding stock in their names or in the names of their nominees for their reasonable expenses incurred in forwarding proxies and proxy materials to the beneficial owners of such shares. All solicitation costs will be borne by NW Holdings. NW Holdings has retained D.F. King & Co., Inc. to assist in the solicitation of proxies from banks, brokers and nominees at a fee of $9,000 plus reasonable out-of-pocket expenses. Shareholders may assist NW Holdings in avoiding expenses in this connection by voting their proxies promptly.

If you are unable to attend the Annual Meeting, please mark, date, sign and mail the enclosed proxy or, alternatively, grant your proxy by telephone or the internet so that the business of the meeting can be transacted.

By Order of the Board of Directors,

Portland, Oregon	Megan H. Berge
April 10, 2025	Deputy General Counsel and Corporate Secretary

EXHIBIT A

Approved Compensation Peer Group

American States Water Company

Atmos Energy Corporation

Avista Corporation

California Water Service Group

Chesapeake Utilities Corporation

Clearway Energy, Inc.

Essential Utilities, Inc.

IDACORP, Inc.

MGE Energy, Inc.

NorthWestern Energy Group, Inc.

ONE Gas, Inc.

Otter Tail Corporation

PNM Resources, Inc.

Portland General Electric Company

SJW Group

Southwest Gas Holdings, Inc.

Spire Inc.

Unitil Corporation

A-1

EXHIBIT B

WTW Energy Services Industry Executive Compensation Survey Report—2023

(Revenue less than $3B)

AES Corporation

ALLETE

Alliant Energy

Ameren

American Electric Power

American Transmission

American Water Works

Archrock

Arctic Slope Regional

Atmos Energy

Avista Corporation

Babcock & Wilcox

Berkshire Hathaway Energy

Black Hills

Blattner Energy

Boardwalk Pipeline Partners, LP

BWX Technologies, Inc.

Calpine

Canadian Solar

CenterPoint Energy

Cheniere Energy

Chesapeake Utilities Corporation

Cleco

CMS Energy

Colonial Pipeline Company

Colorado Springs Utilities

Constaellation Energy

Covanta Corporation

CPS Energy

Dominion Energy

DTE Energy

Duke Energy

Duquesne Light

EDF Renewables

Edision International

El Paso Electric

Electric Power Research Institute

Enbridge

Energy Northwest

ENGIE Energy North America

EnLink Midstream

Entergy

ERCOT

Essential Utilities

Evergy

Eversource Energy

Exelon

Fieldcore

First Solar

FirstEnergy

Fluor Marine Propulsion

Framatome

GE Power - Gas Power

GE Renewable Energy

Great River Energy

Hawaiian Electric

Hydro-Québec

Iberdrola

Idaho Power

IGS Energy

Institute of Nuclear Power Operations

Invenergy

ISO New England

ITC Holdings Corp.

JEA

Kinder Morgan

Knoxville Utilities Board

Lower Colorado River Authority

MDU Resources

MISO Energy

MN8 Energy, LLC

Monroe Energy

National Grid

Nebraska Public Power District

New Jersey Resources

New York Power Authority

NextEra Energy Inc.

NiSource

NorthWestern Energy, LLC

NOVA Chemicals Inc.

NRG Energy

NuStar Energy

Oak Ridge National Laboratory

OGE Energy

Old Dominion Electric

Omaha Public Power

Oncor Electric Delivery

ONE Gas

Pacific Gas & Electric

Peabody Energy

Pedernales Electric Cooperative

Pinnacle West Capital

PJM Interconnection

Platte River Power Authority

PNM Resources

Portland General Electric

PPL Corporation

Primoris Services Corporation

Public Service Enterprise Group

Puget Sound Energy

Quanta Services

Salt River Project

Sempra Energy

SiEnergy

Snohomish County PUD

South Jersey Industries, Inc.

Southern Company Services

Southwest Gas

Southwest Power Pool

Spire Inc.

Talen Energy

TC Energy

TECO Energy

Tennessee Valley Authority

Tri-State Generation & Transmission

UNS Energy

URENCO

Vallourec

Veolia Water Technologies & Solutions

Versant Power

Vistra Corp.

Washington Gas

WEC Energy Group

Western Area Power Administration

Williams Companies

Xcel Energy

B-1

EXHIBIT C

WTW General Industry Executive Compensation Survey Report—2023

(Revenue $500M to $1B)

American Heart Association

American Medical Association

Arkansas Children’s Hospital

ATI Physical Therapy

Battelle Memorial Institute

Benco Dental

Bush Brothers & Company

Children’s Hospital of Wisconsin

City of Longmont

Columbus McKinnon

Commercial Vehicle Group

CoorsTek

DePaul University

Donnelley Financial Solutions

ECOBAT Technologies

EOS

FOCUS Brands

Gerson Lehrman Group

Getty Images

Globe Union

GOJO Industries

Great River Health

Guardian Pharmacy

HealthEquity

Hypertherm

Inmar

International Data Group

Ixom

J. Jill Group

KEEN

KI, Inc.

L.L. Bean

Lakeshore Learning Materials

Mary Washington HealthCare

Martrix Service

MedVet

Minneapolis School District

National Renewable Energy Laboratory

New Era Cap

New York Racing Association

Northern Arizona University

Northern Tool + Equipment

Northwest Permanente PC

NOW Foods

Otter Products

Port of Seattle

Preformed Lined Products

Purdue Pharma

Rayonier

School Specialty

ShawCor

SMSC Gaming Enterprise

St. Francis Hospital

Tallahassee Memorial HealthCare

The Marcus Corporation

Utah Transit Authority

Vice Media Group

Wichita State University

Yuma Regional Medical Center

Zamora Company

C-1

EXHIBIT D

American Gas Association Executive Compensation Survey—2023

Atmos Energy Corporation

Avista Corporation

Black Hills Corporation

CenterPoint Energy, Inc.

Chesapeake Utilities Corporation

Citizens Energy Group

Colorado Springs Utilities

CPS Energy

Dominion Energy

DTE Energy

Duke Energy

Equitrans Midstream Corporation

Essential Utilities Inc.

Eversource Energy

Hawaii Gas

Knoxville Utilities Board

LG&E and KU Energy LLC

MDU Resources

Metropolitan Utilities District

National Fuel Gas Company

National Gas & Oil Cooperative

New Jersey Resources Corporation

NiSource Inc.

NorthWestern Energy, LLC

ONE Gas, Inc.

Philadelphia Gas Works

Puget Sound Energy, Inc.

Sempra Energy

South Jersey Industries

Southern Company Gas

Southern Star Central Gas Pipeline

Southwest Gas Corporation

Spire Inc.

TC Energy

UGI Utilities

UNS Energy Corporation

Washington Gas

WEC Energy Group

Xcel Energy Inc.

D-1

EXHIBIT E

Relative TSR Peer Group for 2023-2025 and 2022-2024 Performance Share Cycles

Atmos Energy Corporation

Avista Corporation

Black Hills Corporation

MGE Energy, Inc.

New Jersey Resources Corporation

NiSource, Inc.

NorthWestern Corporation

ONE Gas, Inc.

South Jersey Industries, Inc.[1]

Southwest Gas Holdings, Inc.

Spire Inc.

Unitil Corporation

(1)	Acquired in 2023 and not included in the Relative TSR peer group for purposes of calculating relative TSR results for the 2022-2024 performance share cycle.

Relative TSR Peer Group for 2024-2026 Performance Share Cycle

Atmos Energy Corporation

Avista Corporation

Black Hills Corporation

MGE Energy, Inc.

New Jersey Resources Corporation

NiSource, Inc.

NorthWestern Corporation

ONE Gas, Inc.

Southwest Gas Holdings, Inc.

Spire Inc.

Unitil Corporation

E-1

EXHIBIT F

NON-GAAP FINANCIAL MEASURES

Management uses “adjusted net income” and “adjusted earnings per share,” both of which are non-GAAP financial measures, when evaluating NW Natural Holdings’ overall performance. Management believes that these non-GAAP measures provide meaningful information to investors about NW Natural Holdings’ performance because they eliminate the impacts of significant discrete items that can affect the comparison of period-over-period results. In addition to presenting the results of operations and earnings amounts in total, certain financial measures are expressed in cents per share, which are non-GAAP financial measures. All references to EPS are on the basis of diluted shares.

Such non-GAAP financial measures are used to analyze our financial performance because we believe they provide useful information to our investors and creditors in evaluating our financial condition and results of operations. Our non-GAAP financial measures should not be considered a substitute for, or superior to, measures calculated in accordance with U.S. GAAP. Moreover, these non-GAAP financial measures have limitations in that they do not reflect all the items associated with the operations of the business as determined in accordance with GAAP. Other companies may calculate similarly titled non-GAAP financial measures differently than how such measures are calculated in this report, limiting the usefulness of those measures for comparative purposes. A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure is provided in the tables below.

NON-GAAP RECONCILIATIONS

	2022		2023		2024
In millions, except per share data	Amount	Per Share	Amount	Per Share	Amount	Per Share

Net income from continuing operations	$86.3	$2.54	$93.9	$2.59	$78.9	$2.03

Adjustments:

Regulatory disallowance of line extension allowances[1]	—	—	—	—	13.7	0.35

SiEnergy transaction expenses[1]	—	—	—	—	2.3	0.06

Tax effects on non-GAAP adjustments	—	—	—	—	(4.3)	(0.11)

Adjusted net income from continuing operations	$86.3	$2.54	$93.9	$2.59	$90.6	$2.33

(1)

Regulatory disallowance is related to undepreciated line extension costs recognized in the fourth quarter of 2024 and transaction expenses are related to SiEnergy. Tax effect of the adjustments were calculated using a combined federal and state statutory rate of 26.5%. EPS amounts are calculated using diluted shares of 38.9 million as shown on the NW Natural Holding Consolidated Statements of Comprehensive Income (Loss).

F-1

EXHIBIT G

NORTHWEST NATURAL HOLDING COMPANY

LONG TERM INCENTIVE PLAN

(marked to show proposed changes)5

NORTHWEST NATURAL HOLDING COMPANY

LONG TERM INCENTIVE PLAN

(as amended as of October 1, 2018, February 23, 2023 and February 22, 2024, and May __, 2025)

1. Purpose. The purpose of this Long Term Incentive Plan (the “Plan”) is to enable Northwest Natural Holding Company (the “Company”) to attract and retain the services of selected employees, officers and directors of the Company or of any subsidiary of the Company. The Plan was originally adopted by Northwest Natural Gas Company (“Northwest Natural”). Effective October 1, 2018, Northwest Natural became a wholly owned subsidiary of the Company and holders of Northwest Natural common stock became holders of Company common stock (“Common Stock”), and in connection with that transaction the Plan has been adopted and assumed by the Company and outstanding awards under the Plan have been assumed by the Company.

2. Shares Subject to the Plan. Subject to adjustment as provided below and in Section 9, the shares to be offered under the Plan shall consist of Common Stock of the Company, and the total number of shares of Common Stock that may be ~~awarded~~issued under the Plan, including all shares of Northwest Natural common stock ~~awarded~~issued under the Plan prior to its assumption by the Company, shall not exceed ~~1,100~~2,250,000 shares. The shares ~~awarded~~issued under the Plan may be authorized and unissued shares, reacquired shares or shares purchased on the open market for delivery to participants. If an option~~,~~ or Stock Award ~~or Performance based Award~~ granted under the Plan expires, terminates or is cancelled, the shares subject to such option~~,~~ or Stock Award ~~or Performance based Award~~ shall again be available under the Plan. If any shares delivered pursuant to a Stock ~~Award or Performance based~~ Award under the Plan are forfeited to the Company, the number of shares forfeited shall again be available under the Plan.

3. Duration of Plan. The Plan shall continue in effect until all shares available for award under the Plan have been delivered to participants and all restrictions on such shares have lapsed; provided, however, that no awards shall be made under the Plan on or after the later of May 25, 2027 or the 10th anniversary of the last action after October 1, 2018 by the shareholders of the Company approving or re-approving the Plan. The Board of Directors may suspend or terminate the Plan at any time except with respect to awards and shares subject to restrictions then outstanding under the Plan. Termination shall not affect any outstanding awards or the forfeitability of shares awarded under the Plan.

4. Administration.

(a) Board of Directors. The Plan shall be administered by the Board of Directors of the Company, which shall determine and designate from time to time the individuals to whom awards shall be made, the amount of the awards and the other terms and conditions of the awards. Subject to the provisions of the Plan, the Board of Directors may from time to time adopt and amend rules and regulations relating to administration of the Plan, advance the lapse of any waiting period, accelerate any exercise date, waive or modify any restriction applicable to shares (except those restrictions imposed by law) and make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Plan. The interpretation and construction of the provisions of the Plan and related agreements by the Board of Directors shall be final and conclusive. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency

[5]	Text stricken through indicates deletions, and text underscored and in italics indicates additions.

in the Plan or in any related agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency.

(b) Committee. The Board of Directors may delegate to a committee of the Board of Directors (the “Committee”) any or all authority for administration of the Plan. If authority is delegated to a Committee, all references to the Board of Directors in the Plan shall mean and relate to the Committee except (i) as otherwise provided by the Board of Directors, and (ii) that only the Board of Directors may amend or terminate the Plan as provided in Sections 3 and 10.

(c) No Dividends on Unvested Awards. No award granted under the Plan shall provide for the payment of dividends on shares subject to the award before the shares have Vested; provided, however, that dividends accumulated between the grant date of an award and the Vesting date on shares that become Vested under the award may be paid to the recipient at or after the time the shares become Vested. “Vested” means that shares have been delivered to the recipient and are no longer subject to a substantial risk of forfeiture (as defined in regulations under Section 83 of the Internal Revenue Code of 1986, as amended (“IRC”).

(d) Minimum Service Period. No award granted under the Plan on or after January 1, 2017 shall become Vested if the recipient does not remain in the service of the Company until the first anniversary of the date of grant, unless the recipient’s service is terminated as a result of the recipient’s death or physical disability (within the meaning of Section 22(e)(3) of the IRC), or such earlier Vesting occurs as a result of a Change in Control of the Company; provided, however, that the foregoing prohibition shall not apply to five percent of the sum of the number of shares available for awards under the Plan on January 1, 2017 plus the number of additional shares that thereafter become available.

(e) Change in Control Vesting. No award granted under the Plan on or after January 1, 2017 shall provide for any excuse from satisfaction of the continued service conditions of the award as a result of a Change in Control of the Company, except that an award agreement may excuse the recipient from the continued service obligation if:

(i) the recipient’s employment is terminated by the employer without cause or by the recipient for good reason in connection with the Change in Control under terms specified in the award agreement; or

(ii) the award is not converted into an award for stock of the surviving or acquiring corporation in the Change in Control transaction under terms specified in the award agreement.

(f) Change in Control Definition. For purposes of the Plan, a “Change in Control” shall mean the occurrence of any of the following events:

(i) The consummation of:

(1) any consolidation, merger or plan of share exchange involving the Company (a “Merger”) as a result of which the holders of outstanding securities of the Company ordinarily having the right to vote for the election of directors (“Voting Securities”) immediately prior to the Merger do not continue to hold at least 50% of the combined voting power of the outstanding Voting Securities of the surviving corporation or a parent corporation of the surviving corporation immediately after the Merger, disregarding any Voting Securities issued to or retained by such holders in respect of securities of any other party to the Merger;

(2) any consolidation, merger, plan of share exchange or other transaction involving NW Natural or an affiliate of the Company specified in the award agreement with the recipient approved by the Board of Directors (a “Business Unit”) as a result of which the Company does not continue to hold, directly or indirectly. at least 50% of the outstanding securities of NW Natural or the Business Unit, if applicable, ordinarily having the right to vote for the election of directors; or

(3) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company, NW Natural, or, the Business Unit, if applicable;

(ii) At any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board (“Incumbent Directors”) shall cease for any reason to constitute at least a majority thereof; provided, however, that the term “Incumbent Director” shall also include each new director elected during such two-year period whose nomination or election was approved by two-thirds of the Incumbent Directors then in office; or

(iii) Any person (as such term is used in Section 14(d) of the Securities Exchange Act of 1934, other than the Company or any employee benefit plan sponsored by the Company) shall, as a result of a tender or exchange offer, open market purchases or privately negotiated purchases from anyone other than the Company, have become the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of Voting Securities representing twenty percent (20%) or more of the combined voting power of the then outstanding Voting Securities, but disregarding any Voting Securities with respect to which that acquirer has filed SEC Schedule 13G indicating that the Voting Securities were not acquired and are not held for the purpose of or with the effect of changing or influencing, directly or indirectly, the Company’s management or policies, unless and until that entity or person files SEC Schedule 13D, at which point this exception will not apply to such Voting Securities, including those previously subject to a SEC Schedule 13G filing.

5. Types of Awards; Eligibility. The Board of Directors may, from time to time, take the following actions, separately or in combination, under the Plan: (i) grant Stock Awards, including restricted stock and restricted stock units, as provided in Section 6; and (ii) grant stock options as provided in Section 7~~; and (iii) grant Performance-based Awards as provided in Section 8~~. An award may be made to any employee, officer or director of the Company or any subsidiary of the Company, except that no stock option ~~or Performance-based Award~~ may be granted to any director who is not also an employee of the Company. The Board of Directors shall select the individuals to whom awards shall be made and shall specify the action taken with respect to each individual to whom an award is made.

6. Stock Awards, including Restricted Stock and Restricted Stock Units. The Board of Directors may grant shares as stock awards under the Plan (“Stock Awards”). No director of the Company who is not also an employee of the Company may be granted Stock Awards in any fiscal year for more than $300,000 in fair market value (as defined in Section 7(c)) of Common Stock. Stock Awards shall be subject to the terms, conditions and restrictions determined by the Board of Directors. The terms and conditions may include, without limitation, performance goals that must be met by the Company or any subsidiary, division or other unit of the Company as a condition to vesting as determined by the Board of Directors, which performance goals may be based on, without limitation, one or more of the following metrics: earnings, earnings per share, stock price increase, total shareholder return (stock price increase plus dividends), return on equity, return on assets, return on capital, economic value added, revenues, operating income, inventories, inventory turns, cash flows, EBITDA or any of the foregoing. The restrictions may include restrictions concerning transferability and forfeiture of the shares awarded, together with any other restrictions determined by the Board of Directors. Stock Awards subject to restrictions may be either restricted stock awards under which shares are delivered immediately upon grant subject to forfeiture if vesting conditions are not satisfied, or restricted stock unit awards under which shares are not delivered until after vesting conditions are satisfied~~.~~ (including, without limitation, performance share awards). The Board of Directors may require the recipient to sign an agreement as a condition of the award, but may not require the recipient to pay any monetary consideration other than amounts necessary to satisfy tax withholding requirements. The agreement may contain any terms, conditions, restrictions, representations and warranties required by the Board of Directors. The certificates representing the shares awarded shall bear any legends required by the Board of Directors. The Company may require any recipient of a Stock Award to pay to the Company in cash or by check upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the recipient fails to pay the amount demanded, the Company may withhold that amount from other amounts payable to the recipient, including salary, subject to applicable law. With the consent of the Board of Directors, a recipient may satisfy this obligation, in whole or in part, by instructing the Company to withhold from any shares to be received or by delivering to the Company other shares of Common Stock; provided, however, that the number of shares so withheld or delivered shall not exceed the minimum amount necessary to satisfy the required tax withholding obligation. Upon the delivery of shares under a Stock Award, the number of shares reserved for award under the Plan shall be reduced by the number of shares delivered, less the number of shares withheld or delivered to satisfy tax withholding obligations; provided, however, that effective for shares delivered on and after January 1, 2017, the adjustment for shares withheld or delivered to satisfy tax withholding obligations shall no longer apply.

7. Stock Options.

(a) Option Grants. Options granted under the Plan may be Incentive Stock Options as defined in Section 422 of the IRC, or Non-Statutory Stock Options. A Non-Statutory Stock Option means an option other than an Incentive Stock Option. The Board of Directors has the sole discretion to determine which options shall be Incentive Stock Options and which options shall be Non-Statutory Stock Options, and, at the time of grant, it shall specifically designate each option granted under the Plan as an Incentive Stock Option or a Non-Statutory Stock Option. In the case of Incentive Stock Options, all terms shall be consistent with the requirements of the IRC and applicable regulations. No Incentive Stock Option may be granted under the Plan on or after the tenth anniversary of the last action by the Board of Directors approving an increase in the number of shares available for issuance under the Plan, which action was subsequently approved within 12 months by the shareholders.

(b) Limitation on Amount of Grants. No employee may be granted options under the Plan for more than 200,000 shares of Common Stock in any fiscal year.

(c) Option Price. The option price per share under each option granted under the Plan shall be determined by the Board of Directors, but the option price for an Incentive Stock Option and a Non-Statutory Stock Option shall be not less than 100 percent of the fair market value of the shares covered by the option on the date the option is granted. Except as otherwise expressly provided, for purposes of the Plan, the fair market value shall be deemed to be the closing sales price for the Common Stock as reported by the New York Stock Exchange and published in the Wall Street Journal for the date of grant, or such other fair market value of the Common Stock as determined by the Board of Directors of the Company.

(d) Duration of Options. Each option granted under the Plan shall continue in effect for the period fixed by the Board of Directors, except that no Incentive Stock Option shall be exercisable after the expiration of 10 years from the date it is granted and no Non-Statutory Stock Option shall be exercisable after the expiration of 10 years plus seven days from the date it is granted.

(e) Nonassignability. Except as otherwise provided by the Board of Directors, each option granted under the Plan by its terms shall be nonassignable and nontransferable by the optionee except by will or by the laws of descent and distribution of the state or country of the optionee’s domicile at the time of death, and each option by its terms shall be exercisable during the optionee’s lifetime only by the optionee.

(f) Option Agreements. The Board of Directors shall determine the employees to whom options shall be granted and the number of shares, option price, the period of each option, the time or times at which options may be exercised, and any other term of the grant, all of which shall be set forth in an option agreement between the Company and the optionee.

(g) Effect on Shares Available. Upon the exercise of an option, the number of shares available for issuance under the Plan shall be reduced by the number of shares for which the option was exercised, without any adjustment for shares surrendered in payment of the option price or surrendered or withheld to satisfy tax withholding requirements.

(h) No Repricing. Except for actions approved by the shareholders of the Company or adjustments made pursuant to Section 9, the option price for an outstanding option granted under the Plan may not be decreased after the date of grant nor may the Company grant a new option or pay any cash or other consideration (including another award under the Plan) in exchange for any outstanding option granted under the Plan at a time when the option price of the outstanding option exceeds the fair market value of the shares covered by the option.

~~8. Performance-based Awards. The Board of Directors may grant awards intended to qualify as qualified performance-based compensation under Section 162(m) of the IRC and the regulations thereunder (“Performance-based Awards”). Performance-based Awards shall be denominated at the time of grant either in Common Stock (“Stock Performance Awards”) or in dollar amounts (“Dollar Performance Awards”). Payment under a Stock Performance Award or a Dollar Performance Award shall be made, at the discretion of the Board of Directors, in Common Stock (“Performance Shares”), or in cash or in any combination thereof. Performance-based Awards shall be subject to the following terms and conditions:~~

~~(a) Award Period. The Board of Directors shall determine the period of time for which a Performance-based Award is made (the “Award Period”).~~

~~(b) Performance Goals and Payment. The Board of Directors shall establish in writing objectives (“Performance Goals”) that must be met by the Company or any subsidiary, division or other unit of the Company (“Business Unit”) during the Award Period as a condition to payment being made under the Performance-based Award. The Performance Goals for each award shall be one or more targeted levels of performance with respect to one or more of the following objective measures with respect to the Company or any Business Unit: earnings, earnings per share, stock price increase, total shareholder return (stock price increase plus dividends), return on equity, return on assets, return on capital, economic value added, revenues, operating income, inventories, inventory turns, cash flows or any of the foregoing before the effect of acquisitions, divestitures, accounting changes, and restructuring and special charges (determined according to criteria established by the Board of Directors). The Board of Directors shall also establish the number of Performance Shares or the amount of cash payment to be made under a Performance-based Award if the Performance Goals are met or exceeded, including the fixing of a maximum payment (subject to Section 8(d)). The Board of Directors may establish other restrictions to payment under a Performance-based Award, such as a continued employment requirement, in addition to satisfaction of the Performance Goals. Some or all of the Performance Shares may be delivered to the participant at the time of the award as restricted shares subject to forfeiture in whole or in part if Performance Goals or, if applicable, other restrictions are not satisfied.~~

~~(c) Computation of Payment. During or after an Award Period, the performance of the Company or Business Unit, as applicable, during the period shall be measured against the Performance Goals. If the Performance Goals are not met, no payment shall be made under a Performance-based Award. If the Performance Goals are met or exceeded, the Board of Directors shall certify that fact in writing and certify the number of Performance Shares earned or the amount of cash payment to be made under the terms of the Performance-based Award.~~

~~(d) Maximum Awards. No participant may receive in any fiscal year Stock Performance Awards under which the aggregate amount payable under the Awards exceeds the equivalent of 50,000 shares of Common Stock or Dollar Performance Awards under which the aggregate amount payable under the Awards exceeds $1,000,000.~~

~~(e) Tax Withholding. Each participant who has received Performance Shares shall, upon notification of the amount due, pay to the Company in cash or by check amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If the participant fails to pay the amount demanded, the Company or the Employer may withhold that amount from other amounts payable to the participant, including salary, subject to applicable law. With the consent of the Board of Directors, a participant~~

~~may satisfy this obligation, in whole or in part, by instructing the Company to withhold from any shares to be received or by delivering to the Company other shares of Common Stock; provided, however, that the number of shares so delivered or withheld shall not exceed the minimum amount necessary to satisfy the required tax withholding obligation.~~

~~(f) Effect on Shares Available. The payment of a Performance-based Award in cash shall not reduce the number of shares of Common Stock reserved for award under the Plan. The number of shares of Common Stock reserved for award under the Plan shall be reduced by the number of shares delivered to the participant upon payment of an award, less the number of shares delivered or withheld to satisfy tax withholding obligations; provided, however, that effective for shares delivered on and after January 1, 2017, the adjustment for shares withheld or delivered to satisfy tax withholding obligations shall no longer apply.~~

8. [RESERVED].

9. Changes in Capital Structure. If the outstanding Common Stock of the Company is hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any stock split, combination of shares or dividend payable in shares, recapitalization or reclassification, appropriate adjustment shall be made by the Board of Directors in the number and kind of shares available for grants under the Plan. In addition, the Board of Directors shall make appropriate adjustment in the number and kind of shares subject to outstanding awards, and in the exercise price of outstanding options, so that the recipient’s proportionate interest before and after the occurrence of the event is maintained. Notwithstanding the foregoing, the Board of Directors shall have no obligation to effect any adjustment that would or might result in the award of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Board of Directors. Any such adjustments made by the Board of Directors shall be conclusive.

10. Change of Employer Within Company Group. Unless expressly provided to the contrary in any award agreement, a recipient’s change of employer from the Company to a direct or indirect subsidiary of the Company, from a direct or indirect subsidiary of the Company to the Company, or from one direct or indirect subsidiary of the Company to another direct or indirect subsidiary of the Company will not be deemed to be a termination of service or employment under the applicable award agreement.

11. Amendment of Plan. The Board of Directors may at any time, and from time to time, modify or amend the Plan in such respects as it shall deem advisable because of changes in the law while the Plan is in effect or for any other reason. Except as provided in Section 9, however, no change in an award already granted shall be made without the written consent of the holder of such award.

12. Approvals. The obligations of the Company under the Plan are subject to the approval of state and federal authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to take steps required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange on which the Company’s shares may then be listed, in connection with the grants under the Plan. The foregoing notwithstanding, the Company shall not be obligated to issue or deliver Common Stock under the Plan if such issuance or delivery would violate applicable state or federal securities laws.

13. Employment and Service Rights. Nothing in the Plan or any award pursuant to the Plan shall (i) confer upon any employee any right to be continued in the employment of the Company or any subsidiary or interfere in any way with the right of the Company or any subsidiary by whom such employee is employed to terminate such employee’s employment at any time, for any reason, with or without cause, or to decrease such employee’s compensation or benefits, or (ii) confer upon any person engaged by the Company any right to be retained or employed by the Company or to the continuation, extension, renewal, or modification of any compensation, contract, or arrangement with or by the Company.

14. Rights as a Shareholder. The recipient of any award under the Plan shall have no rights as a shareholder with respect to any Common Stock until the date the recipient becomes the holder of record of those shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date occurs prior to the date the recipient becomes the holder of record.

C/O EQUINITI TRUST COMPANY, LLC
55 CHALLENGER ROAD, FLOOR 2 RIDGEFIELD PARK, NJ 07660
SCAN TO VIEW MATERIALS & VOTE
~How to Vote~
Please Choose One of the Following Voting Methods
VOTE BY INTERNET
Before the Meeting - Go to www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on May 21, 2025 or, for participants in the NW Natural 401(k) Plan, up until 11:59 p.m. Eastern Daylight Time on May 19, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting - Go to www.virtualshareholdermeeting.com/NWN2025
You may attend the 2025 Annual Meeting of Shareholders via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on May 21, 2025 or, for participants in the NW Natural 401(k) Plan, up until 11:59 p.m. Eastern Daylight Time on May 19, 2025. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Northwest Natural Holding Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V67891-P26593
KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
DETACH AND RETURN THIS PORTION ONLY
NORTHWEST NATURAL HOLDING COMPANY
The Board of Directors recommends you vote FOR ALL the following: Proposal 1.
For All Withhold All For All Except
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1. The election of four Class II directors for terms of three years and one Class I director for a term of two years.
Class II Nominees:
01) Sandra McDonough
02) Jane L. Peverett
03) Charles A. Wilhoite
04) Mary E. Ludford
Class I Nominee:
05) Justin B. Palfreyman
The Board of Directors recommends you vote FOR proposals 2, 3 and 4.
Proposal 2. For Against Abstain
2. Reapproval and amendment of the Long Term Incentive Plan.
Proposal 3. For Against Abstain
3. Advisory vote to approve Named Executive Officer Compensation.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
Proposal 4. For Against Abstain
4. The ratification of the appointment of PricewaterhouseCoopers LLP as Northwest Natural Holding Company’s independent registered public accountants for the fiscal year 2025.
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
This proxy when properly executed will be voted in the manner directed herein by the shareholder whose signature appears below. If no direction is made, the proxy will be voted FOR Proposals 1, 2, 3 and 4.
Signature [PLEASE SIGN WITHIN BOX] Date
Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com.
V67892-P26593
REVOCABLE PROXY
NORTHWEST NATURAL HOLDING COMPANY Proxy for 2025 Annual Meeting of Shareholders May 22, 2025 2:00 p.m. Pacific Daylight Time This proxy is solicited on behalf of the Board of Directors
The undersigned hereby appoints Megan H. Berge, Raymond J. Kaszuba III, and MardiLyn Saathoff, and each or any of them, the proxy or proxies, with power of substitution and with authorization to vote all of the common shares of the undersigned at the Annual Meeting of Shareholders of Northwest Natural Holding Company to be held virtually on Thursday, May 22, 2025 at www.virtualshareholdermeeting.com/NWN2025, and at all adjournments thereof: (i) as designated on the reverse side of this card; and (ii) at their discretion, upon any and all other matters, which properly may be brought before such meeting or any adjournment thereof.
If shares of the Company’s common stock are held for the account of the undersigned under the Northwest Natural Holding Company Dividend Reinvestment and Direct Stock Purchase Plan or Northwest Natural Gas Company Retirement K Savings Plan, then the undersigned hereby directs the respective fiduciary or trustee of each applicable plan to vote all shares of Northwest Natural Holding Company common stock in the undersigned’s name and/or account under such plan, in accordance with the instructions given herein, at the 2025 Annual Meeting and at any adjournments or postponements thereof, on all matters properly brought before such meeting or any adjournment thereof, including, but not limited to, the matters set forth on the reverse side.
Continued and to be signed on reverse side